FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-03

Dated November 25, 2024	BMO 2024-5C8
Structural and Collateral Term Sheet
BMO 2024-5C8 Mortgage Trust
$991,839,388 (Approximate Mortgage Pool Balance)

$[] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2024-5C8

Bank of Montreal

Goldman Sachs Mortgage Company

German American Capital Corporation

Starwood Mortgage Capital LLC

Citi Real Estate Funding Inc.

UBS AG

Societe Generale Financial Corporation

Greystone Commercial Mortgage Capital LLC

Barclays Capital Real Estate Inc.

Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Citigroup	Société Générale	Barclays	UBS Securities LLC	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities		Bancroft Capital, LLC		Drexel Hamilton	Natixis
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated November 25, 2024	BMO 2024-5C8

This material is for your information, and none of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SG Americas Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C8 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated November 25, 2024	BMO 2024-5C8

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2024-5C8
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
BMO	6	8	$128,200,000	12.9%	$250,749,780	25.3%
GSMC	3	27	$136,300,000	13.7%	$195,260,651	19.7%
GACC	4	4	$70,500,000	7.1%	$172,846,957	17.4%
SMC	5	6	$74,400,000	7.5%	$118,150,000	11.9%
CREFI	5	7	$95,490,000	9.6%	$95,490,000	9.6%
UBS AG	5	5	$54,200,000	5.5%	$54,200,000	5.5%
SGFC	3	3	$49,200,000	5.0%	$49,200,000	5.0%
GCMC	-	-	-	-	$23,584,000	2.4%
Barclays	-	-	-	-	$23,583,000	2.4%
Natixis	1	2	$8,775,000	0.9%	$8,775,000	0.9%
BMO, GACC, GSMC	2	2	$131,000,000	13.2%	-	-
BMO, GCMC, Barclays	1	1	$70,750,000	7.1%	-	-
SMC, BMO	2	3	$70,000,000	7.1%	-	-
GACC, GSMC	1	6	$64,000,000	6.5%	-	-
GSMC, BMO	1	23	$26,389,388	2.7%	-	-
GACC, BMO	1	1	$12,635,000	1.3%	-	-
Total:	40	98	$991,839,388	100.0%	$991,839,388	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$991,839,388
Number of Mortgage Loans:	40
Number of Mortgaged Properties:	98
Average Cut-off Date Balance per Mortgage Loan:	$24,795,985
Weighted Average Current Mortgage Rate:	6.58110%
10 Largest Mortgage Loans as % of IPB:	54.6%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR:	1.68x
Weighted Average UW NOI Debt Yield:	11.6%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	58.1%
Weighted Average Maturity Date/ARD LTV:	58.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	8.0%
% of Mortgage Loans with Single Tenants(1):	15.6%
% of Mortgage Loans secured by Multiple Properties:	25.5%

Amortization
Weighted Average Original Amortization Term:	360 months
Weighted Average Remaining Amortization Term:	360 months
% of Mortgage Loans with Interest-Only:	97.0%
% of Mortgage Loans with Amortizing Balloon:	3.0%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	52.5%
% of Mortgage Loans with Springing Lockboxes:	25.4%
% of Mortgage Loans with Soft Lockboxes:	18.2%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	3.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	70.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	36.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	82.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	57.3%

(1)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial, mixed use and multifamily (with commercial tenants) properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2024-5C8
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	Queens Center	Elmhurst, NY	BMO, GACC, GSMC	1	$71,000,000	7.2%	412,033	Retail	1.84x	10.2%	49.5%	49.5%
2	310 Grand Concourse	Bronx, NY	BMO, GCMC, Barclays	1	$70,750,000	7.1%	150	Multifamily	1.26x	8.0%	69.4%	69.4%
3	ICONIQ Multifamily Portfolio	Various, Various	GACC, GSMC	6	$64,000,000	6.5%	1,790	Multifamily	2.43x	14.6%	36.1%	36.1%
4	Black Spruce - Briarwood and Prospect	Various, NY	GSMC	2	$64,000,000	6.5%	488	Multifamily	1.20x	8.1%	70.0%	70.0%
5	Colony Square	Atlanta, GA	BMO, GACC, GSMC	1	$60,000,000	6.0%	1,085,612	Mixed Use	1.51x	11.8%	50.4%	50.4%
6	Quest Diagnostics - Chantilly	Chantilly, VA	GSMC	1	$57,300,000	5.8%	248,186	Mixed Use	1.77x	10.2%	70.7%	70.7%
7	Woodland Mall	Kentwood, MI	SMC, BMO	1	$50,000,000	5.0%	563,041	Retail	1.93x	15.0%	53.0%	53.0%
8	The Outlet Collection Seattle	Auburn, WA	CREFI	1	$35,970,000	3.6%	913,033	Retail	2.40x	19.5%	50.3%	50.3%
9	222 Delaware Avenue	Wilmington, DE	BMO	1	$35,500,000	3.6%	294,417	Office	1.75x	14.2%	64.8%	64.8%
10	The Wymore 360	Altamonte Springs, FL	GACC	1	$33,000,000	3.3%	200	Multifamily	1.36x	9.6%	71.0%	71.0%

	Top 3 Total/Weighted Average			8	$205,750,000	20.7%			1.82x	10.8%	52.2%	52.2%
	Top 5 Total/Weighted Average			11	$329,750,000	33.2%			1.65x	10.5%	55.3%	55.3%
	Top 10 Total/Weighted Average			16	$541,520,000	54.6%			1.72x	11.6%	58.0%	58.0%
	Non-Top 10 Total/Weighted Average			82	$450,319,388	45.4%			1.62x	11.6%	58.3%	58.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2024-5C8
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Queens Center	BMO, GACC, GSMC	$71,000,000	$454,000,000	Future Securitization(1)	Midland(1)	LNR(1)	WFCM 2024-5C2 BANK5 2024-5YR11 BANK5 2024-5YR12 Future Securitization(s)	$30,000,000 $75,000,000 $85,000,000 $264,000,000
3	ICONIQ Multifamily Portfolio	GACC, GSMC	$64,000,000	$236,000,000	ICNQ 2024-MF	Wells Fargo	KeyBank	ICNQ 2024-MF WCFM 2024-5C2 Future Securitization(s)	$170,000,000 $26,000,000 $40,000,000
4	Black Spruce - Briarwood and Prospect	GSMC	$64,000,000	$27,230,000	BMO 2024-5C8	Wells Fargo	Greystone	Future Securitization(s)	$27,230,000
5	Colony Square	BMO, GACC, GSMC	$60,000,000	$200,000,000	BMO 2024-5C8	Wells Fargo	Greystone	BMO 2024-5C7 Benchmark 2024-V11 Future Securitization(s)	$60,000,000 $70,000,000 $70,000,000
7	Woodland Mall	SMC, BMO	$50,000,000	$30,000,000	BMO 2024-5C8	Wells Fargo	Greystone	Future Securitization(s)	$30,000,000
8	The Outlet Collection Seattle	CREFI	$35,970,000	$17,297,500	BMO 2024-5C8	Wells Fargo	Greystone	Future Securitization(s)	$17,297,500
11	Newport on the Levee	BMO	$30,000,000	$12,000,000	BMO 2024-5C8	Wells Fargo	Greystone	Future Securitization(s)	$12,000,000
14	Tank Holding Portfolio	GSMC, BMO	$26,389,388	$60,000,000	BMO 2024-5C7	Midland	Greystone	BMO 2024-5C7	$60,000,000
16	Signum at 375 Dean	BMO	$24,000,000	$60,000,000	BMO 2024-5C7	Midland	Greystone	BMO 2024-5C7	$60,000,000
18	Riverwalk West	SMC, BMO	$20,000,000	$60,000,000	Future Securitization(2)	Midland(2)	LNR(2)	Future Securitization(s)	$60,000,000
23	Atrium Hotel Portfolio 24 Pack	GSMC	$15,000,000	$449,800,000	AHPT 2024-ATRM	Wells Fargo	CWC Capital Asset Management LLC	AHPT 2024-ATRM Benchmark 2024-V11 WFCM 2024-5C2 BANK5 2024-5YR11	$835,000,000 $50,000,000 $35,000,000 $50,000,000
28	125 Summer	GACC, BMO	$12,635,000	$90,000,000	BMO 2024-5C7	Midland	Greystone	BMO 2024-5C7 Future Securitization(s)	$60,000,000 $30,000,000
30	GRM South Brunswick	SMC	$12,000,000	$60,000,000	BMO 2024-5C7	Midland	Greystone	BMO 2024-5C7	$60,000,000
33	Linx	SGFC	$10,000,000	$84,000,000	BMO 2024-5C6	Midland	LNR	BMO 2024-5C6 BMO 2024-5C7 Future Securitization(s)	$53,000,000 $6,000,000 $25,000,000
36	Northbridge Centre	BMO	$5,000,000	$91,000,000	BMO 2024-5C6	Midland	LNR	BMO 2024-5C6 BMO 2024-5C7 BBCMS 2024-5C29	$53,000,000 $8,000,000 $30,000,000
(1)	In the case of Loan No. 1, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement of the securitization of the related controlling pari-passu companion loan, which securitization transaction is expected to close on or prior to the closing date for this securitization transaction, at which time the related servicing agreement will be the Controlling Pooling/Trust & Servicing Agreement.
(2)	In the case of Loan No. 18, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for a securitization transaction expected to close on or prior to the closing date for this securitization transaction, at which time the related servicing agreement will be the Controlling Pooling/Trust & Servicing Agreement. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2024-5C8
Collateral Characteristics
Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	High Rise	6	$172,096,667	17.4%	1.63x	10.1%	55.2%	55.2%
	Mid Rise	14	137,408,333	13.9	1.37x	9.2%	65.0%	65.0%
	Garden	7	100,636,379	10.1	1.36x	9.7%	66.8%	66.8%
	Townhome	1	10,063,621	1.0	1.41x	10.5%	60.5%	60.5%
	Low Rise	1	2,570,000	0.3	1.36x	10.2%	64.0%	64.0%
	Subtotal / Weighted Average:	29	$422,775,000	42.6%	1.48x	9.7%	61.3%	61.3%
Retail	Super Regional Mall	2	$121,000,000	12.2%	1.88x	12.2%	50.9%	50.9%
	Anchored	3	44,000,000	4.4	1.59x	12.4%	56.1%	56.1%
	Outlet Center	1	35,970,000	3.6	2.40x	19.5%	50.3%	50.3%
	Single Tenant	1	3,750,000	0.4	1.34x	9.6%	60.2%	60.2%
	Subtotal / Weighted Average:	7	$204,720,000	20.6%	1.90x	13.5%	52.1%	52.1%
Mixed Use	Office/Retail	2	$73,550,000	7.4%	1.51x	11.7%	52.5%	52.5%
	Lab/Office	2	67,300,000	6.8	1.86x	10.8%	65.9%	65.9%
	Retail/Office	1	30,000,000	3.0	1.68x	16.6%	39.9%	38.3%
	Multifamily/Retail	1	11,320,000	1.1	1.73x	12.1%	65.1%	65.1%
	Subtotal / Weighted Average:	6	$182,170,000	18.4%	1.68x	12.2%	56.1%	55.9%
Office	CBD	4	$82,135,000	8.3%	1.75x	13.1%	63.6%	63.6%
	Suburban/R&D	1	6,450,000	0.7	1.50x	11.1%	61.6%	61.6%
	Subtotal / Weighted Average:	5	$88,585,000	8.9%	1.73x	13.0%	63.4%	63.4%
Industrial	Warehouse Distribution/Light Manufacturing	23	$26,389,388	2.7%	2.25x	11.8%	65.0%	65.0%
	Flex/R&D	1	26,000,000	2.6	1.27x	10.5%	56.8%	56.8%
	Warehouse	1	12,000,000	1.2	1.37x	10.0%	57.1%	57.1%
	Subtotal / Weighted Average:	25	$64,389,388	6.5%	1.69x	10.9%	60.2%	60.2%
Hospitality	Full Service	18	$13,337,315	1.3%	4.17x	26.7%	32.1%	32.1%
	Extended Stay	1	10,500,000	1.1	1.60x	14.7%	55.6%	55.6%
	Limited Service/Extended Stay	3	865,477	0.1	4.17x	26.7%	32.1%	32.1%
	Select Service	3	797,208	0.1	4.17x	26.7%	32.1%	32.1%
	Subtotal / Weighted Average:	25	$25,500,000	2.6%	3.11x	21.8%	41.8%	41.8%
Self Storage	Self Storage	1	$3,700,000	0.4%	1.30x	9.2%	68.1%	68.1%
Total / Weighted Average:		98	$991,839,388	100.0%	1.68x	11.6%	58.1%	58.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, BMO, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$71,000,000	Title(5):	Fee/Leasehold
Cut-off Date Principal Balance(1):	$71,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	7.2%	Net Rentable Area (SF)(6):	412,033
Loan Purpose:	Refinance	Location:	Elmhurst, NY
Borrower:	Queens Center SPE LLC and Queens Center Pledgor LLC	Year Built / Renovated:	1973 / 2004
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	95.4%
Interest Rate(2):	5.37000%	Occupancy Date:	10/7/2024
Note Date:	10/28/2024	4th Most Recent NOI (As of):	$51,866,594 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$55,476,544 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$52,482,275 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$49,730,304 (9/30/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$100,774,128
Call Protection(2):	L(25),DorYM1(28),O(7)	UW Expenses:	$47,153,562
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$53,620,566
Additional Debt(1):	Yes	UW NCF:	$52,532,319
Additional Debt Balance(1):	$454,000,000	Appraised Value / Per SF(1):	$1,060,000,000 / $2,573
Additional Debt Type(1)(3):	Pari Passu	Appraisal Date:	9/19/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$1,274
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1.274
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.5%
Replacement Reserves:	$0	Springing	$206,017	Maturity Date LTV:	49.5%
TI / LC Reserve:	$0	Springing	$641,476	UW NCF DSCR:	1.84x
Other Reserve(7):	$12,211,534	N/A	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$525,000,000	85.2%	Loan Payoff:	$601,802,949	97.7%
Sponsor Equity:	91,238,851	14.8	Reserves	12,211,534	2.0
			Closing Costs:	2,224,368	0.4
Total Sources:	$616,238,851	100.0%	Total Uses:	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 30 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The financial information presented in the chart above is based on the Queens Center Whole Loan (as defined below).
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance of the Queens Center Whole Loan in full is permitted at any time after the earlier to occur of (i) November 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the ”Lockout Release Date”). In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Queens Center Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to May 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Queens Center Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 25 payments is based on the anticipated closing date of the BMO 2024-5C8 securitization closing date in December 2024. The actual lockout period may be longer.
(3)	See "The Loan" below for further discussion of additional mortgage debt.
(4)	Please see “Escrows and Reserves” below for further discussion of reserve information.
(5)	See “Ground Lease” below for further discussion of reserve requirements.
(6)	Net Rentable Area (SF) is exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.
(7)	Other Reserve is comprised of $11,562,092 for outstanding tenant improvements and leasing commissions and $649,442 for gap rent.

The Loan. The largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 30 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interests in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling notes A-1-4-1, A-1-5, A-2-2-2, A-2-3, A-4-1-2 and A-4-2 with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

outstanding principal balance as of the Cut-off Date of $71,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. GACC is selling Notes A-1-4-1 and A-1-5 with an outstanding principal balance as of the Cut-off Date of $31,000,000. BMO is selling Notes A-4-1-2 and A-4-2 with an outstanding principal balance as of the Cut-off Date of $20,000,000. GS is selling Notes A-2-2-2 and A-2-3 with an outstanding principal balance as of the Cut-off Date of $20,000,000. The Queens Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for a future securitization trust. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Queens Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	Future Securitization(1)	Yes
A-1-2(1)	$25,000,000	$25,000,000	DBRI	No
A-1-3(1)	$25,000,000	$25,000,000	DBRI	No
A-1-4-1	$16,000,000	$16,000,000	BMO 2024-5C8	No
A-1-4-2	$4,000,000	$4,000,000	DBRI	No
A-1-5	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-1-6(1)	$15,000,000	$15,000,000	DBRI	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2-1(1)	$10,000,000	$10,000,000	GS	No
A-2-2-2	$5,000,000	$5,000,000	BMO 2024-5C8	No
A-2-3	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4(1)	$15,000,000	$15,000,000	JPMCB	No
A-3-5(1)	$7,000,000	$7,000,000	JPMCB	No
A-4-1-1	$10,000,000	$10,000,000	Future Securitization(1)	No
A-4-1-2	$5,000,000	$5,000,000	BMO 2024-5C8	No
A-4-2	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6	$25,000,000	$25,000,000	Future Securitization(1)	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2(1)	$20,000,000	$20,000,000	MSBNA	No
A-5-3(1)	$15,000,000	$15,000,000	MSBNA	No
A-5-4(1)	$8,000,000	$8,000,000	MSBNA	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions. In the case of the notes where the holder is indicated as “Future Securitization”, the related note(s) are expected to be included in a securitization transaction that has not been announced but is expected to close on or prior to the closing date for this securitization transaction.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 square foot (412,033 collateral square feet) super regional mall located in Elmhurst, New York situated on an 11.21-acre parcel with 8.41 acres of owned acreage and 1,903 parking spaces or 4.6 parking spaces per 1,000 square feet. Of the 968,757 total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people as of 2022. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging nearly 99% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a mix of 120 national and regional tenants. Since 2022, the borrower sponsor has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

been able to re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 square feet), ZARA (36,463 square feet) and H&M (19,694 square feet).

The Queens Center Mall was originally acquired by the borrower sponsor in 1995. In 2004, the borrower sponsor invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line square feet and JCPenney’s development of an approximately 204,000 square foot box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 square foot store, which combined 10 in-line units across two floors. Furthermore, the borrower sponsor has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024 the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants. The four largest tenants by underwritten base rent at Queens Center Property are Primark, American Eagle Outfitters, ZARA and H&M.

Primark (54,832 square feet; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is not yet in occupancy and is expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

American Eagle Outfitters (10,268 square feet; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle Outfitters focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease at the Queens Center Property expires in September 2032 and has no extension or termination options.

ZARA (36,463 square feet; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, with one, five-year extension option remaining and contains a termination option in the event that ZARA gives notice 270 days prior to either (i) December 31, 2028 or (ii) May 31, 2031 with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of 2028 the fifth lease year or the last day of the 90th full calendar month, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide, H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and contains options to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

The following information presents certain information relating to the historical and current occupancy of the Queens Center Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
97.6%	98.7%	98.9%	95.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of October 7, 2024.

The following table presents certain information relating to the sales history for the Queens Center Property:

Comparable Sales History(1)
	2019	2021	2022	2023	TTM July 2024
Comparable Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Comparable Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Comparable Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Comparable Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. 2020 numbers are excluded due to the COVID-19 pandemic.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

The following table presents certain information relating to the major tenants at the Queens Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Major Tenants
Primark(3)	NR/NR/NR	54,832	13.3%	$54.12	$2,967,306	5.6%	1/31/2035
American Eagle Outfitters	NR/NR/NR	10,268	2.5	$172.69	1,773,181	3.4	9/30/2032
ZARA(4)	NR/NR/NR	36,463	8.8	$46.62	1,700,000	3.2	11/30/2033
H&M(5)	NR/NR/NR	19,694	4.8	$75.00	1,477,050	2.8	1/31/2035
Subtotal/Wtd. Avg.		121,257	29.4%	$65.30	$7,917,537	15.0%
Select In-Line < 10,000 SF
Finish Line	NR/NR/NR	8,625	2.1	$193.61	$1,669,923	3.2	8/31/2025
Apple Store	Aaa/AA+/NR	8,706	2.1%	$178.96	1,558,044	3.0%	7/31/2025
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$165.55	1,285,796	2.4%	1/31/2033
Adidas(6)	NR/NR/NR	8,183	2.0	$135.00	1,104,705(7)	2.1	1/31/2029
Hollister Co.	NR/NR/NR	8,028	1.9	$109.50	879,028	1.7	1/31/2027
The Cheesecake Factory	NR/NR/NR	8,077	2.0	$105.00	848,085	1.6	1/31/2037
Subtotal/Wtd. Average		49,386	12.0%	148.74	$7,345,580	13.9%
Other Tenants		222,284	53.9	$168.84	37,530,596	71.1
Occupied Collateral Total		392,927	95.4%	$134.36	$52,793,713	100.0%
Vacant Space(8)		19,106	4.6%
Collateral Total		412,033	100.0%

(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to either (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	If Adidas' gross sales for calendar year 2024 (the "Test Period") do not exceed $7,000,000, any time during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days' prior written notice and the payment of termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant's share of variable costs as set forth in the lease and in effect on the date of tenant's notice to terminate its lease. Adidas' sales for the TTM July 2024 period were $5,438,309.
(7)	During the period commencing January 2024 and continuing through December 2024 (“Rent Reduction Period”), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(8)	Vacant Space includes 8,351 square feet currently occupied by tenants known to be vacacting that is underwritten as vacant. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,106	4.6%	NAP	NAP	19,106	4.6%	NAP	NA	P
2024 & MTM	10	21,754	5.3	$4,334,114	8.2%	40,860	9.9%	$4,334,114	8.2%
2025	28	77,642	18.8	9,690,548	18.4	118,502	28.8%	$14,024,662	26.6%
2026	17	37,142	9.0	7,896,124	15.0	155,644	37.8%	$21,920,786	41.5%
2027	13	25,249	6.1	3,456,921	6.5	180,893	43.9%	$25,377,707	48.1%
2028	11	19,816	4.8	3,090,862	5.9	200,709	48.7%	$28,468,570	53.9%
2029	16	32,294	7.8	6,424,947	12.2	233,003	56.5%	$34,893,516	66.1%
2030	5	8,572	2.1	1,167,451	2.2	241,575	58.6%	$36,060,968	68.3%
2031	1	389	0.1	175,873	0.3	241,964	58.7%	$36,236,841	68.6%
2032	2	11,788	2.9	1,966,221	3.7	253,752	61.6%	$38,203,062	72.4%
2033	8	52,114	12.6	3,599,219	6.8	305,866	74.2%	$41,802,281	79.2%
2034	10	12,981	3.2	3,290,888	6.2	318,847	77.4%	$45,093,170	85.4%
2035 & Beyond	8	93,186	22.6	7,700,543	14.6	412,033	100.0%	$52,793,713	100.0%
Total	129	412,033	100.0%	$52,793,713	100.0%
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	Net Rentable Area Expiring, % of NRA Expiring and Cumulative % of NRA Expiring are exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Queens Center Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.13	50.2%
Rent Steps	0	0	0	0	0	0	1,247,807	3.03	1.2
Vacant Income	0	0	0	0	0	0	4,370,011	10.61	4.2
Gross Potential Income	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$141.76	55.6%
Reimbursements	30,790,847	29,765,742	27,453,264	29,305,910	29,580,066	30,900,451	31,470,373	76.38	29.9
Percentage Rent	87,927	284,409	1,504,768	1,176,649	211,061	4,663	0	0.00	0.0
Other Income(4)	18,077,641	9,515,462	14,790,599	20,746,611	16,405,772	15,580,030	15,262,235	37.04	14.5
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.18	100.0%
(Vacancy/Bad Debt)(5)	(482,316)	(7,429,704)	3,086,693	(396,362)	285,757	(1,035,603)	(4,370,011)	(10.61)	(4.2)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$244.58	95.8%
Real Estate Taxes	28,285,488	29,999,255	29,577,588	27,309,540	26,831,221	26,587,630	26,925,545	65.35	26.7
Insurance	254,934	356,236	424,981	453,227	419,257	486,435	531,957	1.29	0.5
Management Fee	1,106,734	952,496	923,502	1,003,129	876,335	860,247	1,000,000	2.43	1.0
Ground Rent Expense	441,719	441,719	461,478	471,358	471,358	502,544	608,041	1.48	0.6
Other Operating Expenses	17,087,387	11,923,051	16,497,949	18,037,954	18,220,668	18,803,076	18,088,019	43.90	17.9
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.44	46.8%
Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.14	53.2%
Capital Expenditures	0	0	0	0	0	0	119,490	0.29	0.1
TI/LC	0	0	0	0	0	0	968,757	2.35	1.0
Net Cash Flow(6)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.50	52.1%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll as of October 7, 2024.
(4)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(5)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for Underwritten. Positive periods reflect recovery of bad debt.
(6)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.

Appraisal. According to the appraisal, the Queens Center Property had an “as-is” appraised value of $1,060,000,000 as of September 19, 2024. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$1,060,000,000	5.25%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. In 2023, the average household income in a one-, three- and five-mile radius was $86,791, $92,204 and $98,765, respectively. In 2023, the population within the same radii was 191,469, 907,210, and 2,357,847, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with TTM July 2024 sales of approximately $130 million. According to the appraisal, the Queens retail market, as of the second quarter of 2024, had a total inventory is approximately 5.7 million square feet with an 11.3% vacancy rate.

As the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has four power centers and four super-regional retail centers in its market; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 1999, 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall(3)	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdale’s, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

The Borrowers. The borrowers are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million square feet of real estate consisting primarily of interests in 41 retail centers.

Property Management. The Queens Center Property is currently managed by Macerich Property Management Company, LLC an affiliate of the Borrowers.

Escrows and Reserves. On the loan origination date, the Borrowers were required to make an upfront deposit of $11,562,092 into a reserve for outstanding tenant improvements and leasing commissions and $649,442 for gap rent.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. A blanket insurance policy was in place at closing.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Lockbox / Cash Management. The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager, as applicable, are required to direct the tenants to pay rent directly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as its operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio is less than 1.40x for two consecutive calendar quarters. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio is greater than or equal to 1.40x for two consecutive calendar quarters, or (y) Borrowers will have (1) after the Lockout Release Date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) the released Out Parcel constitutes a separate tax lot (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of the borrowers, (ii) the ability of the borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd street and 59th Street (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The current annual base rent is $595,510, which is required to be adjusted every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index. The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and then the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy’s parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 1 – Queens Center

40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Queens Center Property comprising the Shared Tax Lot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, GCMC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$70,750,000	Title:	Fee
Cut-off Date Principal Balance:	$70,750,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	7.1%	Net Rentable Area (Units)(1):	150
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	310 Grand Concourse LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Simon Kaufman and Yoel Kaufman	Occupancy(2):	96.7%
Interest Rate:	6.21000%	Occupancy Date:	11/18/2024
Note Date:	11/20/2024	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(3):	NAP
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAP
Original Term:	60 months	Most Recent NOI (As of):	$5,269,902 (T-3 10/31/2024 Ann.)
Original Amortization Term:	None	UW Economic Occupancy(4):	96.1%
Amortization Type:	Interest Only	UW Revenues:	$6,294,352
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$635,092
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$5,659,260
Additional Debt:	No	UW NCF:	$5,617,435
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$102,000,000 / $680,000
Additional Debt Type:	NAP	Appraisal Date:	9/19/2024

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$471,667
Taxes:	$0	$4,615	N/A	Maturity Date Loan / Unit:	$471,667
Insurance:	$91,812	$12,706	N/A	Cut-off Date LTV:	69.4%
Replacement Reserve:	$0	$3,125	$75,000	Maturity Date LTV:	69.4%
TI/LC:	$0	$360	$30,000	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$70,750,000	100.0%	Loan Payoff	$64,717,489	91.5%
			Closing Costs(6)	3,174,311	4.5
			Return of Equity	2,766,388	3.9
			Upfront Reserves	91,812	0.1
Total Sources	$70,750,000	100.0%	Total Uses	$70,750,000	100.0%
(1)	The 310 Grand Concourse Property (as defined below) also contains 4,325 square feet of commercial space.
(2)	Occupancy represents residential occupancy only and includes five units master-leased to an affiliate of the borrower sponsors. The commercial space at the 310 Grand Concourse Property is 100.0% leased.
(3)	Historical NOI is not available, as the 310 Grand Concourse Property was constructed in 2023.
(4)	UW Economic Occupancy is 96.1% for the residential portion of the 310 Grand Concourse Property and 95.0% for the commercial portion.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	Closing Costs include an origination fee / rate buydown of $2,296,100.

The Loan. The second largest mortgage loan (the “310 Grand Concourse Mortgage Loan”) is secured by the borrower’s fee interest in a 150-unit multifamily property located in the Bronx, New York (the “310 Grand Concourse Property”). The 310 Grand Concourse Mortgage Loan was originated by Greystone Select Company II on November 20, 2024, and Notes A-2 and A-3 were subsequently acquired by Bank of Montreal (“BMO”) and Barclays, respectively. The 310 Grand Concourse Mortgage Loan accrues interest at a rate of 6.21000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $70,750,000. The 310 Grand Concourse Mortgage Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the 310 Grand Concourse Mortgage Loan is December 6, 2029.

The Property. The 310 Grand Concourse Property is a 150-unit high-rise multifamily property built by the borrower sponsors in 2023 for a total cost of approximately $84.4 million. As of November 18, 2024, the residential portion of the 310 Grand Concourse Property was 96.7% leased, inclusive of five units master-leased to an affiliate of and guaranteed by the 310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse

Grand Concourse Guarantors (as defined below). The 310 Grand Concourse Property is located on Grand Concourse in the Mott Haven neighborhood of South Bronx, New York. The 310 Grand Concourse Property is located one block from the 138th Street/Grand Concourse subway station, with access to Manhattan via the 4 and 5 subway lines, and proximate to 2 and 6 subway lines and multiple bus routes.

The 310 Grand Concourse Property consists of a 14-story building featuring 150 residential units and 4,325 square feet of commercial space across two units. The 310 Grand Concourse Property also contains a 74-space parking garage that is leased to a third-party operator and shared with the adjacent 322 Grand Concourse building through an easement agreement. The residential units feature studio, 1-bedroom, and 2-bedroom layouts, and of the 150 total units, 45 (30.0% of total units) are designated for affordable housing, while the remaining 105 units (70.0%) are leased as market units. Construction on the 310 Grand Concourse Property was completed in 2023, and leasing began in June 2023.

The 310 Grand Concourse Property adjoins 322 Grand Concourse, which is currently owned by an affiliate of the borrower sponsors, with a shared lobby and amenities, subject to an easement agreement. Amenities include a roof deck, recreation room, yoga room, fitness center, lounge, business center, laundry room, photo studio, party room, bike storage, video game room, pet spa, golf room, outdoor courtyard, and screening room. Units contain stainless steel appliances, custom cabinetry, hardwood flooring and dishwashers, with select units having private balconies.

The commercial space at the 310 Grand Concourse Property is 100% leased to two tenants, which collectively account for 3.6% of underwritten gross potential rent. Commercial tenants include Advanced Bronx Dental PLLC, a dentist office, and Bronx Wine & Spirits Authority Inc., a liquor store.

The 310 Grand Concourse Property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and received bonus development rights through the Voluntary Inclusionary Housing Program (“VIH”). The 421-a tax abatement requires the 310 Grand Concourse Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. Further, the VIH requires that 24 of the affordable units are reserved for households earning up to 80% of area median income. The 421-a tax abatement phases out in 2057/2058. Of the affordable units, 23 are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the unit mix at the 310 Grand Concourse Property:

310 Grand Concourse Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio – Market	10	6.7%	569	$3,142	$5.52	$3,510	$6.17
1 Bed / 1 Bath – Market	37	24.7	553	$3,148	$5.69	$3,450	$6.24
2 Bed / 1 Bath – Market	47	31.3	794	$4,096	$5.16	$4,500	$5.67
2 Bed / 1.5 Bath – Market	11	7.3	898	$4,243	$4.72	$4,500	$5.01
Studio – Affordable	4	2.7	443	$1,608	$3.63	$1,608	$3.63
1 Bed / 1 Bath – Affordable	18	12.0	500	$2,414	$4.83	$2,414	$4.83
2 Bed / 1 Bath – Affordable	15	10.0	695	$2,977	$4.28	$2,955	$4.25
2 Bed / 1.5 Bath – Affordable	8	5.3	870	$2,078	$2.39	$2,078	$2.39
Collateral Total/Wtd. Avg.	150	100.0%	677	$3,315	$4.90	$3,564	$5.27
(1)	Based on the underwritten rent roll dated as of November 18, 2024.
(2)	Market rent per the appraisal for market rate units and based on the in-place rent for affordable units.

The Market. According to the appraisal, the 310 Grand Concourse Property is located in the South Bronx multifamily submarket. As of the second quarter of 2024, the South Bronx submarket had an inventory of 65,834 units, Class A monthly market rent of $3,392 per unit, and a vacancy rate of approximately 3.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse

The following table presents certain information relating to comparable multifamily rental properties to the 310 Grand Concourse Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
310 Grand Concourse(2) Bronx, NY	Studio – Market 1 Bed / 1 Bath – Market 2 Bed / 1 Bath – Market 2 Bed / 1.5 Bath – Market Studio – Affordable 1 Bed / 1 Bath – Affordable 2 Bed / 1 Bath – Affordable 2 Bed / 1.5 Bath – Affordable	569 553 794 898 443 500 695 870	$5.52 $5.69 $5.16 $4.72 $3.63 $4.83 $4.28 $2.39	$3,142 $3,148 $4,096 $4,243 $1,608 $2,414 $2,977 $2,078
445 Gerard Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	622 588 916	$4.82 $5.78 $4.28	$2,997 $3,398 $3,921
2413 Third Avenue Bronx, NY	Studio 2 Bedroom	670 812	$4.76 $5.32	$3,190 $4,320
2455 Third Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	407 531 850	$7.62 $6.59 $5.76	$3,100 $3,500 $4,900
40 Bruckner Boulevard Bronx, NY	Studio 1 Bedroom 2 Bedroom	432 578 893	$7.08 $5.40 $4.54	$3,060 $3,120 $4,050
225 East 138th Street Bronx, NY	1 Bedroom	651	$3.99	$2,600
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of November 18, 2024.

Environmental. According to the Phase I environmental site assessment dated October 31, 2024, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the 310 Grand Concourse Property.

Appraisal. According to the appraisal valuation dated as of September 19, 2024, the 310 Grand Concourse Property had an “as-is” appraised value of $102,000,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$102,000,000	5.50%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse

The following table presents certain information relating to the operating history and underwritten cash flows at the 310 Grand Concourse Property:

Operating History and Underwritten Net Cash Flow(1)
	T-3 Annualized 10/31/2024	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$6,219,144	$6,225,800	$41,505	100.0%
Net Rental Income	$6,219,144	$6,225,800	$41,505	100.0%
(Vacancy/Credit Loss)(4)	(720,177)	(244,199)	(1,628)	(3.9)
Other Income	309,943	312,751	2,085	5.0
Effective Gross Income	$5,808,910	$6,294,352	$41,962	101.1%
Total Expenses	$539,008	$635,091	$4,234	10.1%
Net Operating Income	$5,269,902	$5,659,260	$37,728	89.9%
Total TI/LC, Capex/RR	0	41,825	279	0.7
Net Cash Flow	$5,269,902	$5,617,435	$37,450	89.2%
(1)	Additional historical financials are not available as the 310 Grand Concourse Property was constructed in 2023.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll as of November 18, 2024 and includes both residential and commercial Gross Potential Rent.
(4)	Underwritten Vacancy is 3.9% for the residential component and 5.0% for the commercial component.

The Borrower. The borrower is 310 Grand Concourse LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 310 Grand Concourse Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Simon Kaufman and Yoel Kaufman, and the guarantors are Simon Kaufman, Yoel Kaufman, and Shmuel Wallerstein (collectively, the “310 Grand Concourse Guarantors”). Simon Kaufman and Yoel Kaufman are the founders of YS Realty NY Inc, YS Builders NY Inc and YNS Management Inc, real estate companies specializing in multifamily development, ownership and management in New York. The borrower sponsors have a combined portfolio of over 28 multifamily and mixed-use properties totaling over 600 units, primarily located in Brooklyn, New York.

Property Management. The 310 Grand Concourse Property is managed by Pointe Management NY LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $91,812 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $4,615.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $12,706.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,125 for replacement reserves ($250 per unit annually), subject to a cap of $75,000.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $360 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually), subject to a cap of $30,000.

Lockbox / Cash Management. The 310 Grand Concourse Mortgage Loan is structured with a springing lockbox and springing cash management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 2 – 310 Grand Concourse

Upon the occurrence and during the continuance of a 310 Grand Concourse Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to (i) deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox and (ii) cause all rents and revenue from non-residential tenants to be deposited directly into such lockbox. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 310 Grand Concourse Mortgage Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the 310 Grand Concourse Mortgage Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 310 Grand Concourse Mortgage Loan. To the extent that no 310 Grand Concourse Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “310 Grand Concourse Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 310 Grand Concourse Mortgage Loan documents or (ii) commencing on or after December 6, 2025, the date on which the debt service coverage ratio is less than 1.10x based on the net cash flow for the trailing 12 months (a “Low DSCR Trigger Event”).

A 310 Grand Concourse Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

In order to avoid the commencement of a 310 Grand Concourse Trigger Event Period caused solely by a Low DSCR Trigger Event, the borrower may elect to either (i) deposit cash in an amount that, if such amount had been received by the borrower during the applicable calendar quarter triggering such Low DSCR Trigger Event, would have been sufficient to increase the DSCR to an amount that equals or exceeds 1.15x or (ii) enter into a master lease for the requisite vacant space that shall provide for a monthly base rent in an amount equal to that which would have been sufficient to increase the DSCR to an amount that equals or exceeds 1.15x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

DENVER
LoDo
Downtown Denver
Highland
RiNo
Five Points
Uptown
Capitol Hill
Civic Center
Lincoln Park
CHICAGO
Chicago Loop
West Loop
South Loop
Greektown
River North
Near North Side
Fulton River District
New East Side
Lake Michigan
GRANT PARK
NASHVILLE
North Nashville
East Nashville
Downtown Nashville
Shelby Hills
Midtown
Berry Hill
Woodbine
DAVIDSON COUNTY
Cumberland River
AUSTIN
Tarrytown
West Campus
Mueller
MLK
Clarksville
East Central Austin
Downtown Austin
Zilker
East Cesar Chavez
Bouldin Creek
Riverside
South Congress
Montopolis
TRAVIS COUNTY
Colorado River
MIAMI
Liberty City
Morningside
Brownsville
Design District
Edgewater
Wynwood
Biscayne Bay
Overtown
Little Havana
Downtown Miami
Miami Beach
Dodge Island
Shenandoah
Brickell
MIAMI-DADE COUNTY
ICONIQ Multifamily Portfolio
1 Sentral Union Station Denver, CO
2 Sentral Michigan Avenue Chicago, IL
3 Sentral SoBro Nashville, TN
4 Sentral Wynwood Miami, FL
5 Sentral at Austin 1614 Austin, TX
6 Sentral at Austin 1630 Austin, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$64,000,000	Title:	Various
Cut-off Date Principal Balance(1):	$64,000,000	Property Type – Subtype:	Multifamily – Various
% of IPB:	6.5%	Net Rentable Area (Units):	1,790
Loan Purpose:	Refinance	Location:	Various, Various
Borrower:	Sixth South Partners, LP, IRP Bradley Apartments, LLC, IRP Essex Apartments, LLC, IRP Indie Apartments, LLC, IRP Candela Apartments, LLC and IRP Union Denver Apartments, LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	ICONIQ Residential Partners GP, LP	Occupancy(5):	92.2%
Interest Rate(2):	5.179710%	Occupancy Date:	9/10/2024
Note Date:	11/5/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$34,961,804 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$39,701,158 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$40,620,572 (8/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	87.4%
Amortization Type:	Interest Only	UW Revenues:	$81,279,144
Call Protection(3):	YM1(25),DorYM1(28),O(7)	UW Expenses:	$37,619,484
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$43,659,660
Additional Debt(1):	Yes	UW NCF:	$43,287,811
Additional Debt Balance(1):	$236,000,000 / $225,000,000	Appraised Value / Per Unit:	$831,600,000 / $464,581
Additional Debt Type(1):	Pari Passu / B Notes	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap		Senior Loan:	Total Debt:
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Unit:	$167,598	$293,296
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$167,598	$293,296
Replacement Reserves:	$0	$22,375	N/A	Cut-off Date LTV:	36.1%	63.1%
Ground Rent Reserve:	$0	Springing	N/A	Maturity Date LTV:	36.1%	63.1%
Hotel Tax Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.43x	1.34x
				UW NOI Debt Yield:	14.6%	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$300,000,000	57.1%	Loan Payoff	$488,485,100	93.0%
Subordinate Companion Loan(1):	225,000,000	42.9	Closing Costs(6)	31,399,780	6.0
			Principal Equity Distribution	5,115,120	1.0
Total Sources:	$525,000,000	100.0%	Total Uses:	$525,000,000	100.0%
(1)	The ICONIQ Multifamily Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by eight senior pari passu promissory notes and two junior promissory notes with an aggregate original principal balance of $525,000,000 (the “ICONIQ Multifamily Portfolio Whole Loan”). The Underwriting and Financial Information presented above is based on the aggregate principal balance of the senior promissory notes.
(2)	5.17971% represents the ICONIQ Multifamily Portfolio Mortgage Loan coupon. The coupon for the ICONIQ Multifamily Portfolio Whole Loan is 6.0715%.
(3)	Defeasance of the ICONIQ Multifamily Portfolio Whole Loan, in whole, but not in part, is permitted after the date that is earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 5, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of the BMO 2024-5C8 transaction in December 2024. The actual defeasance lockout period may be longer.
(4)	Please see “Escrows and Reserves” below for further description of reserve information.
(5)	Current Occupancy is based on live units.
(6)	Includes $10,500,000 related to a rate buydown

The Loan. The third largest mortgage loan (the “ICONIQ Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple or leasehold interests in six multifamily properties located across five states (each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

a “ICONIQ Multifamily Portfolio Property”, and collectively the “ICONIQ Multifamily Portfolio Properties” or the “ICONIQ Multifamily Portfolio”).

The ICONIQ Multifamily Portfolio Whole Loan is comprised of eight pari passu componentized senior notes with an aggregate principal balance of $300,000,000 (the “Senior Notes”) and two junior notes with an aggregate principal balance of $225,000,000 (the “Junior Notes”). Two Senior Notes with a principal balance of $170,000,000 and the two Junior Notes were contributed to the ICNQ 2024-MF securitization. The ICONIQ Multifamily Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-3-3 and Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $64,000,000. The ICONIQ Multifamily Portfolio Whole Loan was co-originated by German American Capital Corporation and Goldman Sachs Bank USA on November 5, 2024. The ICONIQ Multifamily Portfolio Whole Loan accrues interest at a weighted average fixed rate of 6.0715% per annum on an Actual/360 basis. The ICONIQ Multifamily Portfolio Whole Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the ICONIQ Multifamily Portfolio Whole Loan is November 6, 2029.

The relationship between the holders of the ICONIQ Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio AB Whole Loan” in the Preliminary Prospectus. The ICONIQ Multifamily Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ICNQ 2024-MF securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the ICONIQ Multifamily Portfolio Whole Loan .

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$119,000,000	$119,000,000	ICNQ 2024-MF	Yes
A-2	$45,500,000	$45,500,000	BMO 2024-5C8	No
A-3-1(1)	$20,000,000	$20,000,000	DBRI	No
A-3-2(1)	$20,000,000	$20,000,000	DBRI	No
A-3-3	$5,500,000	$5,500,000	BMO 2024-5C8	No
A-4	$51,000,000	$51,000,000	ICNQ 2024-MF	No
A-5	$26,000,000	$26,000,000	WFCM 2024-5C2	No
A-6	$13,000,000	$13,000,000	BMO 2024-5C8	No
Senior Loan	$300,000,000	$300,000,000
B-1	$157,500,000	$157,500,000	ICNQ 2024-MF	No
B-2	$67,500,000	$67,500,000	ICNQ 2024-MF	No
Subordinate Companion Loan	$225,000,000	$225,000,000
Whole Loan	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The ICONIQ Multifamily Portfolio consists of six Class A multifamily properties located in five different states, totaling 1,198 “Live Unfurnished” units, which are traditional multifamily units, 131 “Live Furnished” units and 461 “Stay” units, which are leased for shorter term stays. The ICONIQ Multifamily Portfolio Properties were constructed between 2018 and 2021. As of the September 2024 rent rolls, the Live units (furnished and unfurnished) were 92.2% occupied, with weighted average in-place rent of $2,647/month ($3.40 PSF). The ICONIQ Multifamily Portfolio offers a diverse unit mix with the Live units consisting of 318 Studio units (23.9% of Live units / 490 Avg. SF), 660 One-Bedroom units (49.7% of Live units / 717 Avg. SF), 341 Two-Bedroom units (25.7% of Live units / 1,134 Avg. SF), 6 Three-Bedroom units (0.5% of Live units / 1,408 Avg. SF), and 4 Four-Bedroom units (0.3% of Live units / 2,294 Avg. SF).

The ICONIQ Multifamily Portfolio includes 97,273 SF of commercial tenancy that is 94.9% occupied as of September 10, 2024. See “Commercial Tenancy” below for additional detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

The following table sets forth certain information regarding the ICONIQ Multifamily Portfolio Properties:

Portfolio Summary(1)
Property	Market	Live Unfurnished Units	Live Furnished Units	Stay Units	Total Units	Live Occ.	Live In-Place Unit Occupancy	Live In-Place Monthly Rent/Unit	U/W NCF	% of U/W NCF
Sentral Union Station	Denver	489	40	50	579	495	93.60%	$2,584	$14,206,940	32.8%
Sentral Michigan Avenue	Chicago	362	25	92	479	354	91.50%	$2,975	$10,332,467	23.9%
Sentral SoBro	Nashville	154	0	145	299	146	94.80%	$2,825	$10,325,808	23.9%
Sentral Wynwood	Miami	4	62	109	175	47	71.20%	$3,196	$4,763,194	11.0%
Sentral at Austin 1614	Austin	87	4	28	119	89	97.80%	$2,264	$2,002,210	4.6%
Sentral at Austin 1630	Austin	102	0	37	139	94	92.20%	$1,546	$1,657,194	3.8%
Total / Wtd. Avg.:		1,198	131	461	1,790	1,225	92.20%	$2,647	$43,287,811	100.0%
(1)	Source: Appraisal, underwritten cash flow and underwritten rent roll.

The following table sets forth certain information regarding the ICONIQ Multifamily Portfolio Properties:

Unit Mix(1)
Unit Type(1)	Total Units	Unfurnished Live Units	Furnished Live Units	Stay Units	# of Units	Unit Mix %	Occupied Units	Occ. %	Avg SF/Unit	$/Unit
Studio	430	298	20	112	318	23.9%	301	94.7%	$490	1,873
One-Bedroom	934	570	90	274	660	49.7%	607	92.0%	$717	2,529
Two-Bedroom	416	320	21	75	341	25.7%	307	90.0%	$1,134	3,514
Three-Bedroom	6	6	0	0	6	0.5%	6	100.0%	$1,408	5,082
Four-Bedroom	4	4	0	0	4	0.3%	4	100.0%	$2,294	8,498
Total / Wtd. Avg.:	1,790	1,198	131	461	1,329	100.0%	1,225	92.2%	$778	2,647
(1)	Source: Appraisal, underwritten cash flow and underwritten rent roll.

The following table presents certain information relating to the historical occupancy at the ICONIQ Multifamily Portfolio:

Historical and Current Occupancy(1)
2022	2023	Current(2)(3)
88.9%	92.5%	92.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 10, 2024.
(3)	Current Occupancy is based on live units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

The following table presents certain information relating to the major tenants at the ICONIQ Multifamily Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Whole Foods Market	A1/AA/AA-	50,203	51.6%	$38.52	$1,933,820	47.1%	11/14/2037
CVS	Baa2/BBB/NR	8,751	9.0	$57.24	500,907	12.2%	8/31/2043
Ossobuco	NR/NR/NR	4,207	4.3	$67.57	284,268	6.9%	12/31/2032
The Wall Art Gallery	NR/NR/NR	4,230	4.3	$59.57	251,976	6.1%	12/16/2027
Zuri	NR/NR/NR	2,855	2.9	$81.17	231,744	5.6%	3/31/2031
Gyu-Kaku	NR/NR/NR	3,142	3.2	$44.04	138,374	3.4%	11/30/2028
TABU NASH(3)	NR/NR/NR	3,222	3.3	$42.00	135,324	3.3%	1/31/2036
House of Mane	NR/NR/NR	2,115	2.2	$60.00	126,900	3.1%	7/31/2034
The NOW Massage	NR/NR/NR	2,115	2.2	$54.83	115,968	2.8%	12/21/2033
Maman	NR/NR/NR	4,202	4.3	$22.50	94,548	2.3%	10/13/2036
Recreation Sports and Social	NR/NR/NR	2,500	2.6	$36.57	91,428	2.2%	2/29/2028
Form 50 Miami, Inc	NR/NR/NR	2,115	2.2	$42.44	89,760	2.2%	8/31/2027
Sixt Car Rental(3)	NR/NR/NR	951	1.0	$48.00	45,648	1.1%	1/31/2030
Wynwood Buggies	NR/NR/NR	638	0.7	$48.30	30,816	0.8%	10/31/2026
Tipsy Scoop(3)	NR/NR/NR	1,079	1.1	$28.00	30,212	0.7%	5/31/2035
Total/Wtd. Avg.		92,325	94.9%	$44.43	$4,101,693	100.0%
Vacant Space		4,948	5.1
Collateral Total		97,273	100.0%

(1)	Based on the underwritten rent roll as of September 10, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Signed but not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

The following table presents certain information relating to the historical operating results and underwritten cash flows of the ICONIQ Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022(2)	2023	TTM	Underwritten	Per Square Foot	%(3)
Gross Potential Rent	$51,859,233	$45,005,640	$43,318,398	$42,517,436	$23,753	100.0%
Vacancy	(7,664,052)	(4,336,296)	(3,698,064)	(3,611,845)	(2,018)	(8.5)
Non-Revenue Units	(54,951)	(232,353)	(212,680)	(201,763)	(113)	(0.5)
Concessions	(1,591,739)	(1,082,373)	(1,309,279)	(1,116,031)	(623)	(2.6)
Bad Debt	(306,033)	(670,517)	(929,106)	(425,174)	(238)	(1.0)
Gross Potential Income	$42,242,458	$38,684,102	$37,169,269	$37,162,622	$20,761	87.4%
Other Income(4)	10,249,650	13,832,292	16,094,916	17,612,303	9,839	41.4
Stay Income	10,913,278	21,099,892	23,399,121	26,504,218	14,807	62.3
Effective Gross Income	$63,405,386	$73,616,286	$76,663,306	$81,279,144	45,407	191.2%
Real Estate Taxes	8,612,125	8,933,049	9,069,650	9,844,214	5,500	12.1
Insurance	888,732	1,161,948	1,413,845	1,647,951	921	2.0
Ground Rent Expense	366,762	398,175	408,393	460,094	257	0.6
Other Operating Expenses	18,575,962	23,421,956	25,150,846	25,667,225	14,339	31.6
Total Expenses	$28,443,582	$33,915,128	$36,042,734	$37,619,484	$21,016	46.3%
Net Operating Income	$34,961,804	$39,701,158	$40,620,572	$43,659,660	$24,391	53.7%
Capital Expenditures	268,500	268,500	268,500	358,000	200	0.4
TI/LC	0	0	0	13,849	8	0.0
Net Cash Flow	$34,693,304	$39,432,658	$40,352,072	$43,287,811	$24,183	53.3%
(1)	Based on the underwritten cash flow dated September 10, 2024.
(2)	2022 represents February through December 2022 for Sentral SoBro (which was acquired in 2022) and full year end 2022 financials for the remaining ICONIQ Multifamily Portfolio Properties.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income consists primarily of commercial income, parking income, utility reimbursements resort fee income and homeshare amenity.

Appraisals. According to the ICONIQ Multifamily Portfolio Properties appraisals dated as of various dates in October 2024, the ICONIQ Multifamily Portfolio Properties had an as-is appraised value of $831,600,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$831,600,000	5.00%
(1)	Source: Appraisals.
(2)	The appraisals used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents a weighted average overall capitalization rate of each of the ICONIQ Multifamily Portfolio Properties.

Environmental. According to the Phase I environmental assessments dated October 14, 2024, there was no evidence of any recognized environmental conditions at the ICONIQ Multifamily Portfolio Properties.

The Market. The ICONIQ Multifamily Portfolio Properties are located in Denver, CO, Chicago, IL, Nashville, TN, Miami, FL and Austin, TX. The following table presents certain information relating to the TTM June 2024 RevPAR Comparison at the ICONIQ Multifamily Portfolio Properties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

The following table presents certain information relating to comparable units for the ICONIQ Multifamily Portfolio:

RevPAR Comparison(1)
Month	23-Jan	23-Feb	23-Mar	23-Apr	23-May	23-Jun	23-Jul	23-Aug	23-Sep	23-Oct	23-Nov	23-Dec	24-Jan	24-Feb	24-Mar	24-Apr	24-May	24-Jun
Live Unfurnished Units	1,238	1,247	1,248	1,248	1,214	1,214	1,214	1,214	1,214	1,214	1,204	1,204	1,200	1,198	1,198	1,201	1,199	1,199
ADR	$82	$82	$83	$83	$83	$83	$83	$84	$84	$85	$85	$85	$83	$83	$83	$84	$86	$86
Occupancy	93.6%	94.0%	93.1%	94.9%	95.9%	95.3%	94.2%	93.6%	93.4%	92.0%	92.2%	93.3%	94.8%	94.8%	95.7%	95.9%	96.4%	94.9%
RevPAR	$77	$77	$77	$79	$79	$79	$78	$78	$79	$78	$79	$79	$79	$79	$80	$80	$82	$82
Live Furnished Units	213	204	203	203	172	172	172	172	172	172	172	160	123	118	152	141	134	133
ADR	$116	$118	$124	$120	$124	$128	$127	$124	$124	$120	$116	$116	$107	$114	$118	$125	$137	$139
Occupancy	88.4%	92.3%	94.5%	91.1%	87.3%	90.1%	84.6%	76.9%	75.9%	78.7%	70.4%	74.8%	82.2%	79.3%	78.1%	82.4%	76.5%	75.1%
Rooms Booked	5,834	5,274	5,946	5,545	4,654	4,651	4,512	4,099	3,915	4,196	3,635	3,710	3,133	2,619	3,681	3,487	3,177	2,995
RevPAR	$103	$109	$117	$110	$108	$116	$108	$95	$94	$94	$82	$87	$88	$90	$92	$103	$105	$105
Stay Units	339	339	339	339	404	404	404	404	404	405	414	427	436	443	419	448	457	458
ADR	$157	$172	$217	$212	$206	$200	$189	$186	$211	$239	$185	$171	$174	$179	$203	$202	$210	$205
Occupancy	64.3%	80.0%	81.6%	74.7%	74.2%	73.0%	73.3%	67.7%	74.0%	76.2%	66.5%	52.2%	60.8%	73.7%	80.1%	79.0%	80.8%	78.0%
Rooms Booked	6,761	7,595	8,575	7,601	9,290	8,848	9,186	8,485	8,966	9,564	8,254	6,908	8,222	9,140	10,407	10,624	11,440	10,716
RevPAR	$101	$138	$177	$159	$153	$146	$139	$126	$156	$182	$123	$89	$106	$132	$163	$160	$170	$160
RevPAR Premiums
Live Furnished Premiums	34.3%	41.6%	52.2%	38.6%	36.4%	45.3%	37.5%	22.0%	19.7%	20.0%	4.1%	9.8%	12.1%	14.4%	15.7%	28.7%	26.9%	28.2%
Stay Premiums	32.0%	78.7%	130.4%	100.6%	93.4%	83.6%	76.7%	61.3%	98.5%	131.8%	56.8%	12.6%	34.6%	66.8%	103.7%	99.3%	105.7%	95.6%

The Borrowers. The borrowers are Sixth South Partners, LP, IRP Bradley Apartments, LLC, IRP Essex Apartments, LLC, IRP Indie Apartments, LLC, IRP Candela Apartments, LLC and IRP Union Denver Apartments, LLC, each a Delaware limited liability company or limited partnership structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ICONIQ Multifamily Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is ICONIQ Residential Partners GP, LP. The non-recourse carveout guarantors are ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP and ICONIQ Residential Partners Fund C, LP., each a Delaware limited partnership and an affiliate of the borrower sponsor.

Property Management. The ICONIQ Multifamily Portfolio is managed by BHI Residential Corporation, an affiliate of the borrowers.

Escrows and Reserves.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrowers are required to deposit into escrow 1/12th of the estimated annual real estate taxes on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to deposit a monthly amount equal to monthly 1/12th of the annual estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $22,375 into a capital expenditures account, for the payment and reimbursement of approved capital expenses.

Ground Rent Reserve – During the continuance of a Trigger Period, the borrowers are required to deposit monthly amounts of rent due and payable for the calendar month under the ground lease at the Sentral Michigan Avenue property.

Hotel Tax Reserve – During the continuance of a Trigger Period, the borrowers are required to deposit an amount reasonably budgeted by the borrowers for the payment of sales and occupancy taxes that are anticipated to be payable during such month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

Lockbox / Cash Management. The ICONIQ Multifamily Portfolio Whole Loan is structured with a soft lockbox with respect to residential rents and springing cash management. The ICONIQ Multifamily Portfolio Whole Loan documents require the borrowers to deliver a notice to all commercial tenants directing them to remit all payments into a lender-controlled clearing account. All gross revenue, including residential rents and any insurance proceeds, received by the borrowers or property manager are required to be deposited into the clearing account within one business day of receipt. Funds in the clearing account will be swept on a daily basis into the borrower’s operating account unless a Trigger Period is continuing, in which event such funds will be swept on a daily basis into a lender-controlled cash management account and disbursed in accordance with the ICONIQ Multifamily Portfolio Whole Loan documents.

A “Trigger Period” will commence upon the following the occurrence of: (i) an event of default under the ICONIQ Multifamily Portfolio Whole Loan documents until cured or waived in writing by the lender or (ii) the debt yield falling below 6.0% for two consecutive calendar quarters (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters.

The borrowers may prepay the ICONIQ Multifamily Portfolio Whole Loan in an amount such that, if the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan used in the applicable debt yield calculation had been equal to the outstanding principal balance amount of the ICONIQ Multifamily Portfolio Whole Loan after giving effect to such prepayment, the debt yield as of such date would have equaled or exceeded 6.0% (provided that any such prepayment is subject to the payment of any applicable interest shortfall and, if made prior to the open prepayment date is subject to the applicable prepayment fee).

The borrowers may also satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period by delivering cash or a letter of credit as additional collateral for the ICONIQ Multifamily Portfolio Whole Loan in an amount that would be sufficient, if the same were to be deducted from the principal balance of the ICONIQ Multifamily Portfolio Whole Loan, to cause the debt yield to be equal to or greater than 6.0%, at its sole option, to prevent the commencement of a Trigger Period due to the commencement of a Low Debt Yield Period. If the debt yield (without any imputed deduction to the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan) is equal to or greater than 6.0% for two consecutive calendar quarters, the lender will return to the borrowers an amount of the collateral that is not required to satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period.

Subordinate and Mezzanine Debt. The ICONIQ Multifamily Portfolio Whole Loan also includes the ICONIQ Multifamily Portfolio Junior Notes which have an aggregate Cut-off Date principal balance of $225,000,000. The ICONIQ Multifamily Portfolio Junior Notes bear interest at 6.3650% per annum. Payments on the ICONIQ Multifamily Portfolio Junior Notes are generally subordinate to payments on the ICONIQ Multifamily Portfolio Senior Notes, provided that the ICONIQ Multifamily Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ICONIQ Multifamily Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
ICONIQ Multifamily Portfolio Junior Notes	$225,000,000	6.36500%	60	0	60	1.34x	8.3%	63.1%

Permitted Future Subordinate or Mezzanine Debt. Not Permitted.

Partial Release. The borrowers may at any time, provided no ICONIQ Multifamily Portfolio Whole Loan event of default is continuing (other than as noted below), release one or more ICONIQ Multifamily Portfolio Properties by prepaying the applicable Release Amount (as defined below) of the allocated loan amount of the subject ICONIQ Multifamily Portfolio Properties together with any yield maintenance premium then required (if any), and subject to the following terms and conditions, among others: (i) the debt yield after giving effect to such release (the “Partial Release Required Debt Yield”) is at least equal to the greater of (a) 8.3% or (b) the debt yield immediately prior to the occurrence of such release; (ii) continued compliance with the single purpose entity requirements contained in the ICONIQ Multifamily Portfolio Whole Loan documents; (iii) payment of the lender’s reasonable out-of-pocket costs and expenses; and (iv) satisfaction of any REMIC conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 3 – ICONIQ Multifamily Portfolio

“Release Amount” with respect to any ICONIQ Multifamily Portfolio Property released, means (x) if the Release Amount paid with respect to the applicable ICONIQ Multifamily Portfolio Property that is subject to a partial release (when aggregated with any prior Release Amounts) is equal to or less than $157,500,000, 105% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property and (y) in all other instances, 110% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property.

In the event that the debt yield following the release does not satisfy the Partial Release Required Debt Yield, the borrower will be permitted to release the subject ICONIQ Multifamily Portfolio Property taking into account any cash or letters of credit previously held or delivered as collateral to cure a Low Debt Yield Period.

Transfers of direct and indirect equity interests in the borrowers will be permitted under certain circumstances so long as the conditions described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The ICONIQ Multifamily Portfolio Whole Loan—Transfer Restrictions” in the Preliminary Prospectus are satisfied.

The borrowers have the right to (x) convey the entire ICONIQ Multifamily Portfolio Whole Loan to a transferee that assumes all of the borrowers’ obligations under the ICONIQ Multifamily Portfolio Whole Loan documents (a “Portfolio Sale”) or (y) to transfer direct or indirect equity interests in the borrowers to a transferee which would not otherwise constitute a permitted transfer under the ICONIQ Multifamily Portfolio Whole Loan documents (an “Equity Sale”), provided, among other things, (i) no event of default under the ICONIQ Multifamily Portfolio Whole Loan documents has occurred and is continuing, (ii) in connection with a Portfolio Sale, the transferee is a special purpose bankruptcy remote entity satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents and in connection with an Equity Sale, the borrowers continue to be a special purpose bankruptcy remote entities satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents, (iii) the transferee or the borrowers, as the case may be, is required to be controlled by a person who (a) is a qualified transferee under the ICONIQ Multifamily Portfolio Whole Loan documents, and (b) either satisfies the requirements of an eligible qualified owner under the ICONIQ Multifamily Portfolio Whole Loan documents (or with respect to the experience requirement, engages an unaffiliated qualified property manager that satisfied the experience requirements), (iv) the ICONIQ Multifamily Portfolio Property will be managed by an approved affiliate manager under the ICONIQ Multifamily Portfolio Whole Loan documents, an affiliate of the borrower (in the case of an Equity Sale) or the transferee (in the case of a Portfolio Sale), or another property manager acceptable to the lender, (v) a rating agency confirmation is obtained, (vi) an approved replacement guarantor delivers a replacement, non-recourse carveout guaranty and environmental indemnity, and (vii) the lender receives a transfer fee equal to $500,000.

Ground Lease. The Sentral Michigan Avenue property is subject to a ground lease through December 31, 2114, with no extension options. The current ground rent for the year ending on December 31, 2024, is $410,184.93, payable in equal monthly installments of approximately $34,182. On the first day of January throughout the ground lease term, the base ground rent will be increased by an amount equal to the percentage CPI increase for the immediately preceding year, plus 1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

Myrtle Ave.
Jamaica Ave.
Jamaica Hospital Medical Ctr.
York College
Jamaica
QUEENS COUNTY
Hollis
115th Ave.
Linden Blvd.
Cross Island Pkwy
Farmers Blvd.
Merrick Blvd.
Kew Gardens
Atlantic Ave.
Ozone Park
Liberty Ave.
Van Wyck Expwy
Sutphin Blvd.
QUEENS
St. Albans
St. Albans Community Living Ctr.
MONTEFIORE CEMETERY
Springfield Blvd.
Rockaway Blvd
Lefferts Blvd.
Linden Blvd.
678
South Jamaica
Rochdale Village Shopping Center
LIRR
Baisley Pond Park
Laurelton
Laurelton Pkwy
Rockaway Blvd.
Resorts World New York City
Conduit Ave.
27
Aqueduct Race Track
Belt Pkwy
Belt Pkwy
27
Sunrise Hwy.
878
AIRTRAIN
1
US Federal Aviation Administration
Green Acres Mall
Cross Bay Commons
JFK Expwy
Brookville
Airport Industrial Office Park
Howard Beach
JFK Logistics Center
878
Rosedale
Brookville Park
NASSAU COUNTY
678
Rockaway Blvd
John F. Kennedy International Airport
Woodmere
Crossbay Blvd.
Amazon Distribution Center
Five Towns Shopping Center

BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND

Black Spruce - Briarwood and Prospect

1 Briarwood	Queens, NY
2 Prospect	Brooklyn, NY

US District Court
Flushing Ave
Brooklyn Navy Yard
Brooklyn-Queens Expwy
278
Park Ave
Pfizer Building
NYC Health Hospitals/ Woodhull
KNICKERBOCKER
Bushwick
Bushwick Ave
NYC College of Technology
Downtown Brooklyn
Bedford Ave
Nostrand Ave
NYU Tandon School of Engineering
LIU-Brooklyn
Clinton Hill
Pratt Institute
Dekalb Ave
Lafayette Ave
The Brooklyn Tower
Brooklyn Hospital Ctr.
Atlantic Ave
Marcy Ave
Lewis Ave
Malcolm X Blvd
Bedford-Stuyvesant
Atlantic Terminal Mall
Boerum Hill
Barclays Center
Atlantic Ave
Prospect Heights
2
Atlantic Ave
3rd Ave
4th Ave
5th Ave
Park Slope
Grand Army Plaza
BROOKLYN
East New York
8th Ave
Prospect Park W.
Brooklyn Museum
NewYork-Presbyterian Brooklyn Methodist Hospital
Brooklyn Botanic Gardens
Eastern Pkwy
Gowanus
Crown Heights
Lincoln Terrace / Arthur S. Somers Park
Prospect Park Zoo
PROSPECT PARK
Prospect Park Bandshell
27
Empire Blvd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$64,000,000	Title:	Fee(3)
Cut-off Date Principal Balance:	$64,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	6.5%	Net Rentable Area (Units):	488
Loan Purpose:	Refinance	Location:	Various, NY
Borrowers:	Briarwood Affordable LLC and Prospect Affordable Package LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Joshua Gotlib	Occupancy:	97.3%
Interest Rate:	6.56700%	Occupancy Date:	11/5/2024
Note Date:	11/20/2024	4th Most Recent NOI (As of)(4):	NAP
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$4,770,889 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,273,648 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,347,560 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$10,968,140
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$3,539,264
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$7,428,877
Additional Debt:	Yes	UW NCF:	$7,289,224
Additional Debt Balance:	$27,230,000	Appraised Value / Per Unit(4):	$130,333,000 / $267,076
Additional Debt Type:	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$186,947
Taxes(2):	$1,103,826	$76,800	N/A	Maturity Date Loan / Unit:	$186,947
Insurance:	$75,449	$15,440	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$0	$11,453	$245,588	Maturity Date LTV:	70.0%
TI / LC Reserve:	$0	$165	$3,969	UW NCF DSCR:	1.20x
Deferred Maintenance Reserve:	$155,584	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$91,230,000	97.2%	Loan Payoff:	$87,950,053	93.7%
Equity Contribution:	2,625,360	2.8	Closing Costs(5):	4,570,448	4.9
			Upfront Reserves:	1,334,859	1.4
Total Sources	$93,855,360	100.0%	Total Uses:	$93,855,360	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The initial taxes reserve consists of $79,991 of a property tax reserve and $1,023,835.28 of a property tax reserve to be used to pay property taxes to the extent the property taxes due with respect to the Briarwood Property (as defined below) for any fiscal year as reasonably determined by the lender exceed the underwritten tax amount in any fiscal year.
(3)	By way of a nominee agreement with the City of New York.
(4)	2021 financials are not available due to the Black Spruce - Briarwood and Prospect Portfolio (as defined below) borrower sponsor acquiring the properties in 2021.
(5)	Based on the “As Portfolio” appraised value of $130,333,000 which includes an approximately 7.5% portfolio premium. The aggregate as-is appraised value without the portfolio premium is $121,240,000, which results in a Cut-off Date LTV and Maturity Date LTV of 75.2% for the Black Spruce - Briarwood and Prospect Whole Loan (as defined below). All individual appraisal reports are dated between September 19, 2024 and September 23, 2024.
(6)	Closing costs include a $1,828,401 rate buydown.

The Loan. The fourth largest mortgage loan (the “Black Spruce - Briarwood and Prospect Mortgage Loan”) is part of a whole loan (the “Black Spruce - Briarwood and Prospect Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $91,230,000. The Black Spruce - Briarwood and Prospect Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $64,000,000. The Black Spruce - Briarwood and Prospect Mortgage Loan will be included in the BMO 2024-5C8 securitization trust and represents approximately 6.3% of the Initial Pool Balance. The Black Spruce – Briarwood and Prospect Whole Loan is secured by the fee interests in a 488-unit multifamily portfolio consisting of two individual properties (each a “Black Spruce - Briarwood and Prospect Property” and collectively the “Black Spruce - Briarwood and Prospect Properties”) located in New York City. The fee title to each of the Black Spruce – Briarwood and Prospect Properties is held by HP Briarwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

Housing Development Fund Company, Inc. and HP MJM Housing Development Fund Company, Inc., respectively, each a New York City non-profit entity (the “Nominal Owner”) in connection with the affordable housing arrangements at the Black Spruce - Briarwood and Prospect Properties as described under “The Properties,” with all beneficial and equitable ownership interests and control of the Black Spruce - Briarwood and Prospect Properties held by the borrowers pursuant to the related Nominee Agreement. The Nominal Owner has joined the related mortgages and subjected the fee interests in the Black Spruce – Briarwood and Prospect Properties to the lien of the Black Spruce – Briarwood and Prospect Whole Loan. The Black Spruce - Briarwood and Prospect Whole Loan was originated by Goldman Sachs Bank USA on November 20, 2024, has a 5-year interest-only term and accrues interest at a rate of 6.56700% per annum on an Actual/360 basis. The proceeds of the Black Spruce - Briarwood and Prospect Whole Loan were used by the borrowers to refinance the Black Spruce - Briarwood and Prospect Properties and pay origination costs. The scheduled maturity date of the Black Spruce - Briarwood and Prospect Whole Loan is the payment date in December 2029.

The Black Spruce - Briarwood and Prospect Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C8 securitization trust. The relationship between the holders of the Black Spruce - Briarwood and Prospect Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Black Spruce – Briarwood and Prospect Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$64,000,000	$64,000,000	BMO 2024-5C8	Yes
A-2(1)	$27,230,000	$27,230,000	GSBI	No
Whole Loan	$91,230,000	$91,230,000
(1)	Expected to be contributed to one or more future securitizations.

The Properties. The Black Spruce - Briarwood and Prospect Portfolio (the “Black Spruce - Briarwood and Prospect Portfolio” consists of 18 apartment buildings, which comprise the Briarwood Property (the “Briarwood Property”) and the Prospect Property (the “Prospect Property”). The combined properties are improved with a total of 419,423-square feet of building area and 488 apartments that were completed between 1899 and 2021. The individual buildings in the Black Spruce – Briarwood and Prospect Portfolio (the “Black Spruce – Briarwood and Prospect Portfolio”) range in size from 4 to 139 apartments.

The Briarwood Property is located in the Briarwood neighborhood of Queens, New York and is comprised of four properties that benefit from the Article XI tax exemption. As part of the Article XI tax exemption (and due to the age of the buildings), all the Briarwood Property are rent stabilized and leased to tenants that meet certain AMI limits, and in return, the Briarwood Property benefit from a partial tax exemption through December 2062, with a lesser annual payment required in lieu of taxes. The Sponsor acquired the Briarwood Property in December 2021 The Briarwood Property consists of 382 units and has an average rent per unit of $1,922. In aggregate, Briarwood is comprised of 44 studios, 200 one-bedrooms, 137 two-bedrooms, and 1 three-bedroom unit.

Under the Briarwood Affordable Housing Regulatory Agreement (the “Regulatory Agreement”), which the related borrower entered into in connection with the Article XI tax exemption, all units at the Briarwood Property are income restricted. The Briarwood Property is not permitted to lease units to households whose income exceeds the limit as of the initial occupancy. However, as the Briarwood Property was occupied prior to the regulatory agreement, the Sponsor was required to allow existing tenants to remain at the property. Vacant units are leased up through the HPD’s lottery process. There are 77 units set aside as units for homeless people. First priority is given on vacant units (other than the 15 145% AMI units) until the minimum is satisfied. The HPD requires that that the set aside requirements be satisfied by referrals directly from the HPD, so the homeless household may come through a NYC-run shelter or through a housing lottery run by the HPD.

Briarwood qualifies for a 40-year partial tax exemption under the Article XI program, which commenced on December 23, 2022, and continues through December 23, 2062. After the tax exemption expires in 2062, Article XI requires that all units remain rent stabilized. Rent increases are determined by the Regulatory Agreement. Real estate taxes under the Article XI exemption are calculated as 10% of gross potential residential and commercial rental income through December 2027, after which the percentage steps down to 6.25%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

Although the Regulatory Agreement restricts rents based on AMI and rent stabilization, the Sponsor benefits from the Section 610 Program at Briarwood Property, which was implemented to allow affordable housing developments to obtain the full benefit of certain rental assistance programs that are otherwise limited under New York law. The Section 610 program allows the Sponsor to increase rental income above legal rent provided the Portfolio undergoes site inspections every two years. Section 610 allows the owner to collect rental subsidies (e.g. Section 8 vouchers, formerly homeless rental subsidy, state rental assistance) in excess of the legal rents. As an example, if a tenant has a Section 8 voucher and the legal rent is capped at $1,000 while market rent is $2,000 per month, the Borrower will be able to bypass the legal rent and Article XI Regulatory Agreement rent restrictions and collect the full $2,000 per month. The ability to circumvent rent stabilized registered rent cap will apply for existing rent subsidized units as well as future rent subsidized units. Section 610 is granted on a property-by-property basis (for any tenants that receive rental assistance) through a provision that is added to the regulatory agreement.

The following table presents certain information relating to the Unit Mix Summary at the Briarwood Property:

Unit Mix Summary - Briarwood(1)
Room Description	Units	Occupied Units	Occupancy	Avg In-Place Rent Per Unit(2)
Studio	44	40	90.9%	$1,600
1-Bedroom	200	197	98.5%	$1,827
2-Bedroom	137	133	97.1%	$2,161
3-Bedroom	1	0	0.0%	$0
Total / Avg.	382	370	96.9%	$1,922
(1)	Source: Borrower rent roll dated November 5, 2024.
(2)	Avg In-Place Rent Per Unit excludes vacant units.

The Prospect Property is located in the Prospect Park neighborhood of Brooklyn, New York and is comprised of 13 rent stabilized buildings, which were rehabilitated in the late 1990s with public subsidies, including federal low-income housing tax credits (LIHTC), federal HOME funds, low-interest financing from New York City, and local J-51 property tax abatements, in exchange for certain requirements such as income and rent limits. The Prospect Portfolio was acquired in 2021 and consists of 106 units and has an average rent per unit of $1,688. In aggregate, Prospect is comprised of 2 studios, 43 one-bedrooms, 35 two-bedrooms, 25 three-bedrooms, and 1 six-bedroom unit.

The affordability requirements imposed in connection with permanent financing provided by HPD, as well as LIHTC, are set forth in a Regulatory Agreement, which provides for affordability and other restrictions for a period of 30 years. Financing also relied on federal “HOME” funds, which required additional affordability restrictions, set forth in various Home Written Agreements. The restrictions of the Regulatory Agreement and Home Written Agreements expire on January 19, 2029. Prospect also benefits from J-51 tax abatements (excluding the units at the 872 Bergen Street property), which is available for the rehabilitation of residential property in exchange for the property becoming subject to rent stabilization. All residential units at Prospect are rent stabilized due to the age of the buildings, under the terms of the Regulatory Agreement, and as the result of the receipt of J-51 tax abatements. The J-51 tax abatements were implemented at each property between 1997-1999. Excluding one property that had a 14-year abatement (which has now expired), all properties possess a 34-year abatement. All other properties’ tax abatements begin to phase out between 2028-2029 and the abatements fully burn off in 2034. As the portfolio is nearing the end of its tax abatement, the Sponsor intends to apply for the 420-c tax incentive program, which is not accounted for in underwriting. 8% of the units at Prospect are receiving Section 8 vouchers and 2% are vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

The following table presents certain information relating to the Unit Mix Summary for the Prospect Properties:

Unit Mix Summary - Prospect(1)
Room Description	Units	Occupied Units	Occupancy	Avg In-Place Rent Per Unit(2)
Studio	2	2	100.0%	$1,588
1-Bedroom	42	42	100.0%	$1,239
2-Bedroom	36	35	97.2%	$1,646
3-Bedroom	25	25	100.0%	$2,433
6-Bedroom	1	1	100.0%	$3,590
Total / Avg.	106	105	99.1%	$1,688
(1)	Source: Borrower rent roll dated November 5, 2024.
(2)	Avg In-Place Rent Per Unit excludes vacant units.

Appraisals. According to the portfolio appraisal dated October 4, 2024, the Black Spruce - Briarwood and Prospect Properties had an “As Portfolio” appraised value of $130,333,000, which includes a 7.5% portfolio premium. The aggregate as-is appraised value without the premium is $121,240,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$130,333,000	5.75–6.00%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated on various dates between October 1, 2024 and October 7, 2024, there are several recognized environmental conditions at the Black Spruce - Briarwood and Prospect Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

The following table presents certain information relating to the operating history and underwritten cash flows of the Black Spruce – Briarwood and Prospect Properties

Underwritten Net Cash Flow
	2022	2023	8/31/2024 TTM	Underwritten	Per Unit	%(1)
Underwritten Residential Potential Rent(2)	$10,103,346	$10,586,511	$10,781,643	$10,975,096	$22,490	100.0%
Residential Vacancy Loss	(670,540)	(772,240)	(825,743)	(327,058)	(670)	(3.0)
Residential Bad Debt Loss	(396,178)	(251,257)	(338,935)	(365,279)	(749)	(3.3)
Residential Concessions	(29,130)	(34,009)	(80,034)	0	0	(0.0)
Residential Non-Revenue Unit Loss	0	0	0	(14,886)	(31)	(0.1)
Other Miscellaneous Revenue	397,243	530,774	546,167	546,167	1,119	5.0
Net Commercial Revenue	169,650	169,912	142,435	154,100	316	1.4
Effective Gross Revenue	$9,574,391	$10,229,692	$10,225,534	$10,968,140	$22,476	100.0%
Real Estate Taxes	2,079,731	852,986	853,927	666,223	1,365	6.1
Insurance	414,482	458,228	506,911	642,313	1,316	5.9
Utilities	837,668	926,528	909,600	909,600	1,864	8.3
Repairs & Maintenance	366,597	391,736	363,810	363,810	746	3.3
Management Fee	524,554	585,648	454,164	219,363	450	2.0
Payroll (Office, Security, Maintenance)	455,162	569,781	568,739	568,739	1,165	5.2
General and Administrative	125,309	171,136	220,822	169,216	347	1.5
Total Expenses	$4,803,502	$3,956,044	$3,877,974	$3,539,264	$7,253	32.3%
Net Operating Income	$4,770,889	$6,273,648	$6,347,560	$7,428,877	$15,223	67.7%
Replacement Reserves	0	0	0	136,640	280	1.2
TI/LC	0	0	0	3,012	6	0.0
Net Cash Flow	$4,770,889	$6,273,648	$6,347,560	$7,289,224	$14,937	66.5%
(1)	% column represents percent of Underwritten Residential Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(2)	Based on the underwritten rent roll dated November 5.

The Market. The Black Spruce - Briarwood and Prospect Properties are predominantly located within the Briarwood and Crown Heights multifamily submarkets. As of Q4 2024, the Briarwood multifamily submarket has a vacancy rate of 2.3% and average rent per unit at $1,883, according to a third-party report. As of Q4 2024, the Crown Heights multifamily submarket has a vacancy rate of 1.5% and average rent per unit at $2,362, according to a third-party report.

The Borrowers. The borrowers are Briarwood Affordable LLC and Prospect Affordable Package LLC, each a New York limited liability company with two independent directors with Delaware limited liability companies as their sole members and managers, which also have two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Black Spruce - Briarwood and Prospect Whole Loan.

The Borrower Sponsor. The borrower sponsor is Joshua Gotlib and the and non-recourse carveout guarantor is Jeffrey Weinzweig.

Property Management. The Black Spruce - Briarwood and Prospect Properties are managed by Nieuw Amsterdam Property Management, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited (i) $79,991 into a property tax reserve, (ii) $75,488.51 into an insurance premium reserve, (iii) an additional $1,023,835.28 into the property tax reserve to be returned to the borrower to the extent the property taxes due with respect to the Black Spruce - Briarwood Property for any fiscal year as reasonably determined by the lender do not exceed the underwritten tax amount in any fiscal year, and (iv) $155,584 into a deferred maintenance reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Black Spruce - Briarwood and Prospect Properties that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated to be approximately $76,800.

Insurance Reserve – On a monthly basis, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 4 – Black Spruce - Briarwood and Prospect

initially estimated to be $15,439.67; provided, however, the insurance reserve will be conditionally waived for so long as the borrowers provide the lender with evidence that insurance satisfying the requirements of the Black Spruce - Briarwood and Prospect Whole Loan documents has been obtained under one or more blanket insurance policies. As of the origination date, the Briarwood Property is insured under a blanket policy and the Prospect Property is insured under a dedicated policy.

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit into a tenant improvement and leasing commission reserve an amount equal to $165.36, capped at an amount equal to the product of (x) $1.00 times (y) the aggregate number of commercial rentable square feet then contained in the Black Spruce - Briarwood and Prospect Properties (excluding amounts deposited therein in respect of lease termination proceeds).

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to deposit into a capital expenditure reserve an amount equal to approximately $11,452.81, capped at an amount equal to the aggregate of (i) with respect to the residential units at the Black Spruce - Briarwood and Prospect Properties, the product of (x) $500 times (y) the number of residential units at the Black Spruce - Briarwood and Prospect Properties, and (ii) with respect to the commercial units at the Black Spruce - Briarwood and Prospect Properties, the product of (x) $0.40 times (y) the aggregate number of commercial rentable square feet then contained in the commercial units at the Black Spruce - Briarwood and Prospect Properties.

Lockbox / Cash Management. The Black Spruce - Briarwood and Prospect Whole Loan is structured with a soft lockbox and springing cash management. Within 30 business days of origination, the borrowers were required to direct each commercial tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account by the end of the first, or in the case of the deposit of residential rents by the property manager, second, business day following receipt. At the end of each business day during the continuance of a Black Spruce - Briarwood and Prospect Trigger Period (as defined below) or event of default under the Black Spruce - Briarwood and Prospect Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. At the end of each business day (or, at the borrowers’ election, on a less frequent basis) that no Black Spruce - Briarwood and Prospect Trigger Period or an event of default under the Black Spruce - Briarwood and Prospect Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a Black Spruce - Briarwood and Prospect Trigger Period (or, at the lender’s discretion, during an event of default under the Black Spruce - Briarwood and Prospect Whole Loan documents), all funds on deposit in the cash management account after payment of taxes and insurance premiums, debt service on the Black Spruce - Briarwood and Prospect Whole Loan, necessary expenses and budgeted operating expenses and required reserves are required to be deposited into an excess cash flow reserve account as additional collateral for the Black Spruce - Briarwood and Prospect Whole Loan.

A “Black Spruce - Briarwood and Prospect Trigger Period” means each period that commences when the debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.10x and concludes when (i) the debt service coverage ratio, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 1.10x or (ii) the borrowers provide the lender a letter of credit in the amount of the shortfall necessary such that, if the amount secured by such letter of credit were applied to the then outstanding principal balance of the Black Spruce - Briarwood and Prospect Whole Loan, the debt service coverage ratio would be in excess of 1.10x (and if the financial reports required under the Black Spruce - Briarwood and Prospect Whole Loan documents are not delivered to the lender as and when required thereunder, a Black Spruce - Briarwood and Prospect Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Black Spruce - Briarwood and Prospect Trigger Period is ongoing).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

COLONY SQUARE – BLDG. 100

Floor	Tenant	SF	Expiration
Roof	Canadian Consulate	64 SF	MTM
24	Lord, Aeck & Sargent, Inc.	15,008 SF	11/2027
23	Lord, Aeck & Sargent, Inc.	15,008 SF	11/2027
22	Reit Funding LLC	5,711 SF	12/2027
22	Ansys, Inc.	9,018 SF	6/2028
21	FOX-BRV Southern Sports	15,008 SF	9/2026
20	Tosca	8,377 SF	12/2027
20	Schusterman Family Foundation	6,412 SF	12/2026
19	Tosca	15,008 SF	12/2027
18	May Architecture	10,096 SF	3/2026
18	Novapoint	1,884 SF	1/2027
18	Moeller Barbaree	1,257 SF	7/2025
18	Mission Partners	615 SF	3/2027
17	Canadian Consulate	12,805 SF	7/2029
17	Starfield & Smith	1,880 SF	7/2028
16	Tralongo	3,446 SF	4/2029
16	Boone Capital	2,577 SF	3/2028
16	North American Properties	8,843 SF	4/2025
14	Vacant	2,635 SF	
14	Alba Aluminum	2,979 SF	6/2029
14	Ammunition	8,680 SF	3/2027
12	Vacant	768 SF	
12	Metropolitan Oral Surgery	2,169 SF	1/2026
12	Feather Touch Dental	3,123 SF	8/2032
12	Vacant	793 SF	
12	Colony Square Dental	3,220 SF	12/2029
12	Vacant	1,423 SF	
12	Travel Leaders	1,667 SF	2/2027
11	Vacant	14,697 SF	
10	WeWork	14,697 SF	4/2032
9	WeWork	14,697 SF	4/2032
8	WeWork	14,697 SF	4/2032
7	Syska Hennesy	4,104 SF	11/2025
7	SHL US, LLC	3,371 SF	4/2028
7	Pinnacle Legal	1,416 SF	5/2027
7	Adam Conti	1,540 SF	4/2025
7	Colony Square Management Office	3,357 SF	
6	Vacant	14,697 SF	
5	Corgan	8,896 SF	6/2030
5	Clark Construction	5,107 SF	7/2028
4	Secretariat International	14,697 SF	5/2030
3	Iconic Group	4,410 SF	1/2027
3	Camden Real Estate Company	3,818 SF	3/2027
3	Vacant	1,861 SF	
3	Insight Wealth	2,143 SF	1/2025
3	Joel Laeter PC	993 SF	2/2025
2	FOX-BRV Southern Sports	14,112 SF	9/2026
1			
C	Fitness Center	5,363 SF	
C	Cycle	967 SF	
C	Parking Mgmt	693 SF	
C	Conference and Mail Room	4,733 SF	

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

Colony Square
1197 Peachtree Street Northeast
Atlanta, GA 30361
ATLANTA
Midtown
Downtown
Ardmore Park
Piedmont Atlanta
BROOKWOOD HILLS HISTORIC DISTRICT
MARTA RED/GOLD LINES
Collier Hills
Peachtree Rd
Buford Spring Connector
The Atlanta Opera
SCAD Atlanta
SCAD FASH Museum of Fashion + Film
Deering Rd NW
Beverly Rd
The Breman Museum
Ansley Park
Millennium Gate Museum/ History Art Museum Atlanta
ATLANTIC STATION
17th St NW
16th St NW
Museum of Design Atlanta (MODA)
High Museum of Art
Winn Park
Atlanta Botanical Gardens
Japanese Gardens
Piedmont Ave NE
Hillpine Park
Morningside/ Lenox Park
Amsterdam Walk
Arts Center
Woodruff Arts Ctr./ Atlanta Symphony Hall
IKEA
One Atlantic Center
Georgia Tech Practice Golf Course
Telemundo Atlanta
GTRI Conference Center
14th St NW
14th St NE
13th St NE
12th St NE
11th St NE
10th St NW
10th St NE
9th St NE
8th St NE
8th St NW
7th St NE
6th St NE
5th St NE
4th St NE
3rd St NE
West Midtown
TNT Network
Turner Entertainment Networks
Spring St NW
W. Peachtree St NW
1010 Midtown
Piedmont Park
Piedmont Park Comm. Center
Eastside Beltline Trail
Hemphill Ave NW
Atlantic Dr
Federal Reserve Bank of Atlanta
Midtown Market
Eddie S. Henderson Stadium
Virginia Ave NE
Hank McCamish Pavilion
State St
Griffith Track
NCR VOYIX Global HQ
Charles Allen Dr
Midtown Promenade
Couch Park
Ferst Dr
Mac Nease Baseball Park
TECH SQUARE
Peachtree St
Juniper St NE
Piedmont Ave NE
Central Park Pl NE
Monroe Dr NE
Virginia Highland
Recreation Center
Georgia Institute of Technology
Centennial Olympic Pk Dr
Midtown Place
Tech Pkwy
MARIETTA STREET ARTERY
Honeywell
Norfolk Southern Corp.
Fox Theatre
Bobby Dodd Stadium
Ponce De Leon Ave NE
Atlanta Contemporary Art Center
North Ave NW
North Ave.
North Ave NE
Ponce City Market
One Georgia Center
Coca Cola Corporate Office
Linden Ave
Old Fourth Ward
North Avenue Research Area - Georgia Tech
Emory Univ. Hospital Midtown
Central Park
Marietta St NW
Centennial Hill
SoNo
Pine St NE
Historic 4th Ward Park
Northside Dr
Civic Ctr.
Parkway Dr NE
Glen Iris Dr NE
Atlanta Civic Center
Alexander St NW
Spring St NW
Ralph McGill Blvd
Ralph McGill Blvd NE
Simpson St
Georgia Aquarium
World of Coca Cola
Truist Plaza
Courtland St
Georgia Power Corporate HQ
Baker St
Centennial Olympic Park
GEORGIA WORLD CONGRESS CENTER
PEACHTREE CENTER
Highland Ave NE
Freedom Pkwy
Inman Park
75
85
19
13
78
278
29
10
Woodstock
Alpharetta
Acworth
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Chamblee
Doraville
Smyrna
Lilburn
Powder Springs
Tucker
Mableton
Mountain Park
Brookhaven
Clarkston
Lithia Springs
Decatur
Stone Mountain
Avondale
Belvedere
Redan
Douglasville
Lithonia
South Fulton
East Point
College Park
Forest Park
Union City
Morrow
Fairburn
Riverdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GSMC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	6.0%	Net Rentable Area (SF):	1,085,612
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	LVA4 Atlanta Colony Square, L.P.	Year Built / Renovated:	1972, 1974, 2020, 2021 / 2000
Borrower Sponsors:	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.	Occupancy:	82.5%
Interest Rate:	7.37500%	Occupancy Date:	9/9/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of):	$16,554,450 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$24,041,323 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$29,712,592 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,188,955 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	83.3%
Amortization Type:	Interest Only	UW Revenues:	$49,913,938
Call Protection(2):	L(26),DorYM1(27),O(7)	UW Expenses:	$19,331,831
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,582,107
Additional Debt(1):	Yes	UW NCF:	$29,266,672
Additional Debt Balance(1):	$200,000,000	Appraised Value / Per SF(4):	$516,000,000 / $475
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/24/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	$375,955	N/A	Cut-off Date Loan / SF:	$239
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$239
Replacement Reserve:	$0	$19,152	N/A	Cut-off Date LTV(4):	50.4%
Rollover Reserve:	$4,000,000	$90,468	N/A	Maturity Date LTV(4):	50.4%
Free Rent Reserve:	$965,127	$0	N/A	UW NCF DSCR:	1.51x
Outstanding TI/LC:	$3,965,065	$0	N/A	UW NOI Debt Yield:	11.8%
Additional Rollover:	$0	$425,000	$5,100,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	87.3%	Loan Payoff	$281,760,456	94.6%
Borrower Sponsor Equity	37,832,154	12.7	Upfront Reserves	8,930,192	3.0
			Closing Costs	7,141,506	2.4

Total Sources	$297,832,154	100.0%	Total Uses	$297,832,154	100.0%
(1)	The Colony Square Mortgage Loan (as defined below) is part of the Colony Square Whole Loan (as defined below), which is comprised of 24 pari passu promissory notes with an aggregate original balance of $260,000,000. The Colony Square Whole Loan was originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the Colony Square Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Colony Square Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) October 2, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the anticipated closing date of the BMO 2024-5C8 securitization trust in December 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Appraised Value reflects the appraised value of the buildings at the Colony Square Property (as defined below) if sold individually. The appraisal determined an “as-is” portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount. Such portfolio appraised value would result in a Cut-off Date LTV and Maturity Date LTV of 55.9%.

The Loan. The fifth largest mortgage loan (the “Colony Square Mortgage Loan”) is part of a whole loan (the “Colony Square Whole Loan”) evidenced by 24 pari passu notes that is secured by the borrower’s fee interest in a 1,085,612 square foot mixed-use property in located in Atlanta, Georgia (the “Colony Square Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

The Colony Square Mortgage Loan, which is evidenced by the controlling Note A-1-3 and the non-controlling notes A-4-1, A-6-2, A-8, A-9-2, A-11-2, A-13 and A-14-2, has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Colony Square Whole Loan was co-originated on October 2, 2024 by BMO, GSBI and GACC and has an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. BMO is selling Notes A-1-3 and A-4-1, with an aggregate Cut-off Date principal balance of $34,468,086, GACC is selling Notes A-11-2, A-13 and A-14-2, with a Cut-off Date principal balance of $12,765,957 and GSMC is selling Notes A-6-2, A-8 and A-9-2, with a Cut-off Date principal balance of $12,765,957. The Colony Square Whole Loan is interest only for the entire term and accrues interest on an Actual/360 basis.

The relationship between the holders of the Colony Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool- The Whole Loans- The Serviced Pari Passu Whole Loans” and “The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Colony Square Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2024-5C8 securitization trust. See “The Pooling and Servicing Agreement-Servicing of the Outside Serviced Mortgage Loans-Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Colony Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$21,891,892	$21,891,892	Future Securitization(1)	No
A-1-2(1)	$3,959,170	$3,959,170	BMO	No
A-1-3	$19,148,938	$19,148,938	BMO 2024-5C8	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3	$25,000,000	$25,000,000	BMARK 2024-V11	No
A-4-1	$15,319,148	$15,319,148	BMO 2024-5C8	No
A-4-2	$15,212,766	$15,212,766	BMARK 2024-V11	No
A-5	$4,468,086	$4,468,086	BMO 2024-5C7	No
A-6-1	$14,893,617	$14,893,617	BMARK 2024-V11	No
A-6-2	$1,773,383	$1,773,383	BMO 2024-5C8	No
A-7	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-8	$9,259,000	$9,259,000	BMO 2024-5C8	No
A-9-1(1)	$4,018,469	$4,018,469	GSBI	No
A-9-2	$1,733,574	$1,733,574	BMO 2024-5C8	No
A-10(1)	$5,556,000	$5,556,000	GSBI	No
A-11-1	$14,893,617	$14,893,617	BMARK 2024-V11	No
A-11-2	$1,773,383	$1,773,383	BMO 2024-5C8	No
A-12	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-13	$9,259,000	$9,259,000	BMO 2024-5C8	No
A-14-1	$4,018,469	$4,018,469	Future Securitization(1)	No
A-14-2	$1,733,574	$1,733,574	BMO 2024-5C8	No
A-15-1	$4,089,639	$4,089,639	Future Securitization(1)	No
A-15-2(1)	$1,466,361	$1,466,361	GACC	No
A-16(1)	$25,000,000	$25,000,000	MS	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). In the case of the notes where the holder is indicated as “Future Securitization”, the related note(s) are expected to be included in a securitization transaction that has not been announced but is expected to close on or prior to the closing date for this securitization transaction.

The Property. The Colony Square Property consists of (i) four Class A office buildings (“Building 100”, “Building 300”, “Building 400” and “Building 500”), (ii) a retail component (the “Retail Component”) and (iii) a parking garage. The Colony

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

Square Property totals 1,085,612 square feet across four buildings. Building 100 consists of 329,011 square feet (30.3% of NRA and 31.3% of underwritten base rent) including 310,158 square feet of office space, 11,164 square feet of amenity space and 7,689 square feet of storage space. Building 300 consists of 78,100 square feet (7.2% of NRA and 5.8% of underwritten base rent) including 73,200 square feet of office space and 4,900 square feet of other space. Building 400 consists of 388,411 square feet (35.8% of NRA and 34.1% of underwritten base rent) including 381,034 square feet of office space, 7,236 square feet of storage space and 141 square feet of other space. Building 500 consists of 121,437 square feet of office space (11.2% of NRA and 14.0% of underwritten base rent). The Retail Component consists of 168,653 square feet (15.5% of NRA and 14.9% of underwritten base rent).

The following table presents certain information relating to the space types that comprise the Colony Square Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	885,829	81.6%	80.2%	$28,553,290	84.8%	$40.17
Retail	155,215	14.3	98.0%	4,992,868	14.8%	$32.81
Storage	15,609	1.4	52.2%	138,439	0.4%	$16.99
Amenity/Other	28,959	2.7	83.1%	0	0.0%	$0.00
Total / Wtd. Avg.	1,085,612	100.0%	82.5%	$33,684,597	100.0%	$37.63
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through August 2025.
(3)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.

Major Tenants. The largest tenants by underwritten base rent at the Colony Square Property are Jones Day, WeWork and WebMD.

Jones Day (115,000 square feet; 10.6% of Total NRA; 12.9% of underwritten base rent). Jones Day is a global law firm providing legal services to national and multinational corporations. Jones Day provides legal support in, among others, complex transactions, high stakes litigation, cyber security and capital markets activities. The firm employs over 2,400 lawyers in 40 different offices across the world. Jones Day is ranked ninth in law firms based on size, 12th in a legal industry publication’s ranking of the 200 largest law firms by gross revenue, and 15th in a 2024 survey by a legal industry publication of the 200 largest law firms in the world. The firm reported approximately $2.7 billion in revenue in 2023 and has worked with clients on over 3,000 transactions that hold a collective value of approximately $1.5 trillion over the past five years. Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036, has two, five-year renewal options remaining and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.

WeWork (44,463 square feet; 4.1% of Total NRA; 5.5% of underwritten base rent). Founded in 2010 and headquartered in New York City, WeWork is a provider of shared office and coworking space in 119 cities and 37 countries. WeWork’s private workspace service allows customers to own a private desk, whole office, or an entire floor of private office space. The company’s other coworking services include day to day office rentals, monthly memberships, and additional meeting and event space rentals. WeWork reported approximately $3.2 billion in revenue and $4.8 billion in expenses in 2022. WeWork emerged from Chapter 11 bankruptcy in May 2024. WeWork’s lease at the Colony Square Property commenced in May 2017 and was amended in November 2017 to expand its leased space at the Colony Square Property and in April 2024 to contract its leased space by one floor. WeWork’s lease expires on April 30, 2032 and has two, five-year renewal options remaining and no termination options.

WebMD (42,112 square feet; 3.9% of Total NRA; 5.2% of underwritten base rent). WebMD is an online health information website that provides information on a number of medical conditions, drugs and supplements, overall wellbeing, symptom checking, and medical practitioner location. Beyond its core services, WebMD also creates content such as news, blogs, and podcasts. WebMD was bought by private equity firm KKR for $2.8 billion in 2017. WebMD’s office lease at the Colony Square Property commenced in August 2010, is scheduled to expire on March 31, 2028 and has one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

The following table presents certain information relating to the historical occupancy of the Colony Square Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
76.2%	81.3%	82.8%	82.5%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of September 9, 2024.

The following table presents certain information relating to the tenants at the Colony Square Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Termination Option (Y/N)(3)	Renewal Option(3)
Jones Day	Office	NR/NR/NR	115,000	10.6%	$37.73	$4,338,950	12.9%	11/30/2036	N(4)	2 x 5 Yr
WeWork	Office/Storage	NR/NR/NR	44,463	4.1	$41.77	1,857,081	5.5	4/30/2032	N	2 x 5 Yr
WebMD	Office/Storage	NR/NR/NR	42,112	3.9	$41.92	1,765,443	5.2	3/31/2028	N	1 x 5 Yr
SPACES	Office/Retail	NR/NR/NR	42,273	3.9	$37.11	1,568,751	4.7	5/31/2029	N	2 x 5 Yr
iPic Theater	Retail	NR/NR/NR	38,011	3.5	$39.44	1,499,154	4.5	12/31/2040	N	4 x 5 Yr
Whole Foods	Office	NR/NR/NR	29,046	2.7	$41.41	1,202,795	3.6	4/30/2032	N	2 x 5 Yr
CBS Radio East	Office/Storage	Baa2/NR/BBB	29,688	2.7	$35.40	1,050,846	3.1	11/30/2028	Y(5)	2 x 5 Yr
Diamond Sports	Office/Storage	NR/NR/NR	36,883	3.4	$28.49	1,050,824	3.1	9/30/2026	N	2 x 5 Yr
Lord, Aeck & Sargent	Office	NR/NR/NR	30,016	2.8	$31.56	947,305	2.8	11/30/2027	N	2 x 5 Yr
Tosca Services	Office	NR/NR/NR	23,385	2.2	$39.42	921,741	2.7	12/31/2027	N	1 x 5 Yr
Office/Retail/ Storage Tenants			430,877	39.7%	$37.60	$16,202,890	48.1%
Remaining Occupied			464,305	42.8	37.65	17,481,707	51.9
Total Occupied			895,182	82.5%	$37.63	$33,684,597	100.0%
Vacant Space			190,430	17.5
Collateral Total			1,085,612	100.0%

(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have termination, contraction or renewal options (which may become exercisable prior to the originally stated expiration date of the tenant lease) with respect to certain tenants’ leased storage space that is not considered in the above Tenant Summary.
(4)	Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.
(5)	CBS Radio East may terminate its office lease at any time with 12 months’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

The following table presents certain information relating to the tenant lease expirations at the Colony Square Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM(5)	10	13,704	1.3%	$22,466	0.1%	13,704	1.3%	$22,466	0.1%
2024	4	4,224	0.4	44,768	0.1	17,928	1.7%	$67,234	0.2%
2025	17	70,888	6.5	2,386,574	7.1	88,816	8.2%	$2,453,808	7.3%
2026	18	96,572	8.9	3,015,645	9.0	185,388	17.1%	$5,469,453	16.2%
2027	20	107,574	9.9	4,262,340	12.7	292,962	27.0%	$9,731,794	28.9%
2028	27	124,858	11.5	5,249,578	15.6	417,820	38.5%	$14,981,372	44.5%
2029	21	104,577	9.6	4,485,385	13.3	522,397	48.1%	$19,466,757	57.8%
2030	10	32,823	3.0	1,528,896	4.5	555,220	51.1%	$20,995,653	62.3%
2031	11	61,332	5.6	1,809,607	5.4	616,552	56.8%	$22,805,261	67.7%
2032	8	79,551	7.3	3,333,631	9.9	696,103	64.1%	$26,138,891	77.6%
2033	1	2,980	0.3	92,082	0.3	699,083	64.4%	$26,230,973	77.9%
2034	4	12,017	1.1	515,289	1.5	711,100	65.5%	$26,746,262	79.4%
2035 & Beyond	7	184,082	17.0	6,938,335	20.6	895,182	82.5%	$33,684,597	100.0%
Vacant	NAP	190,430	17.5	NAP	NAP	1,085,612	100.0%	NAP	NAP
Total / Wtd. Avg.	158(6)	1,085,612	100.0%	$33,684,597	100.0%
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through August 2025.
(5)	MTM includes leases that are considered amenities, management office, and five storage spaces that depend on other tenant leases.
(6)	The number of expiring leases includes office, retail, storage and mixed-use tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

The following table presents certain information relating to the operating history and underwritten net cash flow of the Colony Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022(2)	2023	TTM(3)	Underwritten	Per Square Foot	%(4)
Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$32,794,612	$30.21	72.4%
Rent Steps	0	0	0	0	0	0	889,985	0.82	2.0
Vacancy Lease-Up	0	0	0	0	0	0	7,564,548	6.97	16.7
Total Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$41,249,145	$38.00	91.1%
Total Reimbursements	1,003,124	654,243	1,078,643	3,819,783	4,002,407	4,014,008	4,030,272	3.71	8.9
Gross Potential Rent	$19,263,642	$20,438,542	$24,140,982	$32,365,766	$35,823,028	$35,943,949	$45,279,418	$41.71	100.0%
Other Income(5)	5,007,108	3,069,143	6,423,279	9,868,036	11,866,796	11,751,442	12,199,068	11.24	26.9
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	0	(7,564,548)	(6.97)	(16.7)
Effective Gross Income	$24,270,750	$23,507,685	$30,564,261	$42,233,801	$47,689,824	$47,695,391	$49,913,938	$45.98	110.2%
Total Expenses(6)	13,662,908	11,280,709	14,009,811	18,192,479	17,977,232	18,506,436	19,331,831	17.81	38.7
Net Operating Income	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$30,582,107	$28.17	61.3%
Capital Expenditures	0	0	0	0	0	0	229,823	0.21	0.5
TI/LC	0	0	0	0	0	0	1,085,612	1.00	2.2
Net Cash Flow	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$29,266,672	$26.96	58.6%
(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	The increase in Base Rent and Net Operating Income from 2020 to 2021 and 2022 is largely due to the lease up of newly developed Building 300 and Building 500 as well as an increase in retail occupancy.
(3)	TTM represents the trailing 12-month period ending July 31, 2024.
(4)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(5)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt and miscellaneous income.
(6)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses. With respect to real estate taxes, the Colony Square Property benefits from tax abatements applicable to eight of the 12 tax parcels primarily expiring in 2030. Real estate taxes were underwritten based on the estimated 10-year abated real estate tax expense average.

Environmental. According to the Phase I environmental assessment dated June 5, 2024, there was no evidence of any recognized environmental conditions at the Colony Square Property.

Appraisal. According to the appraisal, the Colony Square Property had an “as-is” appraised value of $516,000,000 as of May 24, 2024. The table below shows the appraisal’s “as-is” conclusions. The appraised value reflects the appraised value of the buildings at the Colony Square Property if sold individually. The appraisal determined an “as-is” portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$516,000,000	7.00%
(1)	Source: Appraisal.

The Market. The Colony Square Property is located in Atlanta, Georgia. According to the appraisal, the Atlanta metropolitan statistical area (“Atlanta MSA”) had an estimated 2023 population of 6,313,755 which is an average annual 1.2% increase over the 2020 census. Additionally, the current estimated employment in the Atlanta MSA is 3,054,867 jobs which is a 22.0% increase over the past 10 years. Atlanta has the 10th strongest gross domestic product out of all metropolitan area economies in the nation. According to the appraisal, the 2023 total population within a one-, three- and five-mile radius of the Colony Square Property was 34,855, 202,261 and 422,620, respectively, and the 2023 median household income within the same radii was $113,273, $96,372 and $92,474, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 5 – Colony Square

According to the appraisal, the Colony Square Property is located in the Midtown/Pershing Point office submarket, which had an inventory of 31.4 million square feet with a 21.4% vacancy rate. The average asking rent is $42.12 per square foot, which is 73.3% greater than the metro area average of $24.30 per square foot.

According to the appraisal, the Colony Square Property is also located in the Midtown/Brookwood retail submarket, which is ranked 27th in inventory in the metro area with 6,904,227 square feet, and has an asking rent of $35.96 per square foot, which is 71.5% greater than the metro area average of $20.97 per square foot. The Midtown/Brookwood retail submarket also holds a vacancy rate of 2.3%.

The following table presents certain information relating to comparable retail leases for the Colony Square Property:

Comparable Retail Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	3,535(2)(3)	Chick-Fil-A	$32.28(2)	May-19(2)	143(2)
1197 Peachtree Street Northeast Atlanta, GA
2274 Peachtree Road Northwest	NAV	NAV	1,553	Pulse Performance	$35.00	Apr-24	60.0
Atlanta, GA
3050 Peachtree Drive Northeast	NAV	NAV	2,672	Ideal Image	$37.00	Dec-23	60.0
Atlanta, GA
4330 Peachtree Road Northeast	NAV	NAV	2,825	MHBV Salon	$36.50	Aug-24	120.0
Brookhaven, GA
2860 Cumberland Mall	NAV	NAV	3,003	Superior	$45.32	Oct-23	48.0
Atlanta, GA
2955 Cobb Parkway Southeast	NAV	NAV	4,000	Mattress Firm	$49.00	Oct-23	120.0
Atlanta, GA
4330 Peachtree Road	NAV	NAV	2,087	Tobbany	$33.00	Sep-24	60.0
Atlanta, GA
2300 Peachtree Road Northwest	NAV	NAV	3,382	Fete Atlanta	$40.00	Nov-23	60.0
Atlanta, GA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024.
(3)	Excluding 150 square feet of Chick-Fil-A’s storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Colony Square

The following table presents certain information relating to comparable office leases for the Colony Square Property:

Comparable Office Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	115,000(2)	Jones Day	$37.73(2)	Jun-21(2)	186(2)
1197 Peachtree Street Northeast Atlanta, GA
One Atlantic Center	1987 / NAP	1,101,022	8,000	Duff & Phelps	$45.00	Sep-24	120
1201 West Peachtree Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	4,392	N/A	$45.00	Dec-23	36
201 17th Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	7,023	Tractian	$44.00	Nov-23	42
201 17th Street Northwest Atlanta, GA
Ponce City Market 675 Ponce De Leon Avenue Northeast	2014 / NAP	685,773	196,355	MailChimp	$55.00	Oct-23	6
Atlanta, GA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.

The Borrower. The borrower is LVA4 Atlanta Colony Square, L.P., a Delaware limited partnership structured as a single purpose, bankruptcy-remote entity, with its general partner structured as a single purpose, bankruptcy-remote Delaware single member limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colony Square Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P. North American Properties is a real estate developer, manager and investor, with a portfolio that spans 15 different states throughout the United States with a focus on Ohio, Texas, Florida, and Georgia.

Property Management. The Colony Square Property is managed by North American Properties-Atlanta, Ltd., a property management company affiliated with North American Ventures LLC.

Escrows and Reserves. At origination of the Colony Square Whole Loan, the borrower deposited $4,000,000 for a rollover reserve fund, approximately $3,965,065 for outstanding TI/LC and approximately $965,127 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $375,955).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Colony Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,152 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $90,468 for approved leasing expenses.

Additional Rollover Reserve – On a monthly basis, the borrower is required to escrow $425,000 from excess cash flow, to the extent available, for tenant improvement and leasing commission obligations incurred following the origination date (the “Additional Rollover Reserve”). Such monthly deposits into the Additional Rollover Reserve will not be required during

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Colony Square

such time that the balance of the Additional Rollover Reserve equals or exceeds $5,100,000 (the “Additional Rollover Reserve Required Amount”).

Lockbox / Cash Management. The Colony Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Colony Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Colony Square Property to be deposited into such lockbox within two business days of receipt. During the continuance of a Trigger Period (as defined below), provided that no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Colony Square Whole Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Colony Square Whole Loan, (ii) the debt yield being less than 9.5% (tested on a quarterly basis), (iii) the payment date that is six months prior to the maturity date or (iv) the occurrence of an Additional Replacement Reserve Trigger Event (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the earlier to occur of the date (x) that the debt yield is equal to or greater than 9.5% for two consecutive calendar quarters or (y) the borrower posts with the lender cash or a letter of credit in an amount that if applied to repay the Colony Square Whole Loan would cause the debt yield test set forth in the preceding clause (x) to be satisfied, (C) clause (iii), payment in full of the Colony Square Whole Loan in accordance with the terms of the Colony Square Whole Loan documents and (D) clause (iv), the occurrence of an Additional Replacement Reserve Cure Event (as defined below).

An “Additional Replacement Reserve Trigger Event” means the failure by the borrower to make deposits into the Additional Rollover Reserve account in the aggregate amount equal to or exceeding the Additional Rollover Reserve Required Amount prior to or on October 6, 2025.

An “Additional Replacement Reserve Cure Event” means the earlier to occur of the date (A) on which the aggregate amount of the Additional Rollover Reserve deposits made equals or exceeds the Additional Rollover Reserve Required Amount or (B) that the borrower otherwise deposits into the Additional Rollover Reserve account additional cash in an amount sufficient to have the aggregate amount of all deposits made into the Additional Rollover Reserve account equal or exceed the Additional Rollover Reserve Required Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Permitted Future Preferred Equity. The borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be made by a qualified institutional investor, (ii) the loan-to-value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. The Colony Square Property consists of 12 tax parcels, eight of which are subject to a 10-year tax abatement expiring either in 2030 or 2031 pursuant to a tax abatement transaction with the Atlanta Development Authority d/b/a Invest Atlanta (the “Authority”). Each tax abatement begins with a 50.0% reduction against the gross tax expense and decreases by 5.0% each year. To effectuate tax abatement benefits for the Colony Square Property, the borrower transferred fee ownership the Colony Square Property to the Authority and subsequently leased it back from the Authority

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Colony Square

pursuant to a ground lease. The ground lease expires on December 31, 2032. The borrower has the right to purchase the fee interest back from the Authority at any time during the tax abatement period for $1.00 in exchange for terminating any future tax abatement benefits. In addition, the Authority agreed to sell, and the borrower agreed to purchase, the fee interest for $1.00 at expiration or sooner termination of the ground lease. In addition to the mortgage on the borrower’s leasehold estate under the ground lease, the Colony Square Whole Loan is also secured by a mortgage on the Authority’s related fee interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 6 – Quest Diagnostics – Chantilly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 6 – Quest Diagnostics – Chantilly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 6 – Quest Diagnostics – Chantilly

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$57,300,000	Title:	Fee
Cut-off Date Principal Balance:	$57,300,000	Property Type – Subtype:	Mixed Use – Life Science
% of IPB:	5.8%	Net Rentable Area (SF):	248,186
Loan Purpose:	Recapitalization	Location:	Chantilly, VA
Borrower:	NM QST, L.L.C.	Year Built / Renovated:	1991 / 2006
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation	Occupancy:	100.0%
Interest Rate:	5.66000%	Occupancy Date:	12/6/2024
Note Date:	11/13/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$5,516,307 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,656,667 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,781,921 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,841,634
Call Protection:	L(23),YM1(1),DorYM(31),O(5)	UW Expenses:	$973,188
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,868,446
Additional Debt:	No	UW NCF:	$5,831,218
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$81,000,000 / $326
Additional Debt Type:	N/A	Appraisal Date:	9/16/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$231
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$231
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.7%
Replacement Reserves:	$0	Springing	$55,842	Maturity Date LTV:	70.7%
TI / LC Reserve:	$0	Springing	$372,279	UW NCF DSCR:	1.77x
Downgrade Reserve:	$0	Springing	$1,489,116	UW NOI Debt Yield:	10.2%
Master Lease Trigger Period Avoidance Reserve	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$57,300,000	100.0%	Principal Equity Distribution:(3)	$54,073,047	94.4%
			Closing Costs:(4)	3,226,953	5.6
Total Sources:	$57,300,000	100.0%	Total Uses:	$57,300,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	2020 financials are not available given Quest Diagnostics leases the Quest Diagnostics – Chantilly Property (as defined below) on a triple-net basis.
(3)	The borrower sponsor acquired the Quest Diagnostics – Chantilly Property (as defined below) in October 2024 for $80.5 million.
(4)	Closing Costs include a rate buydown of $2,865,000.

The Loan. The sixth largest mortgage loan (the “Quest Diagnostics – Chantilly Mortgage Loan”) is evidenced by a single promissory note with a principal balance as of the Cut-off Date of $57,300,000, secured by a first lien deed of trust on the borrower’s fee interest in a 248,186 square foot office, laboratory and diagnostic testing property (the “Quest Diagnostics – Chantilly Property”) located in Chantilly, Virginia. The Quest Diagnostics – Chantilly Mortgage Loan was originated by Goldman Sachs Bank USA on November 13, 2024, has a 5-year interest-only term and accrues interest at a rate of 5.66000% per annum on an Actual/360 basis. The proceeds of the Quest Diagnostics – Chantilly Mortgage Loan were used by the borrower to recapitalize the Quest Diagnostics – Chantilly Property and pay origination costs. The Quest Diagnostics – Chantilly Mortgage Loan had an original term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the Quest Diagnostics – Chantilly Mortgage Loan is the payment date in December 2029.

The Property. The Quest Diagnostics – Chantilly Property is a three-story, 248,186 square foot laboratory and diagnostic testing facility located at 14225 Newbrook Drive in Chantilly, Virginia. The Quest Diagnostics – Chantilly Property is 100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Quest Diagnostics – Chantilly

leased to Quest Diagnostics (the “Tenant”) on a triple-net basis. Approximately 70% of the Quest Diagnostics – Chantilly Property is dedicated to lab space focused on toxicology, cytogenetics, microbiology and other purposes.

Sole Tenant. The entire Quest Diagnostics – Chantilly Property is leased to Quest Diagnostics on a triple-net basis.

Quest Diagnostics (248,186 SF, 100.0% of NRA, 100.0% of underwritten base rent): Quest Diagnostics (NYSE: DGX) is an American clinical laboratory operator and provider of diagnostics testing. Every year, Quest Diagnostics serves one in three adult Americans and half of the physicians and hospitals in the United States. Quest Diagnostics has nearly 50,000 employees located across 2,000 patient locations. Quest Diagnostics’ lease commenced in January 1997, expires in December 2036, includes two five-year renewal options and has no termination options.

Appraisal. According to the appraisal dated September 16, 2024, the Quest Diagnostics – Chantilly Property had an “as-is” appraised value of $81,000,000. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$81,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment for the Quest Diagnostics – Chantilly Property dated July 11, 2024, there was no evidence of any recognized environmental conditions at the Quest Diagnostics – Chantilly Property.

The following table presents certain information relating to the sole tenant at the Quest Diagnostics – Chantilly Property:

Sole Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Quest Diagnostics	Baa1/BBB+/BBB	248,186	100.0%	$24.64	$6,114,337	100.0%	12/31/2036
Occupied Total Collateral		248,186	100.0%	$24.64	$6,114,337	100.0%
Vacant Space (Owned)		0	0.0
Totals/ Wtd. Avg. All Owned Tenants		248,186	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2024, inclusive of rent steps through November 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Quest Diagnostics – Chantilly

The following table presents certain information relating to the lease rollover schedule at the Quest Diagnostics – Chantilly Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024 & MTM	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	0	0.0%
2035 & Beyond	1	248,186	100.0	6,114,337	100.0	248,186	100.0%	6,114,337	100.0%
Total/Wtd. Avg.	1	248,186	100.0%	$6,114,337	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2024, inclusive of rent steps through November 30, 2025.

The following table presents certain information relating to the underwritten cash flows of the Quest Diagnostics – Chantilly Property:

Underwritten Net Cash Flow(1)
	2021	2022	2023	Underwritten	PSF	%(2)
Base Rent	$5,539,287	$5,677,769	$5,819,714	$6,114,337	$24.64	84.9%
Rent Steps	0	0	0	115,170	0.46	1.6
Reimbursements	578,090	569,010	577,161	972,213	3.92	13.5
Potential Gross Revenue	$6,117,377	$6,246,779	$6,396,874	$7,201,720	$29.02	100.0%
Vacancy Loss	0	0	0	(360,086)	(1.45)	(5.0)
Effective Gross Revenue	$6,117,377	$6,246,779	$6,396,874	$6,841,634	$27.57	95.0%
Real Estate Taxes	484,465	487,553	465,300	488,013	1.97	7.1
Insurance	11,966	12,167	13,969	199,518	0.80	2.9
Payroll	32,062	33,665	35,113	56,938	0.23	0.8
Other Expenses	72,578	56,727	100,571	228,719	0.92	3.3
Total Expenses	$601,070	$590,112	$614,953	$973,188	$3.92	14.2%
Net Operating Income	$5,516,307	$5,656,667	$5,781,921	$5,868,446	$23.65	85.8%
Replacement Reserves	0	0	0	37,228	0.15	0.5
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$5,516,307	$5,656,667	$5,781,921	$5,831,218	$23.50	85.2%
(1)	Based on the underwritten rent roll dated December 6, 2024, inclusive of rent steps through November 30, 2025.
(2)	% column represents percent of Potential Gross Revenue for revenue fields and represents percent of Effective Gross Revenue for the remainder of fields.

The Market. The Quest Diagnostics – Chantilly Property is located in the Route 28 South Office submarket within the broader Washington, DC metropolitan statistical area. The Quest Diagnostics – Chantilly Property is located in the Westfields Corporate Center, a business park developed in the early 1980s. The area benefits from close proximity to federal agencies and their business partners. Located approximately 10 miles south of Washington Dulles International Airport, the Quest Diagnostics – Chantilly Property is proximate to the Dulles Toll Road, Interstate 66 and U.S. Route 50, amongst other major throughfares.

The Borrower. The borrower is NM QST, L.L.C., a Delaware limited liability company, a special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Quest Diagnostics – Chantilly Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 6 – Quest Diagnostics – Chantilly

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is New Mountain Net Lease Partners II Corporation.

Property Management. The Quest Diagnostics – Chantilly Property is self-managed.

Escrows and Reserves. At loan origination, the borrower was not required to make any upfront deposits.

Tax Reserve – On each payment date during a Quest Diagnostics – Chantilly Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period (such reserve will be conditionally waived so long as no event of default under the Quest Diagnostics – Chantilly Mortgage Loan documents has occurred and is continuing, the Tenant is required to pay such taxes and, upon the request of the lender, the borrower has provided evidence that taxes have been paid in accordance with the requirements of the Quest Diagnostics – Chantilly Mortgage Loan documents).

Insurance Reserve – On each payment date during a Quest Diagnostics – Chantilly Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period (such reserve will be conditionally waived so long as no event of default under the Quest Diagnostics – Chantilly Mortgage Loan documents has occurred and is continuing, the Tenant is required to pay such insurance premiums and, upon the request of the lender, the borrower has provided evidence that insurance premiums have been paid in accordance with the requirements of the Quest Diagnostics – Chantilly Mortgage Loan documents).

TI/LC Reserve – On each payment date during a Quest Diagnostics – Chantilly Trigger Period, the borrower is required to deposit approximately $20,682 into a tenant improvement and leasing commissions reserve, capped at $372,279 (excluding amounts deposited therein in respect of lease termination proceeds).

Capital Expenditure Reserve – On each payment date during a Quest Diagnostics – Chantilly Trigger Period, the borrower is required to deposit approximately $3,102 into a capital expenditure reserve, capped at $55,842.

Master Lease Reserve – Upon the occurrence of a Quest Diagnostics – Chantilly Master Lease Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a master lease reserve account as described below under “—Lockbox/Cash Management;” provided, however, any amounts required to be deposited in the master lease reserve account may, at the borrower’s election, be provided instead in the form of one or more letters of credit up to an aggregate amount of 10% of the then outstanding principal balance of the Quest Diagnostics – Chantilly Mortgage Loan.

Downgrade Reserve – On each payment date during a Quest Diagnostics – Chantilly Downgrade Reserve Period (as defined below), if and to the extent the amount contained in the downgrade reserve account is less than $1,489,116, the borrower is required to deposit an amount equal to $41,364 (the “Quest Diagnostics – Chantilly Monthly Downgrade Amount”); provided, however, in lieu of depositing the Quest Diagnostics – Chantilly Monthly Downgrade Amount the borrower may, at the borrower’s election, deliver to the lender a letter of credit satisfying the conditions set forth in the Quest Diagnostics – Chantilly Mortgage Loan documents.

Master Lease Trigger Period Avoidance Reserve– Upon the occurrence of a Quest Diagnostics – Chantilly Master Lease Trigger Event, in order to satisfy the Master Lease Trigger Period Avoidance Condition (as defined below), the borrower may elect to make a cash deposit into a master lease trigger period avoidance reserve account as described below under “—Lockbox/Cash Management.”

DSCR Trigger Period Avoidance Reserve– Upon the occurrence of a Quest Diagnostics – Chantilly DSCR Trigger Event (as defined below), in order to satisfy the DSCR Trigger Period Avoidance Condition (as defined below), the borrower may elect to make a cash deposit with into a DSCR trigger period avoidance reserve account as described below under “— Lockbox/Cash Management.”

A “Quest Diagnostics – Chantilly Downgrade Reserve Period” means the period commencing on the first payment date following the date on which the Tenant or any guarantor of the master lease which is rated by at least two nationally recognized statistical rating organizations (“NRSROs”) is downgraded below “B+” (or the equivalent) by at least two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 6 – Quest Diagnostics – Chantilly

NRSROs and concluding on the first payment date following the date on which the Tenant (or any guarantor of the master lease) is subsequently rated “B+” or above by at least two NRSROs; provided that if such party is only rated by one NRSRO, the Quest Diagnostics – Chantilly Downgrade Reserve Period means the period commencing on the first payment date following the date on which such party is downgraded below “B+” (or the equivalent) by such NRSRO and concluding on the first payment date following the date on which such party is subsequently rated “B+” or above by such NRSRO.

Lockbox / Cash Management. The Quest Diagnostics – Chantilly Mortgage Loan documents require a hard lockbox and springing cash management. The borrower was required to deliver a tenant direction letter to the Tenant directing the Tenant to remit its rents directly to the lender-controlled lockbox. So long as no Quest Diagnostics – Chantilly Trigger Period or event of default under the Quest Diagnostics – Chantilly Mortgage Loan documents then exists, all funds deposited into the lockbox account are required to be transferred on each business day to a borrower-controlled operating account. Upon the occurrence and during the continuance of a Quest Diagnostics – Chantilly Trigger Period or event of default under the Quest Diagnostics – Chantilly Mortgage Loan documents, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender.

During the continuance of a Quest Diagnostics – Chantilly Trigger Period or, at the lender’s sole discretion, during an event of default under the Quest Diagnostics – Chantilly Mortgage Loan documents, funds in the cash management account will be applied and disbursed for payment of taxes, insurance premiums, debt service, operating expenses, reserves, and other amounts payable in accordance with the Quest Diagnostics – Chantilly Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Quest Diagnostics – Chantilly Mortgage Loan documents are required to be held by the lender (a) during the continuance of a Quest Diagnostics – Chantilly Trigger Period caused by a Quest Diagnostics – Chantilly Master Lease Trigger Event, in the master lease reserve account or (b) during the continuance of a Quest Diagnostics – Chantilly Trigger Period during which a Quest Diagnostics – Chantilly Master Lease Trigger Event is not in effect, (x) to the extent that the balance in the excess cash flow reserve account is less than an amount equal to the monthly base rent under the master lease or any replacement master lease (as of the date of the commencement of the applicable Quest Diagnostics – Chantilly Trigger Period) multiplied by eighteen (the “Quest Diagnostics – Chantilly Excess Cash Flow Threshold Amount”), in an excess cash flow reserve account as additional collateral for the Quest Diagnostics – Chantilly Mortgage Loan and (y) to the extent that the balance in the excess cash flow reserve account equals or exceeds the Quest Diagnostics – Chantilly Excess Cash Flow Threshold Amount, in a borrower-controlled operating account. Upon the occurrence and during the continuance of an event of default under the Quest Diagnostics – Chantilly Mortgage Loan documents or any bankruptcy action of the borrower, the lender may apply funds to the debt in such priority as it may determine.

A “Quest Diagnostics – Chantilly Trigger Period” means each period that commences when (a) the Tenant files for bankruptcy and concludes when (x) (i) the Tenant assumes the master lease in connection with such bankruptcy or (ii) the borrower has relet the Quest Diagnostics – Chantilly Property pursuant to an approved substitute lease resulting in a debt service coverage ratio of at least 1.25x or (y) the borrower has deposited with the lender cash or a letter of credit in such amount as calculated pursuant to the Quest Diagnostics – Chantilly Mortgage Loan documents (a “Master Lease Trigger Period Avoidance Condition”); (b) the Tenant has (i) ceased its business operations in more than 25% (in the aggregate) of the Quest Diagnostics – Chantilly Property or (ii) terminated the master lease (a “Go-Dark Event”) and concludes when (x) (1) a Go-Dark Event is no longer continuing and (2) the Tenant has provided an estoppel certificate confirming its intent to occupy the Quest Diagnostics – Chantilly Property in accordance with the master lease, or (y) the borrower has relet the Quest Diagnostics – Chantilly Property pursuant to an approved substitute lease resulting in a debt service coverage ratio of at least 1.25x or (z) the Master Lease Trigger Period Avoidance Condition is satisfied (any of the events described in clauses (a) and (b), a “Quest Diagnostics – Chantilly Master Lease Trigger Event”); (c) the debt service coverage ratio as of the last day of any two consecutive fiscal quarters, is less than 1.25x (a “Quest Diagnostics – Chantilly DSCR Trigger Event”) and concludes when (x) the debt service coverage ratio, as of the last day of any two consecutive fiscal quarters, is equal to or greater than 1.25x or (y) the borrower has deposited with the lender cash or a letter of credit in such amount as calculated pursuant to the Quest Diagnostics – Chantilly Mortgage Loan documents (a “DSCR Trigger Period Avoidance Condition”) and/or (d) commences when (and if) the financial reports required under the Quest Diagnostics – Chantilly Mortgage Loan documents are not delivered to the lender as and when required and concludes when such reports are delivered and they indicate that, in fact, no Quest Diagnostics – Chantilly Trigger Period based upon clause (c) above is ongoing.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Quest Diagnostics – Chantilly

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

Anchor / Major
Junior Anchor
Inline
Vacant
Not Part of Collateral
N
jcpenney
macy's
VON MAUR
MAIN EVENT
H&M
Buckle
JIMMY JAZZ
OFFLINE By Aerie
BARNES & NOBLE
The Cheesecake Factory
Red Robin
Phoenix THEATRES
AMERICAN EAGLE OUTFITTERS
laVie en Rose
ALTAR'D STATE
Arula
CHAMPS
VICTORIA'S SECRET
Abercrombie & Fitch
LUSH
ZALES
KAY
carter's
chico's
J.CREW
FOREVER 21
POTTERY BARN
ALDO
HOLLISTER
VERSONA
VACANT
LEGO
SEPHORA
WILLIAMS-SONOMA
Bath & Body Works
WHITE | BLACK
URBAN OUTFITTERS
ROSE & REMINGTON
SHOE DEPT. ENCORE
VANS
ANN TAYLOR
TORRID
PACSUN
AÉROPOSTALE
ZUMIEZ
HOT TOPIC
LOFT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.0%	Net Rentable Area (SF)(4):	563,041
Loan Purpose:	Refinance	Location:	Kentwood, MI
Borrowers:	PR Woodland Limited Partnership and PR Woodland Anchor-S, LLC	Year Built / Renovated:	1968 / 1998, 2019
Borrower Sponsor:	PREIT Associates, L.P.	Occupancy(4):	95.5%
Interest Rate:	7.35000%	Occupancy Date(4):	11/11/2024
Note Date:	11/19/2024	4th Most Recent NOI (As of):	$11,650,954 (12/31/2021)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$11,503,714 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,494,074 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$11,892,540 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.9%
Amortization Type:	Interest Only	UW Revenues:	$22,431,491
Call Protection(2):	L(24),D(31),O(5)	UW Expenses:	$10,411,138
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,020,353
Additional Debt(1):	Yes	UW NCF:	$11,524,346
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$151,000,000 / $268
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/17/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$142
Taxes:	$1,197,863	$399,288	N/A	Maturity Date Loan / SF(4):	$142
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.0%
Replacement Reserves:	$0	$13,001	N/A	Maturity Date LTV:	53.0%
TI / LC Reserve:	$1,500,000	Springing	$1,500,000	UW NCF DSCR:	1.93x
La Vie En Rose Reserve:	$460,074	$0	N/A	UW NOI Debt Yield:	15.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$80,000,000	83.4%	Loan Payoff	$90,784,742	94.6%
Sponsor Equity	15,928,155	16.6	Upfront Reserves	3,157,937	3.3
			Closing Costs(5)	1,985,476	2.1
Total Sources	$95,928,155	100.0%	Total Uses	$95,928,155	100.0%
(1)	The Woodland Mall Mortgage Loan (as defined below) is part of the Woodland Mall Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $80,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Woodland Mall Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of January 6, 2025. Defeasance of the Woodland Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 19, 2027. The assumed lockout of 24 payments is based on the expected BMO 2024-5C8 securitization closing date in December 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Woodland Mall Property (as defined below) consists of 563,041 square feet of collateral and does not include Non-Collateral Square Footage (as defined below).
(5)	Closing Costs include an $800,000 interest rate buydown credit.

The Loan. The seventh largest mortgage loan (the “Woodland Mall Mortgage Loan”) is part of a whole loan (the “Woodland Mall Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $80,000,000. The Woodland Mall Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The Woodland Mall Whole Loan was originated on November 19, 2024 by Starwood Mortgage Capital LLC (“SMC”). Bank of Montreal (“BMO”) subsequently purchased Notes A-4, A-5 and A-6. The Woodland Mall Whole Loan is secured by the borrower’s fee simple interest in a 563,041 square foot portion of a 1,031,952 square foot super regional mall located in the Grand Rapids suburb of Kentwood, Michigan (the “Woodland Mall Property”). The Woodland Mall Whole Loan Property does not include any portion of the mall that is occupied by JCPenney, Macy’s, Main Event and Verizon (which are each corporately-owned).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

The Woodland Mall Whole Loan has a five-year interest-only term accruing interest at a rate of 7.35000% per annum on an Actual/360 basis. The scheduled maturity date of the Woodland Mall Whole Loan is December 6, 2029.

The Woodland Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C8 trust securitization. The relationship between the holders of notes evidencing the Woodland Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Woodland Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BMO 2024-5C8	Yes
A-2(1)	$12,000,000	$12,000,000	Starwood Mortgage Funding VII, LLC	No
A-3(1)	$6,000,000	$6,000,000	Starwood Mortgage Funding VII, LLC	No
A-4	$20,000,000	$20,000,000	BMO 2024-5C8	No
A-5(1)	$8,000,000	$8,000,000	BMO	No
A-6(1)	$4,000,000	$4,000,000	BMO	No
Whole Loan	$80,000,000	$80,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Woodland Mall Property is part of a single-story, super-regional mall located in the Grand Rapids suburb of Kentwood, Michigan. The Woodland Mall Property consists of 563,041 of owned square feet within a super-regional mall of 1,031,952 square feet, which is anchored by an 86,165 square foot Von Maur (ground leased), a 254,905 square foot JCPenney (non-collateral), a 157,316 square foot Macy’s (non-collateral), a 48,690 square foot Main Event (non-collateral) and a 46,922 square foot Phoenix Theatres. Macy’s, JCPenney, Main Event and Verizon (the “Non-Collateral Tenants”) make up the 468,911 square feet not owned by the borrower sponsor (the “Non-Collateral Square Footage”). The Woodland Mall Property is 95.5% leased as of November 11, 2024. The Woodland Mall Property has 5,000 surface parking spaces, resulting in a parking ratio of approximately 4.85 spaces per 1,000 square feet of space including Non-Collateral Tenants.

The Woodland Mall Property is positioned to capture shoppers from households in the communities of Ada, Cascade and East Grand Rapids. The “Medical Mile” in Grand Rapids (approximately 10 minutes away from the Woodland Mall Property) contains more than ten healthcare facilities including two hospitals, five research facilities and one medical school. In addition to key anchor tenants, the Woodland Mall Property features Apple, Pottery Barn, Altar’d State, Williams-Sonoma, Urban Outfitters and Dry Goods. Additional non-collateral parcels feature REI Co-op and Kohl’s. Comparable in-line tenant sales at the Woodland Mall Property were $684 per square foot for the trailing 12 months ending August 2024 equating to an occupancy cost of approximately 8.8%. Comparable in-line sales excluding Apple over the same period were approximately $462 per square foot equating to an occupancy cost of approximately 13.0%.

The borrower sponsor originally purchased the Woodland Mall Property in 2005 for approximately $177.4 million. The borrower sponsor’s total reported cost basis is approximately $305.0 million including the original purchase price, capital expenditures, and various parcel purchases and sales. Since 2016, the borrower sponsor has invested approximately $114.3 million into the Woodland Mall Property including the purchase of a box formerly occupied by Sears in 2016 for approximately $22.7 million. After purchasing the former Sears store in 2016, the borrower sponsor demolished the approximately 313,000 square foot space and commenced a major renovation, investing approximately $91.6 million in capital expenditures into the Woodland Mall Property to add a new wing that is currently anchored by Von Maur and occupied by tenants such as Sephora, Urban Outfitters and Williams-Sonoma. This renovation also added Cheesecake Factory, Red Robin and On The Border Mexican Grill to the open air dining section of the Woodland Mall Property, included a newly renovated theater space for Phoenix Theatres, which executed a 15-year lease in June 2022, and facilitated the replacement of Sears with new anchor tenant Von Maur. Apple, which has been a tenant at the Woodland Mall Property since 2005, also opened a new larger store nearly doubling its footprint as part of the renovation completed by the borrower sponsor. Apple now occupies 7,277 square feet and reported sales of approximately $51.7 million ($7,108 per square foot) for the trailing 12 months ending August 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

Major Tenants. The three largest tenants based on underwritten base rent are Phoenix Theatres, Victoria’s Secret and Apple.

Phoenix Theatres (46,922 square feet, 8.3% of net rentable area (“NRA”), 4.8% of underwritten base rent): Phoenix Theatres is a Michigan-based movie theater chain founded in 2000. Phoenix Theatres has four theaters in Michigan and another four theaters located in Iowa, Massachusetts and Ohio. According to the tenant, Phoenix Theatres spent approximately $4.0 million in building out its 14-screen space. Phoenix Theatres occupies 46,922 square feet on a lease that expires June 30, 2037 with three five-year lease renewal options and no termination options.

Victoria’s Secret (11,506 square feet, 2.0% of NRA, 4.0% of underwritten base rent): Victoria’s Secret (NYSE: VSCO) is an American lingerie, clothing, and beauty retailer. The company was founded in 1977 and is headquartered in Reynoldsburg, Ohio. Victoria’s Secret operates approximately 1,350 stores in 70 countries and employs approximately 30,000 people. Victoria’s Secret occupies an 11,506 square feet space under a lease that commenced on September 21, 2018 and expires January 31, 2029 with no renewal or termination options.

Apple (7,277 square feet, 1.3% of NRA, 3.9% of underwritten base rent) Apple is an American multinational technology company headquartered in Cupertino, California. Apple operates over 500 stores across the world and has over 160,000 employees. Apple has been a tenant at the Woodland Mall Property since March 2017. Apple occupies 7,277 square feet on a lease expiring on March 31, 2027 with no renewal or termination options.

Appraisal. According to the appraisal, the Woodland Mall Property had an “as-is” appraised value of $151,000,000 as of September 17, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$151,000,000	7.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Woodland Mall Property dated November 8, 2024 (the “ESA”) identified no recognized environmental conditions. The ESA identified a CREC related to prior operations of a gas station on the site of the Woodland Mall Property. See “Descriptions of the Mortgage Pool – Environmental Considerations" in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Woodland Mall Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
93.4%	98.7%	98.5%	95.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 11, 2024.

The following table presents certain information relating to comparable in-line sales of the Woodland Mall Property:

Comparable In-Line Sales
	2020	2021	2022	2023	August 2024 TTM
In-Line Sales Under 10,000 SF (PSF)	$410	$632	$646	$613	$684
Occupancy Cost	NAV	9.4%	9.7%	9.5%	8.8%
In-Line Sales Under 10,000 SF (PSF) (excluding Apple)	$301	$463	$454	$421	$462
Occupancy Cost (excluding Apple)	NAV	12.3%	13.2%	13.1%	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

The following table presents certain information relating to the top 10 tenants by underwritten base rent (of which, certain tenants have co-tenancy provisions) at the Woodland Mall Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Total Mall NRA (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	TTM August 2024 Sales $(4)	Sales PSF(4)	Occ Cost(4)	Lease Expiration Date
Non-Collateral Anchor Tenants
JCPenney	NR/NR/NR	254,905	NAP	$0.00	$0	0.0%	NAV	NAV	NAV	NAV
Macy’s	Ba2/BB+/NR	157,316	NAP	0.00	0	0.0	NAV	NAV	NAV	NAV
Main Event	NR/NR/NR	48,690	NAP	0.00	0	0.0	NAV	NAV	NAV	NAV
Verizon	NR/NR/NR	8,000	NAP	0.00	0	0.0	NAV	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		468,911	NAP	$0.00	$0	0.0%
Collateral Anchor Tenants
Von Maur(5)	NR/NR/NR	86,165	15.3%	$2.32	$200,000	1.6%	$13,242,314	$153.69	1.9%	1/31/2119
Top 10 Tenants
Phoenix Theatres(6)	NR/NR/NR	46,922	8.3%	$12.50	$586,525	4.8%	$4,700,511	$100.18	12.5%	6/30/2037
Victoria’s Secret	B1/BB-/NR	11,506	2.0	$42.00	483,252	4.0	$3,936,771	$342.15	21.1%	1/31/2029
Apple	Aaa/AA+/NR	7,277	1.3	$64.76	471,233	3.9	$51,727,511	$7,108.36	0.9%	3/31/2027
American Eagle Outfitters	NR/NR/NR	9,490	1.7	$49.23	467,193	3.8	$5,910,801	$622.85	14.7%	12/31/2026
The Cheesecake Factory(7)	NR/NR/NR	8,387	1.5	$48.00	402,576	3.3	$9,451,178	$1,126.88	6.2%	1/31/2040
Barnes & Noble	NR/NR/NR	37,393	6.6	$10.70	400,000	3.3	NAV	NAV	NAV	1/31/2030
Pottery Barn	NR/NR/NR	10,226	1.8	$39.02	399,018	3.3	$4,607,923	$450.61	8.7%	1/31/2026
Kay Jewelers	NR/NR/NR	1,660	0.3	$164.38	272,871	2.2	$1,433,722	$863.69	23.8%	12/31/2028
Altar’d State	NR/NR/NR	9,197	1.6	$29.63	272,523	2.2	$3,214,938	$349.56	9.4%	6/30/2029
Urban Outfitters	NR/NR/NR	8,000	1.4	$31.95	255,600	2.1	NAV	NAV	NAV	1/31/2030
Top 10 Tenants Subtotal / Wtd. Avg.		150,058	26.7%	$26.73	$4,010,791	32.8%
Remaining Occupied		301,402	53.5%	$27.20	$8,199,302	67.2%
Occupied Collateral Total		537,625	95.5%	$22.71	$12,210,093	100.0%
Vacant		25,416	4.5%
Collateral Total / Wtd. Avg.		563,041	100.0%

Collateral + Non Collateral Total		1,031,952

(1)	Based on the underwritten rent roll dated November 11, 2024 inclusive of rent steps totaling $118,067 through July 2025 and average rent through the Woodland Mall Whole Loan term for two investment-grade tenants totaling $20,997.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Woodland Mall Property and does not include the portion occupied by the Non-Collateral Tenants.
(4)	All information regarding sales and occupancy costs presented in this term sheet with respect to the Woodland Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales are a s of the 12 months ended August 2024.
(5)	Von Maur operates under a ground lease.
(6)	Phoenix Theatres has three five-year lease renewal options.
(7)	The Cheesecake Factory has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

The following table presents certain information relating to the lease rollover schedule at the Woodland Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	25,416	4.5%	NAP	NA	P	25,416	4.5%	NAP	NAP
2024 & MTM	6	14,232	2.5%	$278,775	2.3%		39,648	7.0%	$278,775	2.3%
2025	22	42,393	7.5	925,120	7.6		82,041	14.6%	$1,203,896	9.9%
2026	19	85,398	15.2	2,174,188	17.8		167,439	29.7%	$3,378,084	27.7%
2027	21	51,412	9.1	1,995,383	16.3		218,851	38.9%	$5,373,466	44.0%
2028	10	35,387	6.3	1,200,161	9.8		254,238	45.2%	$6,573,627	53.8%
2029	11	46,170	8.2	1,636,947	13.4		300,408	53.4%	$8,210,574	67.2%
2030	12	67,560	12.0	1,656,918	13.6		367,968	65.4%	$9,867,492	80.8%
2031	6	18,128	3.2	530,683	4.3		386,096	68.6%	$10,398,175	85.2%
2032	0	0	0.0	0	0.0		386,096	68.6%	$10,398,175	85.2%
2033	3	24,008	4.3	135,000	1.1		410,104	72.8%	$10,533,175	86.3%
2034	3	9,880	1.8	385,217	3.2		419,984	74.6%	$10,918,392	89.4%
2035 & Beyond	5	143,057	25.4	1,291,701	10.6		563,041	100.0%	$12,210,093	100.0%
Total	118	563,041	100.0%	$12,210,093	100.0%
(1)	Information is based on the underwritten rent roll dated November 11, 2024 inclusive of rent steps totaling $118,067 through July 2025 and average rent through the Woodland Mall Whole Loan term for two investment-grade tenants totaling $20,997.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Woodland Mall Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM August 2024	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$9,987,657	$10,605,401	$11,263,905	$12,021,681	$12,071,029	$21.44	53.9%
Rent Steps(3)	0	0	0	0	139,064	0.25	0.6
Vacant Income	0	0	0	0	936,738	1.66	4.2
Utility Reimbursements	1,461,870	1,428,460	1,366,988	1,468,819	1,468,819	2.61	6.6
Expense Recoveries	5,019,202	4,822,809	4,736,665	4,832,824	4,790,089	8.51	21.4
Gross Potential Income	$16,468,729	$16,856,670	$17,367,558	$18,323,325	$19,405,739	$34.47	86.7%
Percent in Lieu(4)	2,083,442	2,201,573	1,745,089	1,198,494	1,360,906	2.42	6.1
Overage Rent	519,762	374,588	512,303	749,044	723,877	1.29	3.2
Specialty Leasing	1,001,405	1,035,641	1,018,101	898,218	898,218	1.60	4.0
Gross Potential Rent	$20,073,337	$20,468,472	$20,643,050	$21,169,080	$22,388,740	$39.76	100.0%
Other Income	948,062	763,681	956,578	1,040,540	1,040,540	1.85	4.6
(Vacancy/Credit Loss)	0	0	0	0	(997,788)	(1.77)	(4.5)
Effective Gross Income	$21,021,399	$21,232,152	$21,599,628	$22,209,620	$22,431,491	$39.84	100.2%
Real Estate Taxes	4,240,550	4,330,094	4,521,570	4,602,251	4,641,356	8.24	20.7
Insurance	321,466	353,763	398,949	411,622	351,424	0.62	1.6
Other Expenses	4,808,429	5,044,582	5,185,035	5,303,207	5,418,358	9.62	24.2
Total Expenses	$9,370,445	$9,728,439	$10,105,554	$10,317,080	$10,411,138	$18.49	46.4%
Net Operating Income	$11,650,954	$11,503,714	$11,494,074	$11,892,540	$12,020,353	$21.35	53.6%
Total TI/LC, Capex/RR	0	0	0	0	496,007	0.88	2.2
Net Cash Flow	$11,650,954	$11,503,714	$11,494,074	$11,892,540	$11,524,346	$20.47	51.4%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Base Rent based on the underwritten rent roll dated November 11, 2024.
(3)	Includes rent steps totaling $118,067 through July 2025 and average rent through the Woodland Mall Whole Loan term for two investment-grade tenants totaling $20,997.
(4)	Nine tenants totaling 68,235 square feet pay Percent in Lieu.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

The Market. The Woodland Mall Property is located in Kent County, Michigan, approximately 5.4 miles southeast of the city of Grand Rapids. According to the appraisal, the Woodland Mall Property is located along the region’s primary retail corridor, which is situated along 28th Street, and Beltline Avenue is considered to be the “main and main” of the region. Development along this corridor is dense, with minimal sites available for development, and very few large box vacancies located within this corridor. The Woodland Mall Property, and its neighbor, the Shops at Centerpoint power center, are the anchors to the neighborhood, and offer over 1.7 million square feet of retail in aggregate, excluding the ancillary outparcel retail and restaurants. Other uses in the neighborhood include offices and educational campuses, as well as several dense single and multi-family residential developments to the north. The largest employers in the Grand Rapids area are Spectrum Health Butterworth Hospital, Meijer, Inc. and Seaway Food Town, Inc. The Woodland Mall Property is located approximately 2.1 miles from the Gerald R. Ford International Airport, which is currently undergoing a $135 million expansion project that is expected to add 175,000 square feet to the terminal.

Within a 10-, 15- and 25-mile radius of the Woodland Mall Property, the 2023 average household income was approximately $96,489, $99,970 and $98,886, respectively; and within the same radii, the 2023 estimated population was 512,528, 681,379, and 929,379, respectively.

According to the appraisal, the Woodland Mall Property is situated in the Grand Rapids retail market. As of the second quarter of 2024, the market reported total inventory of approximately 67.0 million square feet with a 3.0% vacancy rate and average rents of $13.28 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Woodland Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0-1,000 SF Space	$130.00	7	2.5% annually	$25.00
1,001-2,500 SF Space	$44.00	7	2.5% annually	$25.00
2,501-5,000 SF Space	$30.00	7	2.5% annually	$25.00
Over 5,001 SF Space	$28.00	7	2.5% annually	$25.00
Jewelry Space	$145.00	7	2.5% annually	$25.00
Food Court Space	$115.00	7	2.5% annually	$25.00
Majors Space	$24.00	10	10.0% Mid-Term	$15.00
Theater Space	$18.00	10	10.0% Mid-Term	$15.00
Outparcel Restaurant Space	$25.00	10	2.5% annually	$25.00
Anchor Space	$8.00	10	10.0% Mid-Term	$10.00
(1)	Source: Appraisal.

The Borrowers. The borrowers are PR Woodland Limited Partnership and PR Woodland Anchor-S, LLC, each a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodland Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is PREIT Associates, L.P., a Delaware limited partnership headquartered in Philadelphia, Pennsylvania and a provider of real estate investment services. PREIT Associates, L.P. is a privately-held real estate investment company that acquires, leases, manages, develops and re-develops malls and retail centers.

Property Management. The Woodland Mall Property is managed by PREIT Services, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $1,197,863 for real estate taxes, (ii) $1,500,000 for general tenant improvements and leasing commissions and (iii) $460,074 for free rent and outstanding tenant improvements due to the tenant La Vie En Rose.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $399,288.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Woodland Mall Property is insured under a blanket policy. The Woodland Mall Property is currently insured under a blanket policy.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $13,001 for replacement reserves.

Rollover Reserve – On a monthly basis, the borrowers are required to escrow $28,334 for general tenant improvements and leasing commissions subject to a cap of $1,500,000 (the “TI/LC Cap”). Notwithstanding the foregoing, in the event the debt service coverage ratio (“DSCR”) is less than 1.60x based on the trailing 12 months, the monthly deposits into the TI/LC reserve will be increased to approximately $46,667 per month and the TI/LC Cap will be increased to $2,500,000. If an event of default under the Woodland Mall Whole Loan documents then exists, the TI/LC Cap will not apply and ongoing monthly deposits into the TI/LC reserve will be required.

Lockbox / Cash Management. The Woodland Mall Whole Loan is structured with a hard lockbox and springing cash management. The Woodland Mall Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Woodland Mall Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Woodland Mall Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Woodland Mall Whole Loan . To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Woodland Mall Whole Loan documents; (ii) commencing on or after May 19, 2025, the date on which the DSCR is less than 1.40x based on the trailing 12 months (a “DSCR Trigger Event”); or (iii) physical occupancy at the Woodland Mall Property falls below 80% for two consecutive calendar quarters.

A Woodland Mall Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.45x for one calendar quarter; or (c) clause (iii), physical occupancy of the Woodland Mall Property is at least 85% for two consecutive calendar quarters.

Notwithstanding the foregoing, solely in the event of Sweep Event Period triggered solely as the result of a DSCR Trigger Event, and so long as no Event of Default or other Sweep Event Period is then continuing, the borrower will have the option of posting with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit (as defined below), within ten business days of the occurrence of such DSCR Trigger Event (the “Trigger Suspension Deposit”). Upon the borrower’s depositing with the lender adequate funds to fulfill the Trigger Suspension Deposit, the Sweep Event Period triggered solely as a result of the DSCR Trigger Event will be suspended for a period of 12 months (the “Trigger Suspension Period”). Following the borrower’s timely posting of the Trigger Suspension Deposit, and so long as no event of default under the Woodland Mall Whole Loan or other Sweep Event Period is then continuing, the borrower will have the option of extending the existing Trigger Suspension Period for an additional 12 month period so long as within ten business days of the termination of the existing Trigger Suspension Period, the borrower posts with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit.

A “Trigger Event Deposit” means the amount which, when added to the annual debt service due under the Woodland Mall Whole Loan for the trailing 12 calendar months, results in the DCSR at the Woodland Mall Property (based on the trailing 12 calendar months, as calculated by the lender) being at least 1.40x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower is permitted to release certain parcels identified in the Woodland Mall Whole Loan documents from the collateral for the Woodland Mall Whole Loan (each, a “Release Parcel”). The releases are required to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 7 – Woodland Mall

be subject to the satisfaction of the lender’s customary release conditions, including, among other things: (i) no default or event of default is ongoing; (ii) the Release Parcel is sold to an unaffiliated third party; and (iii) the borrower is required to partially defease the Woodland Mall Whole Loan in the amount equal to the greatest of (a) 90% of the purchase price for the Release Parcel, (b) the amount that results in the DSCR and debt yield of the remainder of the Woodland Mall Property being no less than 1.90x and 14.4%, respectively, and (c) the amount that results in the unpaid principal balance of the Woodland Mall Whole Loan to the value of the remainder of the Woodland Mall Property being less than 125%, as determined by the lender in its sole discretion.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,970,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,970,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	3.6%	Net Rentable Area (SF):	913,033
Loan Purpose:	Acquisition	Location:	Auburn, WA
Borrower:	Seattle Outlet Associates LLC	Year Built / Renovated:	1995 / 2012
Borrower Sponsor:	LSG Enterprises LLC	Occupancy:	98.2%
Interest Rate:	7.33000%	Occupancy Date:	9/17/2024
Note Date:	11/18/2024	4th Most Recent NOI (As of):	$9,103,188 (12/31/2021)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$10,397,804 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,490,124 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$11,435,572 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$16,441,883
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$6,073,088
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,368,795
Additional Debt(1):	Yes	UW NCF:	$9,486,028
Additional Debt Balance(1):	$17,297,500	Appraised Value / Per SF:	$106,000,000 / $116
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/30/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$58
Taxes:	$348,608	$116,203	N/A	Maturity Date Loan / SF:	$58
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.3%
Replacement Reserves:	$0	$47,768	N/A	Maturity Date LTV:	50.3%
TI / LC:	$5,000,000	$95,108	N/A	UW NCF DSCR:	2.40x
Deferred Maintenance	$53,748	$0	N/A	UW NOI Debt Yield:	19.5%
Unfunded Obligations:	$1,120,046	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$53,267,500	59.0%	Purchase Price	$81,950,000	90.7%
Sponsor Equity	34,110,367	37.8	Upfront Reserves	6,522,402	7.2
Other Sources(4)	2,931,320	3.2	Closing Costs	1,836,785	2.0
Total Sources	$90,309,186	100.0%	Total Uses	$90,309,186	100.0%
(1)	The Outlet Collection Seattle Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $53,267,500 (“The Outlet Collection Seattle Whole Loan”). The Financial Information in the chart above reflects The Outlet Collection Seattle Whole Loan.
(2)	Defeasance of The Outlet Collection Seattle Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Outlet Collection Seattle Whole Loan to be securitized and (b) November 18, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C8 securitization trust in December 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Other Sources include prorations and credits in relation to the purchase of The Outlet Collection Seattle Property (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

The Loan. The eighth largest mortgage loan (“The Outlet Collection Seattle Mortgage Loan”) is part of The Outlet Collection Seattle Whole Loan and is secured by the borrower’s fee interest in a retail outlet center totaling 913,033 square feet located in Auburn, Washington (“The Outlet Collection Seattle Property”). The Outlet Collection Seattle Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $53,267,500. The Outlet Collection Seattle Whole Loan was originated on November 18, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 7.33000% per annum. The Outlet Collection Seattle Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of The Outlet Collection Seattle Whole Loan is December 6, 2029.

The Outlet Collection Seattle Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $35,970,000. The table below summarizes the promissory notes that comprise The Outlet Collection Seattle Whole Loan. The relationship between the holders of The Outlet Collection Seattle Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Outlet Collection Seattle Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2024-5C8 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,970,000	$35,970,000	BMO 2024-5C8	Yes
A-2(1)	$17,297,500	$17,297,500	CREFI	No
Whole Loan	$53,267,500	$53,267,500
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Outlet Collection Seattle Property is comprised of a 913,033 square foot retail outlet center located off of the State Route 87 and State Route 18 interchange in Auburn, Washington, approximately 27.2 miles south of Seattle. The Outlet Collection Seattle Property is located on an approximately 93.9-acre site and was built in 1995 and renovated in 2012. The Outlet Collection Seattle Property features 4,634 surface parking spaces resulting in a total parking ratio of approximately 5.1 spaces per 1,000 square feet. As of September 17, 2024, The Outlet Collection Seattle Property was 98.2% leased by 103 tenants at an average rent of $13.99 per square foot. Tenancy at The Outlet Collection Seattle Property features a mix of national and regional outlets and other tenants including Burlington Coat Factory, Fieldhouse USA, Best Buy, Dave and Buster’s, Nordstrom Rack, H&M, and Ashley Furniture. Tenancy also includes 31 temporary tenants which account for 162,314 square feet of net rentable area and $1,533,545 of underwritten rent. According to a third-party market report, The Outlet Collection Seattle Property had approximately 5.3 million visitors between June 1, 2023 and May 31, 2024.

Major Tenants. The three largest tenants based on underwritten base rent are Dave & Buster’s, Burlington Coat Factory and Fieldhouse USA.

Dave & Buster’s (45,218 square feet; 5.0% of NRA; 8.3% of underwritten base rent): Founded in 1982, Dave & Buster’s (NASDAQ: PLAY) is an American restaurant and entertainment business offering a full-service restaurant, full bar, and a video arcade. As of 2023, the company had a total of 156 locations in the United States as well as two in Puerto Rico and two in Canada. Dave & Buster’s has been a tenant at The Outlet Collection Seattle Property since December 2017 and has a current lease term through December 2032 with no renewal or termination options.

Burlington Coat Factory (86,316 square feet; 9.5% of NRA; 6.4% of underwritten base rent): Founded in 1972, Burlington Coat Factory (NYSE: BURL) is an American national off-price department store retailer, and a division of Burlington Coat Factory Warehouse Corporation with 1,000 stores in 40 states and Puerto Rico. Burlington Coat Factory has been a tenant at The Outlet Collection Seattle Property since August 1995 and has a current lease term through January 2026 with no renewal options. Burlington Coat Factory has the right to terminate its lease at any time upon twelve months’ prior written notice, without payment of a termination fee.

Fieldhouse USA (154,336 square feet; 16.9% of NRA; 6.0% of underwritten base rent): Fieldhouse USA is a community based multipurpose indoor facility that offers a variety of sporting activities with facilities specializing in leagues, events and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

tournaments. The space offers year-round league play in team sports such as basketball, soccer, volleyball, flag football, and futsal. Fieldhouse also provides programs for individuals such as performance training, all-sports camps, baseball/softball, birthday parties, boot camps, cheerleading, club volleyball, corporate events, dodgeball, skills training, taekwondo, and tumble. A portion of Fieldhouse USA’s space is subleased to Fitness Quest and Big Air Trampoline Park. Fieldhouse USA has been a tenant at The Outlet Collection Seattle Property since November 2020 and has a current lease term through December 2035 with two, five-year renewal options and no termination options remaining.

Appraisal. According to the appraisal, The Outlet Collection Seattle Whole Loan had an “as-is” appraised value of $106,000,000 as of August 30, 2024. The appraisal also concluded to an “as vacant land” value of $89,000,000, resulting in a loan to land value ratio of 59.9%. The table below shows the appraisal’s “as-is” conclusions.

The Outlet Collection Seattle(1)
Property	Value	Capitalization Rate
The Outlet Collection Seattle	$106,000,000	8.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated July 9, 2024, there is a recognized environmental condition at The Outlet Collection Seattle Property related to a contaminant plume located beneath The Outlet Collection Seattle Property and a business environmental risk relating to the location of The Outlet Collection Seattle within the Tacoma Smelter Plume Superfund site. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of The Outlet Collection Seattle Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current (2)
92.3%	78.2%	85.5%	92.1%	94.3%	98.2%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated September 17, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

The following table presents certain information relating to the largest tenants based on underwritten base rent at The Outlet Collection Seattle Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date	Tenant Sales per SF(4)	Occupancy Cost
Dave and Buster's	NR/NR/NR	45,218	5.0%	$23.15	$1,046,650	8.3%	12/31/2032	$271	8.6%
Burlington Coat Factory(5)	Ba1/BB+/NR	86,316	9.5	$9.25	798,414	6.4	1/31/2026	$234	4.0%
Fieldhouse USA(6)	NR/NR/NR	154,336	16.9	$4.86	750,000	6.0	12/31/2035	$6	88.3%
Nordstrom Rack	Ba2/BB+/BB	45,025	4.9	$9.00	405,225	3.2	8/31/2025	$225	4.0%
Best Buy	A3/BBB+/NR	50,020	5.5	$8.00	400,160	3.2	3/31/2028	NAV	NAV
Ashley Homestore	NR/NR/NR	30,806	3.4	$10.00	308,060	2.5	9/30/2026	NAV	NAV
Finish Line JD (JD Sports)	NR/NR/NR	5,976	0.7	$51.20	305,971	2.4	2/28/2029	$685	7.5%
Nike Factory Store	A1/AA-/NR	13,500	1.5	$22.00	297,000	2.4	1/31/2029	$1,330	1.7%
American Eagle Outfitters	NR/NR/NR	6,544	0.7	$38.00	248,672	2.0	6/30/2027	$317	12.0%
Ulta	NR/NR/NR	10,015	1.1	$24.10	241,362	1.9	5/31/2028	$596	4.0%
Total Major Tenants		447,756	49.0%	$10.72	$4,801,514	38.3%
Non-Major Tenants		286,516	31.4	$21.68	6,211,024	49.5
Temporary Tenants		162,314	17.8	$9.45%	$1,533,545	12.2%
Total Occupied		896,586	98.2%	$13.99	$12,546,082	100.0%
Vacant Space		16,447	1.8%
Totals/ Wtd. Avg.		913,033	100.0%
(1)	Based on the underwritten rent roll dated September 17, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps of $99,314 through September 1, 2025.
(4)	Tenant Sales per SF are based on the TTM period ending June 2024 provided by the borrower.
(5)	Burlington Coat Factory has the right to terminate its lease at any time upon twelve months’ prior written notice, without payment of a termination fee.
(6)	Fieldhouse USA subleases a portion of its space to Fitness Quest and Big Air Trampoline Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

The following table presents certain information relating to tenant lease expirations at The Outlet Collection Seattle Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	16,447	1.8%	NAP	NA	P	16,447	1.8%	NAP	NAP
Other(4)	31	162,314	17.8	$1,533,545	12.2%		178,761	19.6%	$1,533,545	12.2%
2024 & MTM(5)	3	5,480	0.6	246,753	2.0		184,241	20.2%	$1,780,298	14.2%
2025	13	85,642	9.4	1,445,723	11.5		269,883	29.6%	$3,226,021	25.7%
2026	19	199,595	21.9	2,745,713	21.9		469,478	51.4%	$5,971,734	47.6%
2027	7	38,585	4.2	797,477	6.4		508,063	55.6%	$6,769,211	54.0%
2028	15	89,545	9.8	1,826,608	14.6		597,608	65.5%	$8,595,819	68.5%
2029	9	90,063	9.9	1,454,378	11.6		687,671	75.3%	$10,050,197	80.1%
2030	1	6,864	0.8	185,328	1.5		694,535	76.1%	$10,235,525	81.6%
2031	1	8,356	0.9	67,516	0.5		702,891	77.0%	$10,303,042	82.1%
2032	3	47,498	5.2	1,154,710	9.2		750,389	82.2%	$11,457,752	91.3%
2033	2	8,008	0.9	272,811	2.2		758,397	83.1%	$11,730,562	93.5%
2034	1	300	0.0	65,520	0.5		758,697	83.1%	$11,796,082	94.0%
2035 & Beyond	1	154,336	16.9	750,000	6.0		913,033	100.0%	$12,546,082	100.0%
Total	106	913,033	100.0%	$12,546,082	100.0%
(1)	Based on the underwritten rent roll dated September 17, 2024.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps of $99,314 through September 1, 2025.
(4)	Other represents space for temporary tenants which are on leases expiring from December 2024 to July 2027.
(5)	2024 & MTM includes a lease to Claire’s that expired 7/31/2024 to which 1,206 SF of NRA and $118,008 of UW Base Rent is attributable as well as a lease to Journeys that expired 8/31/2024 to which 2,567 SF of NRA and $68,744 of UW Base Rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

The following table presents certain information relating to operating history and underwritten cash flows at The Outlet Collection Seattle Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM Sep 2024	Underwritten	Per Square Foot	%(1)
In Place Rent	$9,046,784	$7,451,763	$8,162,430	$8,279,973	$9,563,651	$10,665,617	$10,913,223	$11.95	78.7%
Commercial Rent Steps(2)	0	0	0	0	0	0	99,314	0.11	0.7
Potential Income from Vacant Space	0	0	0	0	0	0	443,294	0.49	3.2
Gross Potential Rent	$9,046,784	$7,451,763	$8,162,430	$8,279,973	$9,563,651	$10,665,617	$11,455,831	$12.55	82.6%
Total Reimbursements	3,884,882	3,444,829	2,535,466	2,805,647	2,640,148	2,571,143	2,410,765	2.64	17.4
Total Gross Income	$12,931,666	$10,896,592	$10,697,896	$11,085,620	$12,203,799	$13,236,760	$13,866,596	$15.19	100.0%
Other Income(3)	1,576,069	1,192,931	1,872,694	2,509,739	2,374,475	2,602,029	2,602,029	2.85	15.8
(Vacancy/Credit Loss)	0	0	0	0	0	0	(1,386,660)	(1.52)	(8.4)
Percentage Rent	1,266,948	1,549,477	2,434,305	2,585,437	1,688,317	1,613,302	1,359,918	1.49	8.3
Effective Gross Income	$15,774,683	$13,639,000	$15,004,895	$16,180,797	$16,266,591	$17,452,091	$16,441,883	$18.01	100.0%
Management Fee	473,241	409,170	450,147	485,424	487,998	523,563	493,256	0.54	3.0
Real Estate Taxes	1,409,094	1,591,417	1,604,717	1,493,382	1,198,885	1,359,370	1,399,390	1.53	8.5
Insurance	201,174	201,414	270,759	216,115	341,475	363,986	410,842	0.45	2.5
Other Expenses(4)	3,537,325	3,100,174	3,576,084	3,588,072	3,748,110	3,769,600	3,769,600	4.13	22.9
Total Expenses	$5,620,834	$5,302,175	$5,901,707	$5,782,993	$5,776,467	$6,016,519	$6,073,088	$6.65	36.9%
Net Operating Income	$10,153,850	$8,336,825	$9,103,188	$10,397,804	$10,490,124	$11,435,572	$10,368,795	$11.36	63.1%
Replacement Reserves	0	0	0	0	0	0	573,214	0.63	3.5
TI/LC	0	0	0	0	0	0	309,554	0.34	1.9
Net Cash Flow	$10,153,850	$8,336,825	$9,103,188	$10,397,804	$10,490,124	$11,435,572	$9,486,028	$10.39	57.7%
(1)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Contractual Rent Steps includes contractual rent steps of $99,314 through September 1, 2025.
(3)	Other Income includes the base rent of specialty and temporary tenants, other temporary tenant income (storage, shows, events, displays, cart, utilities, kiosk, vending, etc.), non-tenant marketing revenue, and other miscellaneous sources of other income. Revenue attributable to temporary tenants totals $1,533,545.
(4)	Other Expenses consist of CAM and repairs and maintenance expenses.

The Market. The Outlet Collection Seattle Property is located at 1101 Outlet Collection Way Southwest in Auburn, Washington and is part of the Seattle-Tacoma-Bellevue, WA metropolitan statistical area (“Seattle MSA”). The Outlet Collection Seattle Property is located approximately 27.2 miles south of Seattle with primary access provided by State Route 18 and State Route 167, which provide linkage to the surrounding area. The Seattle MSA is located in western Washington and as of the 2020 U.S. census had a population of 4,018,762. The MSA has a diverse economic foundation with a large concentration of technological and service-based industries.

According to the appraisal, The Outlet Collection Seattle Property is located in the Federal Way/Auburn retail submarket of the Seattle MSA. As of December 31, 2023, the Federal Way/Auburn retail submarket had a total inventory of 10,641,711 square feet with 20,200 square feet under construction, a vacancy rate of 3.0% and an average asking rent of $21.30 per square foot.

According to the appraisal, the 2023 total population within a one-, three- and five-mile radius is 2,753, 79,506 and 214,001, respectively. Furthermore, the 2023 average household income within the same radius is $112,787, $105,076 and $113,607, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

The following table presents certain information relating to comparable sales for The Outlet Collection Seattle Property:

Summary of Comparable Sales(1)
Property Name / Address	Sale Date	Sale Price	Square Feet	Price per SF
The Outlet Collection Seattle 1101 Outlet Collection Way Southwest Auburn, WA 98001	Jun-24	$82,000,000	914,310 SF	$89.69
Bellis Fair Mall 1 Bellis Fair Parkway Bellingham, WA 98226	Nov-22	$47,500,000	530,376 SF	$89.56
Orland Park Place 151st Street & Lagrange Road Orland Park, IL 60462	Mar-24	$74,600,000	649,668 SF	$114.83
Clifton Park Center Mall 22 Clifton Country Road Clifton Park, NY 12065	Mar-23	$55,000,000	660,000 SF	$83.33
Tropicana Centre LV 3055 E. Tropicana Avenue Las Vegas, NV 89121	Nov-22	$72,500,000	586,087 SF	$123.70
Shops at CenterPoint 3665 28th Street Southeast Grand Rapids, MI 49512	Jul-22	$63,000,000	537,948 SF	$117.11
(1)	Source: Appraisal.

The Borrower. The borrower is Seattle Outlet Associates LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Outlet Collection Seattle Whole Loan.

The Borrower Sponsor. The borrower sponsor is LSG Enterprises LLC, an affiliate of Lightstone Group (“Lightstone Group”) and the non-recourse carveout guarantors are LSG Enterprises LLC and Converge Holdings LLC. The Lightstone Group is a diversified privately held real estate company headquartered in New York City. The Lightstone Group manages approximately 11.7 million square feet of commercial space and is active in 26 states across the country, developing, managing and investing in all sectors of the real estate market including residential, hospitality, commercial and retail. Converge Holdings LLC is an affiliate of the principal of the Lightstone Group and the owner of the grantor of two trusts, each of which has a life insurance company as beneficiary, and which trusts together indirectly own approximately 32% of the borrower.

Property Management. The Outlet Collection Seattle Property is managed by (i) Lightstone Commercial Management Limited Liability Company, a borrower affiliated management company and (ii) Spinoso Management Group, LLC, a third party manager, as sub-manager.

Escrows and Reserves. At origination of The Outlet Collection Seattle Whole Loan, the borrower deposited approximately (i) $53,748 into an immediate repairs fund, (ii) $348,608 into a real estate tax reserve fund, (iii) $5,000,000 into a leasing reserve account for future approved leasing commissions, tenant improvements and tenant allowances and other leasing expenses (“Approved Leasing Costs”), and (iv) $1,120,046 into an unfunded obligations reserve for tenant improvements, leasing commissions, free rent and gap rent obligations owed to tenants as of the origination date, and prepaid rent.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve, 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $116,203).

Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to maintain a separate policy, on a monthly basis, the borrower is required to deposit into an insurance reserve 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $47,768 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – The Outlet Collection Seattle

Leasing Reserve – On a monthly basis, the borrower is required to deposit approximately $95,108 into the leasing reserve account.

Holdback Account – In connection with the acquisition of The Outlet Collection Seattle Property, $2,460,000 of the purchase price was held with the related title company to backstop the property seller’s representations, indemnity obligations and other obligations under an escrow and holdback agreement entered into in connection with the related purchase and sale agreement. In the event that the borrower is paid any sum pursuant to the related escrow and holdback agreement (the applicable item related to such payment, a “Holdback Item”), the borrower is required to deposit such sum into a holdback account. Provided no event of default is continuing, the lender is required to disburse sums on deposit in the Holdback Account upon its receipt of evidence that the applicable Holdback Item has been paid in full or otherwise resolved to the lender’s reasonable satisfaction.

Lockbox / Cash Management. The Outlet Collection Seattle Whole Loan is structured with a hard lockbox and springing cash management. The Outlet Collection Seattle Whole Loan documents require the borrower to send a notice to all tenants at The Outlet Collection Seattle Property within ten business days after the origination date, directing them to remit all payments under their respective leases directly to the lender-controlled lockbox account. The borrower is required to cause all revenue received by the borrower or the property manager from The Outlet Collection Seattle Property to be immediately deposited into such lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole discretion) to deliver a restricted account notice, in which case, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The Outlet Collection Seattle Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Outlet Collection Seattle Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Outlet Collection Seattle Whole Loan; provided that during a Specified Tenant Trigger Period such funds are required to be disbursed to the borrower to cover Approved Leasing Costs for the applicable Specified Tenant space, in the same manner, and subject to the same requirements, as funds in the leasing reserve (the “Leasing Cost Disbursement Mechanism”), and during any other Trigger Period are required to be disbursed to the borrower to cover Approved Leasing Costs in accordance with the Leasing Cost Disbursement Mechanism. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower, except if needed to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) and/or to satisfy the ST Cap Condition (as defined below); provided that any such retained funds may be released upon satisfaction of certain stabilization conditions. Upon an event of default under The Outlet Collection Seattle Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Outlet Collection Seattle Whole Loan documents, (ii) the debt yield falling below 13.75%, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt yield is equal to or greater than 14.25% for one calendar quarter and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan agreement.

A “Specified Tenant” means, as applicable, (i) any person or entity that (together with its affiliates) (A) leases (in the aggregate) 11.5% or more of the total square footage of The Outlet Collection Seattle Property and/or (B) whose leases (in the aggregate) account for 11.5% or more of the total gross revenue for The Outlet Collection Seattle Property and (ii) any guarantor(s) of the applicable related leases. Notwithstanding the foregoing, in no event will the tenant Auburn Fieldhouse LLC (dba Fieldhouse USA) be deemed a Specified Tenant so long as its rent payable and space leased do not materially increase from those as of the origination date.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) other than in connection with a Permitted Dark Event (as defined below), Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to renew or extend its lease for at least five years on or prior to the earlier of the renewal notice period under the applicable lease and 12 months prior to expiration, and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing all or substantially all of the Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of The Outlet Collection Seattle Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each lease having commenced and a rent commencement date having been established, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) has been satisfied in connection therewith or (3) solely with respect to a Specified Tenant Trigger Period contemplated in clause (A) (iii) of this definition, the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space.

A “Permitted Dark Event” will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or a portion of its leased premises so long as one or more of the following conditions is satisfied: (i) the discontinuation is effectuated to comply with governmental restrictions on the use or occupancy of The Outlet Collection Seattle Property as a result of or in connection with the COVID-19 pandemic or other pandemic or epidemic and the tenant resumes operations in its leased premises within 90 days after such restrictions are lifted, (ii) the discontinuation is related to ongoing standard and customary upgrades or renovations by the tenant in accordance with its lease, the tenant is pursuing the applicable upgrades or renovations in a good faith diligent manner, and the applicable closure is not anticipated to and does not actually last for more than 90 days, (iii) the discontinuation is in connection with an ongoing restoration of The Outlet Collection Seattle Property in accordance with the loan agreement and the tenant resumes operations in its leased premises within 90 days after the restoration is complete, (iv) the tenant (or any parent entity thereof that has guaranteed all of the tenant’s lease obligations) maintains an investment-grade rating, or (v) portions of the leased premises are not being utilized due to the tenant’s implementation of a “hybrid work” program (whereby tenants are required to work physically in the workplace on most business days but are permitted to otherwise work remotely) so long as (x) a majority of the tenant’s leased premises remain available and functional for the use contemplated by the tenant’s lease if and to the extent on any given day employees elect to utilize such space for work and (y) onsite staff remain in place during normal business hours to implement and provide standard and customary services.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) with regard to any Specified Tenant Trigger Period commenced in connection with clause (A)(i) of the definition of “Specified Tenant Trigger Period,” the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such lease occurs for a period of three consecutive months following such cure, (ii) with regard to any Specified Tenant Trigger Period commenced in connection with clause (A)(ii) or (A)(iii) of the definition of “Specified Tenant Trigger Period,” the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and, unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (A)(vii) of the definition of “Specified Tenant Trigger Period,” the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and of the loan agreement for at least five years and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means (a) with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space (as contemplated by clause (B)(2) of the definition of “Specified Tenant Trigger Period”), sufficient funds have been accumulated in the excess cash flow account (during the continuance of the Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with such re-tenanting, which the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 8 – The Outlet Collection Seattle

borrower (as opposed to the tenant) is required to pay pursuant to the applicable lease, and (b) with respect to curing any Specified Tenant Trigger Period by renewal/extension of any Specified Tenant lease (as contemplated by clause (iv) of the definition of “Specified Tenant Cure Conditions”), sufficient funds have been accumulated in the excess cash flow account (during the continuance of the Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such renewal/extension, which the borrower (as opposed to the tenant) is required to pay pursuant to the applicable lease.

“ST Cap Condition” means that the amount in the excess cash flow account (without duplication of any amounts then on deposit to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than (x) $25.00, multiplied by (y) the number of leasable square feet demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period shall have occurred.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. At any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Outlet Collection Seattle Whole Loan to be securitized and (b) November 18, 2028, the borrower is permitted to obtain the release of a release parcel identified in the loan agreement (and on which the premises leased by Discount Collection Depot as of the origination date are located) (the “Release Parcel”) upon defeasance (or, at the borrower’s option, on or after the open prepayment date, prepayment) of an amount equal to the greater of (a) 120% of the allocated loan amount of the Release Parcel (which allocated loan amount is $3,336,000) and (b) 90% of the net sales proceeds of the Release Parcel, and satisfaction of the following conditions, among others: (i) after giving effect to the partial release, the debt service coverage ratio of the remaining property must be greater than the greater of the debt service coverage ratio immediately prior to the partial release and 2.40x, (ii) after giving effect to the partial release, the debt yield of the remaining property must be greater than the greater of the debt yield immediately prior to the partial release and 17.8%, (iii) after giving effect to the partial release, the loan-to-value ratio of the remaining property must be no greater than the lesser of the loan-to-value ratio immediately prior to the partial release and 65%, (iv) the Release Parcel is conveyed to a person or entity that is not affiliated with the borrower, (v) separate zoning and tax lots and compliance with legal requirements, (vi) restrictive covenants are entered into including, but not limited to, anti-poaching covenants, and (vii) satisfaction of REMIC related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,500,000	Title:	Fee
Cut-off Date Principal Balance:	$35,500,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.6%	Net Rentable Area (SF):	294,417
Loan Purpose:	Refinance	Location:	Wilmington, DE
Borrower:	Jemal’s 222 Delaware L.L.C.	Year Built / Renovated:	1987 / 2023
Borrower Sponsor:	Norman Jemal	Occupancy:	84.5%
Interest Rate:	7.38000%	Occupancy Date:	11/1/2024
Note Date:	11/5/2024	4th Most Recent NOI (As of):	$1,356,875 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,053,961 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,005,492 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,967,471 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	83.7%
Amortization Type:	Interest Only	UW Revenues:	$7,896,600
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,865,359
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,031,241
Additional Debt:	No	UW NCF:	$4,647,990
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,800,000 / $186
Additional Debt Type:	N/A	Appraisal Date:	10/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$121
Taxes:	$178,034	$59,345	N/A	Maturity Date Loan / SF:	$121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.8%
Replacement Reserves:	$0	$4,907	N/A	Maturity Date LTV:	64.8%
TI/LC:	$850,000	$36,802	N/A	UW NCF DSCR:	1.75x
Other(1):	$2,853,934	Springing	N/A	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,500,000	90.7%	Loan Payoff	$33,221,113	84.9%
Borrower Sponsor Equity	3,623,109	9.3	Upfront Reserves	3,881,968	9.9
			Closing Costs	2,020,029	5.2
Total Sources	$39,123,109	100.0%	Total Uses	$39,123,109	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The ninth largest mortgage loan (the “222 Delaware Avenue Mortgage Loan”) is secured by the borrower’s fee interest in an 18-story office building and five-story parking garage located in Wilmington, Delaware featuring 294,417 square feet (the “222 Delaware Avenue Property”). The 222 Delaware Avenue Mortgage Loan has an original and outstanding principal balance as of the Cut-off Date of $35,500,000 and represents approximately 3.5% of the Initial Pool Balance. The 222 Delaware Avenue Mortgage Loan was originated on November 5, 2024 by Bank of Montreal and accrues interest at a fixed rate of 7.38000% per annum on an Actual/360 basis. The 222 Delaware Avenue Mortgage Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The 222 Delaware Avenue Mortgage Loan requires interest-only payments during the full term. The scheduled maturity date of the 222 Delaware Avenue Mortgage Loan is the payment date in November 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

The Property. The 222 Delaware Avenue Property is a Class A eighteen-story, 294,417 square foot multi-tenant office property including a parking garage that occupies the second through sixth floors. The 222 Delaware Avenue Property is located on the southeast corner of Delaware Avenue and North Tatnall Street with access to other major linkages such as Interstate 95, Route 202, and Chester Pike, in the Wilmington CBD submarket of Philadelphia, Pennsylvania. The 222 Delaware Avenue Property is situated on a 0.82-acre site and was built in 1987 and was most recently renovated in 2023. As of November 1, 2024, the 222 Delaware Avenue Property was 84.5% occupied by 29 office tenants, 3 storage tenants and two retail tenants. The 222 Delaware Avenue Property has 536 total parking spaces, resulting in a ratio of approximately 1.8 spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are PNC Bank, Wilson Sonsini Goodrich, and Barnes & Thornburg LLP.

PNC Bank (32,530 square feet; 11.0% of net rentable area; 14.4% of underwritten base rent). PNC Bank (“PNC”) was formed in 1983 in Pittsburgh, Pennsylvania after a merger between Pittsburgh National Corporation and Provident National Corporation. PNC is the 6th largest bank in the United States with over $430 billion in assets and 2,200 branches across 28 states. PNC provides services to individuals, small businesses, corporations, and government entities across its retail banking, asset management, and corporate and institutional banking groups. In 2023, PNC reported revenues of $21.5 billion.

Wilson Sonsini Goodrich (24,180 square feet; 8.2% of net rentable area; 10.1% of underwritten base rent). Wilson Sonsini Goodrich (“Wilson Sonsini”) is an American law firm founded in 1961 in Palo Alto, California. The firm’s practice areas include corporate, intellectual property, litigation, patents and innovations, regulatory, and technology transactions. Wilson Sonsini employs 775 legal professionals across the United States, Europe, and Asia. In the American Lawyer's 2024 Am Law 200 ranking, the firm placed 35th.

Barnes & Thornburg LLP (20,479 square feet; 7.0% of net rentable area; 8.8% of underwritten base rent). Barnes & Thornburg LLP was formed in 1982 in Indiana from a merger between Barnes, Hickam, Pantzer & Boyd and Thornburg, McGill, Deahl, Harman, Carey and Murray. Barnes & Thornburg LLP is a full-service law firm with practice areas including corporate, data security, environmental, insurance, intellectual property, IT, real estate, and tax. Barnes & Thornburg employs over 800 legal professionals in 23 locations across the country. Barnes & Thornburg LLP reported $691,019,000 in revenue in 2023.

Environmental. The Phase I environmental assessment of the 222 Delaware Avenue Property dated May 30, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical and current occupancy of the 222 Delaware Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
60.0%	70.0%	75.0%	84.5%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

The following table presents certain information relating to the top 10 tenants by underwritten base rent at the 222 Delaware Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
PNC Bank	NR/NR/NR	32,530	11.0%	$30.50	$992,165	14.4%	11/30/2030
Wilson Sonsini Goodrich(2)	NR/NR/NR	24,180	8.2	$28.68	693,482	10.1	3/31/2031
Barnes & Thornburg LLP	NR/NR/NR	20,479	7.0	$29.67	607,612	8.8	10/31/2033
Fish and Richardson PC	NR/NR/NR	19,386	6.6	$30.35	588,365	8.6	2/29/2028
Faegre Drinker Biddle & Reath	NR/NR/NR	18,891	6.4	$29.50	557,285	8.1	11/30/2035
Eckert Seamans	NR/NR/NR	18,461	6.3	$25.39	468,725	6.8	3/31/2028
Heyman Enerio	NR/NR/NR	13,918	4.7	$31.75	441,897	6.4	11/30/2037
Greenberg Traurig, LLP	NR/NR/NR	13,477	4.6	$28.25	380,725	5.5	5/31/2037
PoIsinelli PC	NR/NR/NR	9,921	3.4	$29.61	293,761	4.3	3/31/2028
Offit Kurman, P.A,	NR/NR/NR	7,822	2.7	$26.02	203,528	3.0	8/31/2027
Top 10 Tenant Occupied		179,065	60.8%	$29.19	$5,227,545	76.1%
Other Occupied		69,710	23.7	$23.54	1,641,091	23.9
Total Occupied		248,775	84.5%	$27.61	$6,868,636	100.0%
Vacant Space		45,642	15.5
Totals/ Wtd. Avg.		294,417	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2024, inclusive of rent steps through October 2025.
(2)	Wilson Sonsini Goodrich may terminate its lease at any time prior to September 30, 2028 by delivering at least 15 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the 222 Delaware Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	45,642	15.5%	NAP	NA	P	45,642	15.5%	NAP	NAP
2024 & MTM	2	4,972	1.7	$136,137	2.0%		50,614	17.2%	$136,137	2.0%
2025	3	10,178	3.5	194,626	2.8		60,792	20.6%	$330,763	4.8%
2026	6	8,285	2.8	169,186	2.5		69,077	23.5%	$499,950	7.3%
2027	4	20,394	6.9	578,441	8.4		89,471	30.4%	$1,078,390	15.7%
2028	6	54,554	18.5	1,556,649	22.7		144,025	48.9%	$2,635,039	38.4%
2029	5	12,523	4.3	316,066	4.6		156,548	53.2%	$2,951,105	43.0%
2030	3	35,222	12.0	1,076,317	15.7		191,770	65.1%	$4,027,422	58.6%
2031	2	24,180	8.2	695,882	10.1		215,950	73.3%	$4,723,304	68.8%
2032	1	4,519	1.5	137,784	2.0		220,469	74.9%	$4,861,089	70.8%
2033	1	20,479	7.0	607,612	8.8		240,948	81.8%	$5,468,700	79.6%
2034	1	1,987	0.7	20,029	0.3		242,935	82.5%	$5,488,729	79.9%
2035 & Beyond	4	51,482	17.5	1,379,906	20.1		294,417	100.0%	$6,868,636	100.0%
Total	38	294,417	100.0%	$6,868,636	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 222 Delaware Avenue Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM June 2024	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,235,022	$4,614,427	$5,401,235	$5,775,911	$8,169,449	$27.75	112.2%
Rent Steps	0	0	0	0	114,088	0.39	1.6
Reimbursement Income	486,842	376,190	471,237	476,364	381,926	1.30	5.2
Straight Line Rent	0	0	0	0	33,346	0.11	0.5
Gross Revenue	$4,721,864	$4,990,617	$5,872,472	$6,252,275	$8,698,810	$29.55	119.4%
Concessions	(498,367)	(457,752)	(693,648)	(116,453)	0	0.00	0.0
Vacancy	0	0	0	0	(1,414,902)	(4.81)	(19.4)
Net Rental Income	$4,223,497	$4,532,866	$5,178,824	$6,135,821	$7,283,908	$24.74	100.0%
Other Income	163,462	365,015	585,256	612,585	612,692	2.08	8.4
Effective Gross Income	$4,386,959	$4,897,881	$5,764,080	$6,748,406	$7,896,600	$26.82	108.4%
Management Fee	135,759	139,905	149,555	165,092	236,898	0.80	3.0
Real Estate Taxes	950,390	675,014	709,439	712,946	722,299	2.45	9.1
Insurance	79,832	111,765	142,161	149,098	152,363	0.52	1.9
Other Expenses(3)	1,864,103	1,917,236	1,757,434	1,753,799	1,753,799	5.96	22.2
Total Expenses	$3,030,084	$2,843,920	$2,758,588	$2,780,935	$2,865,359	$9.73	36.3%
Net Operating Income	$1,356,875	$2,053,961	$3,005,492	$3,967,471	$5,031,241	$17.09	63.7%
Total TI/LC, Capex/RR	0	0	0	0	383,251	1.30	4.9
Net Cash Flow	$1,356,875	$2,053,961	$3,005,492	$3,967,471	$4,647,990	$15.79	58.9%
(1)	Revenue-related figures are calculated as a % of Net Rental Income. All other line items are calculated as a % of Effective Gross Income.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated November 1, 2024, inclusive of rent steps through October 2025.
(3)	Other Expenses include utilities, janitorial, repairs and maintenance, security, general & administrative, and non-reimbursable expenses.

The Market. The 222 Delaware Avenue Property is located in Wilmington, Delaware, in the Philadelphia office market and the Wilmington CBD submarket. According to the appraisal, the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD area has a population of approximately 6.3 million people and a median annual household income of $89,278. Total employment in the metro area has been trending upward since 2020 with a 2.2% increase for 2023 and a total of approximately 3.1 million jobs in 2023.

According to the appraisal, over the past 10 years, the Philadelphia office market inventory increased 0.9% with a 39.1% increase in vacancy rate and a change in average asking rent (5.8% increase). As of the second quarter of 2024, the market maintained a vacancy rate of 10.7%, an asking rent of $26.87 per square foot, and had an overall inventory of approximately 334 million square feet with approximately 2.3 million square feet of new supply currently under construction.

The Wilmington CBD submarket has stabilized in recent years. According to the appraisal, submarket inventory has increased 1.6% with a 25.0% decrease in vacancy rate and an increase of 7.3% in average asking rent over the past five years. As of the second quarter of 2024, the Wilmington CBD submarket had approximately 14.5 million square feet in inventory with no square feet under construction, a vacancy rate of 10.3%, and an average asking rent of $26.86 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2024-5C8
No. 9 – 222 Delaware Avenue

The following table presents certain information relating to comparable office leases for the 222 Delaware Avenue Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
222 Delaware Avenue 222 Delaware Avenue Wilmington, DE	1987 / 2023	PNC Bank	Sep-19	5.0	Full Service Gross	32,530(2)	$30.50(2)
Star Building 123 S Justison St Wilmington, DE	2010 / NAP	Grant & Eisenhofer	Jun-24	15.5	Full Service Gross	6,568	$65.32
500 Delaware 500 Delaware Avenue Wilmington, DE	2006 / 2020	Quinn Emanuel	Jan-24	2.08	Full Service Gross	5,389	$36.00
500 Delaware 500 Delaware Avenue Wilmington, DE	2006 / 2020	VISA	Oct-23	5.0	Full Service Gross	8,454	$32.50
300 Delaware 300 Delaware Avenue Wilmington, DE	1970 / 2005	TD Bank	Apr-23	5.0	Full Service Gross	5,799	$28.45
Star Building 123 Justison St Wilmington, DE	2010 / NAP	Obermayer, Rebmann, Maxwell & Hippel	Mar-23	5.0	Full Service Gross	1,931	$31.00
1201 N Market 1201 North Market Street Wilmington, DE	1988 / NAP	Gelfand, Rennert & Feldman	Oct-22	5.25	Full Service Gross	3,183	$28.30
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2024.

The Borrower. The borrower is Jemal's 222 Delaware L.L.C., a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 222 Delaware Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Norman Jemal.

Property Management. The 222 Delaware Avenue Property is managed by CBRE, Inc., a non-affiliated commercial real estate services and investment firm.

Escrows and Reserves. At origination of the 222 Delaware Avenue Mortgage Loan, the borrower deposited approximately $178,034 for real estate taxes, $850,000 for approved leasing expenses, $1,270,734 for a work reserve related to the tenant Heyman Enerio (“Heyman”), $946,465 for outstanding TI/LC, $257,773 for a gap rent reserve related to the tenant Heyman, $220,948 for a free rent reserve related to the tenant Heyman and approximately $158,014 for leasing commissions reserves related to the tenant Heyman.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $59,345).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 222 Delaware Avenue Mortgage Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,907 for the payment or reimbursement of approved capital expenses.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $36,802 for approved leasing expenses.

Rent Replication and Outstanding TI/LC Reserve – On a monthly basis through and including the payment date occurring in March 2025, the borrower is required to escrow $179,384 for the purpose of creating a reserve for (x) the funding of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 222 Delaware Avenue

monies to replicate rents for leases that are subject to gap rent, free rent periods, rent abatements or rent reductions, and (y) to pay for outstanding approved leasing expenses.

Lockbox / Cash Management. The 222 Delaware Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the 222 Delaware Avenue Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 222 Delaware Avenue Property to be deposited into such lockbox within two business days of receipt. During the continuance of a Trigger Period (as defined below), provided that no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 222 Delaware Avenue Mortgage Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 222 Delaware Avenue Mortgage Loan, (ii) the debt service coverage ratio being less than 1.25x (tested on a quarterly basis), (iii) if the property manager is an affiliate of the borrower or the guarantor, a bankruptcy action of the property manager or (iv) the occurrence of Lease Sweep Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (C) clause (iii), the property manager is replaced with a lender approved, non-affiliated, replacement property manager and (D) clause (iv), the occurrence of a Lease Sweep Period Cure Event (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (i) 12 months prior to the then-current expiration date (including any exercised renewal term(s)) of a Lease Sweep Lease; and (ii) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or with respect to 50% or more of the applicable Lease Sweep Lease space at the 222 Delaware Avenue Property) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or with respect to 50% or more of the applicable Lease Sweep Lease space at the 222 Delaware Avenue Property); (c) the date that any tenant under a Lease Sweep Lease (i) discontinues its business (i.e., “goes dark”) in 50% or more of its Lease Sweep Lease space at the 222 Delaware Avenue Property for more than 90 days, or (ii) gives notice that it intends to discontinue its business in 50% or more of its Lease Sweep Lease space at the 222 Delaware Avenue Property for more than 90 days; provided, however, that a Lease Sweep Period shall not be triggered pursuant to this clause (c) for so long as the Lease Sweep Business Discontinuance Conditions (as defined below) are met with respect to such Lease Sweep Lease; (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of an insolvency proceeding with respect to any Lease Sweep Lease tenant.

A “Lease Sweep Period Cure Event” will commence with respect to the applicable event giving rise to the Lease Sweep Period upon the first to occur of the following with respect to such event: (A) in the case of clauses (i)(a), (i)(b) and (i)(c) above, (i) either (x) the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases, or (y) an amount of square footage not less than the amount of rentable square feet demised under the subject Lease Sweep Lease (or applicable portion thereof) (which space may consist of either (1) then-vacant space or (2) a combination of then-vacant space and a portion of the space demised under the subject Lease Sweep Lease), is leased pursuant to one or more accretive leases after the commencement of the subject Lease Sweep Period (it being acknowledged that a renewal of an existing lease at the 222 Delaware Avenue Property does not satisfy this clause (y)), and in either case of clause (x) or (y) above, in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account to cover all reasonably anticipated approved leasing expenses set forth in all such qualified leases and/or accretive leases, as applicable, and any shortfalls in required payments hereunder or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases and/or accretive leases, as applicable; (B) in the case of clause (i)(a) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in Lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account to cover all reasonably anticipated approved leasing expenses in connection with such renewal or extension; (C) in the case of clause (i)(c) above, the date on which the subject tenant has re-commenced operations at its Lease Sweep Lease space at the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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222 Delaware Avenue Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of two consecutive months; (D) in the case of clause (i)(c)(ii) above, the date on which the subject tenant has irrevocably revoked or rescinded any such notice; (E) in the case of clause (i)(d) above, the date on which the subject monetary or material non-monetary default has been cured, and no other monetary or material non-monetary default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure; (F) in the case of clause (i)(e) above, the applicable Lease Sweep Lease tenant insolvency proceeding has terminated and, unless such Lease Sweep Lease tenant insolvency proceeding is involuntary and it shall have terminated by reason of the discharge or dismissal thereof, the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, without modification of such Lease Sweep Lease or any guaranty thereof; and (G) in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d) and (i)(e) above, the date immediately following the occurrence of both (x) the debt service coverage ratio is at least 1.40x as reasonably determined by the lender and (y) the lease sweep reserve funds collected is equal to $55.00 per square foot of the applicable Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the PNC lease, (ii) the Wilson Sonsini lease, or (iii) any replacement lease of either of the foregoing that, either individually, or when taken together with any other Lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, which space is specifically identified in such lease (as opposed to a general right to lease additional space that becomes available in the 222 Delaware Avenue Property) covers 24,000 or more rentable square feet.

The “Lease Sweep Business Discontinuance Conditions” means the satisfaction of all of the following: (a) the applicable tenant under the Lease Sweep Lease is discontinuing its business in connection with the restoration of, or alterations to, the improvements (situated on the 222 Delaware Avenue Property) owned or leased by such tenant as a result of a casualty or planned alteration, which such restoration or alteration is anticipated to take in excess of 90 days, (b) such restoration or alterations, as applicable, are performed in accordance with the terms of the Lease Sweep Lease, (c) in the lender’s reasonable judgment, the applicable tenant has commenced and is diligently pursuing completion of such alterations or restoration, as applicable, (d) during the performance of the restoration, such Lease Sweep Lease remains in full force and effect and the tenant thereunder continues to pay full unabated contractual rent in accordance with the terms and provisions of the Lease Sweep Lease (or, to the extent that such tenant is discontinuing its business in connection with the restoration, lender is receiving the full amount of such tenant’s rent through the rental loss and/or business income interruption insurance required under the 222 Delaware Avenue Mortgage Loan documents, and (e) either such Lease Sweep Lease does not contain any termination right in connection with such casualty or the tenant thereunder has failed to timely exercise its termination right or has declined (in writing) to exercise such termination right, such that, in either case, such termination right is of no further force and effect.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Permitted Future Preferred Equity. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Wymore 360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Wymore 360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Wymore 360
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.3%	Net Rentable Area (Units)(1):	200
Loan Purpose:	Refinance	Location:	Altamonte Springs, FL
Borrower:	Wymore Property Owner, LLC	Year Built / Renovated:	1973 / 2024
Borrower Sponsor:	Joseph G. Lubeck	Occupancy:	93.0%
Interest Rate:	6.83900%	Occupancy Date:	10/1/2024
Note Date:	10/31/2024	4th Most Recent NOI (As of):	$1,748,792 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$1,672,735 (12/31/2022)
Interest-Only Period:	60 months	2nd Most Recent NOI (As of):	$2,586,357 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,967,454 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.1%
Amortization Type:	Interest Only	UW Revenues:	$4,188,207
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$1,020,695
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$3,167,511
Additional Debt:	No	UW NCF:	$3,117,511
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$46,500,000 / $232,500
Additional Debt Type:	NAP	Appraisal Date:	5/10/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$165,000
Taxes:	$280,783	$23,399	N/A	Maturity Date Loan / Unit:	$165,000
Insurance:	$81,811	$16,362	N/A	Cut-off Date LTV:	71.0%
Replacement Reserve:	$0	$4,167	N/A	Maturity Date LTV:	71.0%
Immediate Repairs Reserve:	$196,428	$0	N/A	UW NCF DSCR:	1.36x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	98.5%	Loan Payoff	$31,964,879	95.5%
Equity Contribution	487,155	1.5	Closing Costs	963,254	2.9
			Reserves	559,022	1.7

Total Sources	$33,487,155	100.0%	Total Uses	$33,487,155	100.0%
(1)	The Wymore 360 Property (as defined below) consists of 200 multifamily units totaling 164,348 square feet.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The tenth largest mortgage loan (“The Wymore 360 Mortgage Loan”) is secured by the borrower’s fee simple interest in a garden-style multifamily property located in Altamonte Springs, Florida (“The Wymore 360 Property”). The Wymore 360 Mortgage Loan was originated on October 31, 2024 by DBR Investments Co. Limited. The Wymore 360 Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $33,000,000, has a five-year term, accrues interest at a rate of 6.83900% per annum on an Actual/360 basis and is interest only for the term of the loan. The scheduled maturity date of The Wymore 360 Mortgage Loan is November 6, 2029.

The Property. The Wymore 360 Property is a recently renovated garden-style multifamily property located in Altamonte Springs, Florida. The Wymore 360 Property consists of 27 buildings and the unit mix includes 8 studio units, 112 one-bedroom units, 41 two-bedroom units, and 39 three-bedroom units. Unit amenities include air-conditioners, dishwashers, garbage disposal, stainless steel appliances, carpet and vinyl flooring, walk-in closets, and patios/balconies. The Wymore 360 Property features a business center, club house, dog park, laundry facility, on-site maintenance, playground, two swimming pools, and guest parking. Parking is provided via 378 surface parking spaces resulting in a parking ratio of approximately 1.89 spaces per unit. As of the October 1, 2024 rent roll, The Wymore 360 Property was 93.0% occupied on a per unit basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Wymore 360

The following table presents certain information with respect to the unit mix of The Wymore 360 Property:

The Wymore 360 Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units(2)	% of Units Occupied	Average Unit Size (SF)(1)	Avg. Monthly Rental Rate(2)	Monthly Rental Rate per SF
Studio	8	4.0%	8	100.0%	495	$1,339	$2.71
1BR/1BA	112	56.0	103	92.0	653	$1,497	$2.29
2BR/1BA	20	10.0	18	90.0	858	$1,737	$2.02
2BR/2BA	21	10.5	20	95.2	1,050	$1,860	$1.77
3BR/2BA	31	15.5	29	93.5	1,150	$2,055	$1.79
3BR/1.5BA	8	4.0	8	100.0	1,553	$2,269	$1.46
Total/Wtd. Avg.	200	100.0%	186	93.0%	822	$1,673	$2.03
(1)	Based on the rent roll dated October 1, 2024.
(2)	Avg. Monthly Rental Rate is calculated using the in-place rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated June 5, 2024, there is no evidence of any recognized environmental conditions at The Wymore 360 Property.

Appraisal. According to the appraisal, The Wymore 360 Property had an “as-is” appraised value of $46,500,000 as of May 10, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$46,500,000	6.00%
(1)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of The Wymore 360 Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
93.0%	93.0%	93.0%	93.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 1, 2024.

The Market. The Wymore 360 Property is located in Altamonte Springs, Florida within Seminole County. The Wymore 360 Property’s neighborhood consists primarily of residential land uses. Primary access to the area is provided by Interstate-4, which is located 0.25 miles from The Wymore 360 Property. The nearest major commercial corridors to the subject are W State Road 436 and Wymore Road, which provide retail and entertainment services. According to the appraisal, development activity in the area has been moderate over the past three years.

According to the appraisal, The Wymore 360 Property is located within the Orlando multifamily market. As of the fourth quarter of 2023, the Orlando Multifamily Market contained 211,770 units, with a occupancy rate of 89.35%. As of the fourth quarter of 2023, the Orlando Multifamily Market reported an effective rent of $1,750 per unit, which is a 3.01% decline year over year. During the last quarter of 2023, there were 3,665 units completed and there was a negative net absorption of 1,470 units within the Orlando Multifamily Market. According to the appraisal, The Wymore 360 Property is located within the North Orlando multifamily submarket, the largest multifamily submarket within Orlando. As of the fourth quarter of 2023, the North Orlando multifamily submarket contained 37,846 units, with a occupancy rate of 89.7%. As of the fourth quarter of 2023, the North Orlando multifamily submarket reported an effective rent of $1,684 per unit. As of the last quarter of 2023, there were 572 units completed with a negative net absorption of 432 units within the North Orlando multifamily submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily rental properties to The Wymore 360 Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Rent Range per SF	Rent Range per Unit
The Wymore 360 360 Wymore Road Altamonte Springs, FL(2)	1973 / 2024	93.0%(2)	200(2)	Studio, 1BR, 2BR, 3BR	$1.46 - $2.71(2)	$1,339 - $2,269(2)
Promenade at Uptown 375 Palm Springs Dr Altamonte Springs, FL	1972 / 2019	93.6%	185	Studio, 1BR, 2BR, 3BR	$1.50 - $2.64	$1,261 - $1,898
ARIUM Springs Colony 264 Springs Colony Cir Altamonte Springs, FL	1986 / 2022	94.0%	188	1BR, 2BR, 3BR	$1.39 - $2.05	$1,335 - $1,873
Arbors at Maitland Summit 8636 Villa Pt Orlando, FL	1998 / 2022	92.0%	663	1BR, 2BR, 3BR	$1.39 - $2.25	$1,455 $2,248
The Preserve at Spring Lake 895 Wymore Road Altamonte Springs, FL	1974 / 2022	96.9%	320	1BR, 2BR, 3BR, 4BR	$1.32 - $1.67	$1,200 - $2,450
Westmount at Winter Park 1701 Lee Road Winter Park, FL	1971 / 2019	90.5%	228	Studio, 1BR, 2BR, 3BR	$1.64 - $3.67	$1,499 - $1,997
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2024.

The following table presents certain information relating to the operating history and underwritten cash flow of The Wymore 360 Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,612,976	$3,090,720	$3,535,906	$3,734,901	$4,008,241	$20,041	100.0%
Vacancy	(102,872)	(372,060)	(412,849)	(181,898)	(274,993)	(1,375)	(6.9)
Bad Debt	(43,136)	(184,044)	(23,605)	(19,583)	(20,041)	(100)	(0.5)
Concessions	(36,144)	(16,088)	(27,092)	(8,999)	0	0	0.0
Net Rental Income	$2,430,824	$2,518,527	$3,072,360	$3,524,421	$3,713,207	$18,566	92.6%
Utility Reimbursement	196,840	225,810	248,997	250,884	265,000	1,325	6.6
General Other Income	210,422	105,478	206,883	179,182	210,000	1,050	5.2
Effective Gross Income	$2,838,087	$2,849,815	$3,528,239	$3,954,487	$4,188,207	$20,941	104.5%
Total Expenses	$1,089,295	$1,177,081	$941,882	$987,033	$1,020,695	$5,103	24.4%
Net Operating Income	$1,748,792	$1,672,735	$2,586,357	$2,967,454	$3,167,511	$15,838	75.6%
Capital Reserve	0	0	0	0	50,000	250	1.2
Net Cash Flow	$1,748,792	$1,672,735	$2,586,357	$2,967,454	$3,117,511	$15,588	74.4%
(1)	TTM column represents the trailing 12 months ending June 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Wymore 360

The Borrower. The borrower is Wymore Property Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Wymore 360 Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is Joseph G. Lubeck. Mr. Lubeck was the original founder of Landmark Apartment Trust, which sold its portfolio in 2015 for $1.9 billion. Mr. Lubeck and his partners returned to the private sector in 2015 to begin a new portfolio build under the American Landmark brand. Mr. Lubeck currently serves as the CEO of American Landmark.

Property Management. The Wymore 360 Mortgage Loan is managed by Vesteco Real Estate Management Services, LLC, a third party management company.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $280,783 for real estate taxes, (ii) approximately $196,428 for immediate repairs and (iii) approximately $81,811 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (initially, approximately $23,399).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages (initially, approximately $16,362); provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. There was no blanket policy in place at origination.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $4,167 for replacement reserves.

Lockbox / Cash Management. The Wymore 360 Mortgage Loan is structured with a soft lockbox and springing cash management. For so long as no Trigger Period (as defined below) is continuing and has not otherwise been cured, all sums deposited into the clearing account will be transferred into the borrower’s operating account on a daily basis. Following a Trigger Period and so long as such Trigger Period is continuing and has not been cured, any transfers to the borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under The Wymore 360 Mortgage Loan documents (including, without limitation, taxes and insurance (unless The Wymore 360 Property is insured under a “blanket” policy acceptable to the lender), debt service and required reserves) and approved property operating expenses (including all approved budgeted property operating expenses) and approved capital expenditures, with any excess funds (the “Excess Funds”) being deposited.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under The Wymore 360 Mortgage Loan documents; (ii) a Low DSCR Period (as defined below) or (iii) if the property manager is an affiliate of the borrower or guarantor and such property manager is bankrupt or insolvent.

A “Low DSCR Period” will (I) commence if, from and after the monthly payment date occurring in December 2025, the debt service coverage ratio is less than 1.15x as of any calculation date, and (II) end if The Wymore 360 Property has achieved a Debt Service Coverage Ratio of at least 1.20x for two consecutive calculation dates, as determined by lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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